Exhibit 99



===========================================================================





                            AMENDED AND RESTATED
                        AGREEMENT AND PLAN OF MERGER


                                by and among


                           THE ACTAVA GROUP INC.,


                        ORION PICTURES CORPORATION,


                        MCEG STERLING INCORPORATED,


             METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC.,








                              OPC MERGER CORP.

                                    and

                             MITI MERGER CORP.






                           ______________________

                             September 27, 1995
                           ______________________







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







                             TABLE OF CONTENTS


                                                                       Page
                                                                       ----

ARTICLE 1   THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.1    The Mergers . . . . . . . . . . . . . . . . . . . . . . . . . 2
            1.1.1  The Orion Merger . . . . . . . . . . . . . . . . . . . 2
            1.1.2  The Sterling Merger  . . . . . . . . . . . . . . . . . 2
            1.1.3  The MITI Merger  . . . . . . . . . . . . . . . . . . . 2
     1.2    Effective Time  . . . . . . . . . . . . . . . . . . . . . . . 3
            1.2.1  The Orion Merger . . . . . . . . . . . . . . . . . . . 3
            1.2.2  The Sterling Merger  . . . . . . . . . . . . . . . . . 3
            1.2.3  The MITI Merger  . . . . . . . . . . . . . . . . . . . 3
     1.3    Certificates of Incorporation . . . . . . . . . . . . . . . . 4
            1.3.1  The Orion Merger . . . . . . . . . . . . . . . . . . . 4
            1.3.2  The Sterling Merger  . . . . . . . . . . . . . . . . . 4
            1.3.3  The MITI Merger  . . . . . . . . . . . . . . . . . . . 5
     1.4    By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            1.4.1  The Orion Merger . . . . . . . . . . . . . . . . . . . 5
            1.4.2  The Sterling Merger  . . . . . . . . . . . . . . . . . 5
            1.4.3  The MITI Merger  . . . . . . . . . . . . . . . . . . . 5
     1.5    Directors . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            1.5.1  The Orion Merger . . . . . . . . . . . . . . . . . . . 5
            1.5.2  The Sterling Merger  . . . . . . . . . . . . . . . . . 5
            1.5.3  The MITI Merger  . . . . . . . . . . . . . . . . . . . 6
     1.6    Meeting of Stockholders . . . . . . . . . . . . . . . . . . . 6
     1.7    Proxy Statement; Form S-4 . . . . . . . . . . . . . . . . . . 7
     1.8    Additional Actions  . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 2   CONVERSION OF SECURITIES  . . . . . . . . . . . . . . . . . . 8

     2.1    Actava Securities . . . . . . . . . . . . . . . . . . . . . . 8
     2.2    Conversion of Orion, Sterling and MITI Securities . . . . . . 8
            2.2.1  Orion Securities . . . . . . . . . . . . . . . . . . . 8
            2.2.2  Sterling Securities  . . . . . . . . . . . . . . . . . 9
            2.2.3  MITI Securities  . . . . . . . . . . . . . . . . . .  10
     2.3    Surrender and Exchange of Orion Common Stock,
            Sterling Common Stock and MITI Common Stock . . . . . . . .  11
     2.4    Fractional Shares . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 3   REPRESENTATIONS AND WARRANTIES
            OF ACTAVA . . . . . . . . . . . . . . . . . . . . . . . . .  13

     3.1    Organization and Good Standing  . . . . . . . . . . . . . .  13
     3.2    Capitalization  . . . . . . . . . . . . . . . . . . . . . .  13
     3.3    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  14
     3.4    Authorization; Binding Agreement  . . . . . . . . . . . . .  14
     3.5    Governmental Approvals  . . . . . . . . . . . . . . . . . .  15
     3.6    No Violations . . . . . . . . . . . . . . . . . . . . . . .  15

                                                                       Page
                                                                       ----

     3.7    Proxy Statement; Form S-4 . . . . . . . . . . . . . . . . .  16
     3.8    SEC Filings . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.9    Financial Statements  . . . . . . . . . . . . . . . . . . .  17
     3.10   Absence of Certain Changes or Events  . . . . . . . . . . .  18
     3.11   Compliance with Laws  . . . . . . . . . . . . . . . . . . .  19
     3.12   Permits . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     3.13   Finders and Investment Bankers  . . . . . . . . . . . . . .  19
     3.14   Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  19
     3.15   Employee Benefit Plans  . . . . . . . . . . . . . . . . . .  20
     3.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.17   Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  24
     3.18   Environmental Matters . . . . . . . . . . . . . . . . . . .  24
     3.19   Intellectual Property . . . . . . . . . . . . . . . . . . .  28
     3.20   Real Estate . . . . . . . . . . . . . . . . . . . . . . . .  29
     3.21   Records . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     3.22   Title to and Condition of Personal Property . . . . . . . .  30
     3.23   No Adverse Actions  . . . . . . . . . . . . . . . . . . . .  30
     3.24   Labor Matters . . . . . . . . . . . . . . . . . . . . . . .  31
     3.25   Investment Company Act  . . . . . . . . . . . . . . . . . .  32
     3.26   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  32
     3.27   Products  . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 3A  FURTHER REPRESENTATIONS AND
            WARRANTIES OF ACTAVA  . . . . . . . . . . . . . . . . . . .  33

ARTICLE 3B  REPRESENTATIONS AND WARRANTIES
            OF ACTAVA, OPC MERGERCO AND MITI MERGERCO . . . . . . . . .  33

     3B.1   Organization and Good Standing  . . . . . . . . . . . . . .  33
     3B.2   Capitalization  . . . . . . . . . . . . . . . . . . . . . .  34
     3B.3   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  34
     3B.4   Authorization; Binding Agreement  . . . . . . . . . . . . .  34
     3B.5   Governmental Approvals  . . . . . . . . . . . . . . . . . .  35
     3B.6   No Violations . . . . . . . . . . . . . . . . . . . . . . .  35
     3B.7   Conduct of Business . . . . . . . . . . . . . . . . . . . .  36
     3B.8   Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  36
     3B.9   Records . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF ORION . . . . . . . . . .  37

     4.1    Organization and Good Standing  . . . . . . . . . . . . . .  37
     4.2    Capitalization  . . . . . . . . . . . . . . . . . . . . . .  37
     4.3    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  38
     4.4    Authorization; Binding Agreement  . . . . . . . . . . . . .  38
     4.5    Governmental Approvals  . . . . . . . . . . . . . . . . . .  39
     4.6    No Violations . . . . . . . . . . . . . . . . . . . . . . .  39
     4.7    Proxy Statement; Form S-4 . . . . . . . . . . . . . . . . .  40
     4.8    SEC Filings . . . . . . . . . . . . . . . . . . . . . . . .  40
     4.9    Financial Statements  . . . . . . . . . . . . . . . . . . .  40

                                                                       Page
                                                                       ----

     4.10   Absence of Certain Changes or Events  . . . . . . . . . . .  41
     4.11   Compliance with Laws  . . . . . . . . . . . . . . . . . . .  42
     4.12   Permits . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     4.13   Finders and Investment Bankers  . . . . . . . . . . . . . .  42
     4.14   Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  43
     4.15   Employee Benefit Plans  . . . . . . . . . . . . . . . . . .  43
     4.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     4.17   Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  47
     4.18   Environmental Protection  . . . . . . . . . . . . . . . . .  48
     4.19   Intellectual Property . . . . . . . . . . . . . . . . . . .  49
     4.20   Real Estate . . . . . . . . . . . . . . . . . . . . . . . .  50
     4.21   Records . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     4.22   Title to and Condition of
            Personal Property . . . . . . . . . . . . . . . . . . . . .  51
     4.23   No Adverse Actions  . . . . . . . . . . . . . . . . . . . .  51
     4.24   Labor Matters . . . . . . . . . . . . . . . . . . . . . . .  52
     4.25   Investment Company Act  . . . . . . . . . . . . . . . . . .  53
     4.26   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  53
     4.27   Products  . . . . . . . . . . . . . . . . . . . . . . . . .  53
     4.28   MetProductions Indebtedness . . . . . . . . . . . . . . . .  54
     4.29   No Conflict . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 4A  FURTHER REPRESENTATIONS
            AND WARRANTIES OF ORION . . . . . . . . . . . . . . . . . .  54

ARTICLE 5   REPRESENTATIONS AND WARRANTIES
            OF STERLING . . . . . . . . . . . . . . . . . . . . . . . .  54

     5.1    Organization and Good Standing  . . . . . . . . . . . . . .  55
     5.2    Capitalization  . . . . . . . . . . . . . . . . . . . . . .  55
     5.3    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  56
     5.4    Authorization; Binding Agreement  . . . . . . . . . . . . .  56
     5.5    Governmental Approvals  . . . . . . . . . . . . . . . . . .  57
     5.6    No Violations . . . . . . . . . . . . . . . . . . . . . . .  57
     5.7    Proxy Statement; Form S-4 . . . . . . . . . . . . . . . . .  58
     5.8    SEC Filings . . . . . . . . . . . . . . . . . . . . . . . .  58
     5.9    Financial Statements  . . . . . . . . . . . . . . . . . . .  59
     5.10   Absence of Certain Changes or Events  . . . . . . . . . . .  59
     5.11   Compliance with Laws  . . . . . . . . . . . . . . . . . . .  60
     5.12   Permits . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     5.13   Finders and Investment Bankers  . . . . . . . . . . . . . .  61
     5.14   Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  61
     5.15   Employee Benefit Plans  . . . . . . . . . . . . . . . . . .  61
     5.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     5.17   Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  65
     5.18   Environmental Protection  . . . . . . . . . . . . . . . . .  66
     5.19   Intellectual Property . . . . . . . . . . . . . . . . . . .  68
     5.20   Real Estate . . . . . . . . . . . . . . . . . . . . . . . .  69
     5.21   Records . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                                       Page
                                                                       ----

     5.22   Title to and Condition of
            Personal Property . . . . . . . . . . . . . . . . . . . . .  69
     5.23    No Adverse Actions . . . . . . . . . . . . . . . . . . . .  70
     5.24    Labor Matters  . . . . . . . . . . . . . . . . . . . . . .  70
     5.25    Investment Company Act . . . . . . . . . . . . . . . . . .  71
     5.26    Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  71
     5.27    Products . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE 5A  FURTHER REPRESENTATIONS AND
            WARRANTIES OF STERLING  . . . . . . . . . . . . . . . . . .  72

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF MITI  . . . . . . . . . .  72

     6.1    Organization and Good Standing  . . . . . . . . . . . . . .  72
     6.2    Capitalization  . . . . . . . . . . . . . . . . . . . . . .  73
     6.3    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  74
     6.4    Authorization; Binding Agreement  . . . . . . . . . . . . .  74
     6.5    No Violations . . . . . . . . . . . . . . . . . . . . . . .  75
     6.6    Proxy Statement; Form S-4 . . . . . . . . . . . . . . . . .  76
     6.7    Governmental Approvals  . . . . . . . . . . . . . . . . . .  76
     6.8    Financial Statements  . . . . . . . . . . . . . . . . . . .  76
     6.9    Absence of Certain Changes or Events  . . . . . . . . . . .  77
     6.10   Compliance with Laws  . . . . . . . . . . . . . . . . . . .  78
     6.11   Permits . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     6.12   Finders and Investment Bankers  . . . . . . . . . . . . . .  78
     6.13   Employee Benefit Plans  . . . . . . . . . . . . . . . . . .  78
     6.14   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     6.15   Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  83
     6.16   Environmental Protection  . . . . . . . . . . . . . . . . .  83
     6.17   Intellectual Property . . . . . . . . . . . . . . . . . . .  85
     6.18   Real Estate . . . . . . . . . . . . . . . . . . . . . . . .  86
     6.19   Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  86
     6.20   Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  87
     6.21   Records . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     6.22   Title to and Condition of
            Personal Property . . . . . . . . . . . . . . . . . . . . .  87
     6.23   No Adverse Actions  . . . . . . . . . . . . . . . . . . . .  87
     6.24   Labor Matters . . . . . . . . . . . . . . . . . . . . . . .  88
     6.25   Investment Company Act  . . . . . . . . . . . . . . . . . .  89
     6.26   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  89
     6.27   Products  . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE 6A  FURTHER REPRESENTATIONS AND
            WARRANTIES OF MITI  . . . . . . . . . . . . . . . . . . . .  90

ARTICLE 7   COVENANTS OF ACTAVA . . . . . . . . . . . . . . . . . . . .  90

     7.1    Conduct of Business of Actava . . . . . . . . . . . . . . .  90
     7.2    Notification of Certain Matters . . . . . . . . . . . . . .  93

                                                                       Page
                                                                       ----

     7.3    Access and Information  . . . . . . . . . . . . . . . . . .  94
     7.4    Stockholder Approval  . . . . . . . . . . . . . . . . . . .  95
     7.5    Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .  96
     7.6    No Inconsistent Activities  . . . . . . . . . . . . . . . .  96
     7.7    SEC and Stockholder Filings . . . . . . . . . . . . . . . .  96
     7.8    Consents, Waivers, Authorizations, etc  . . . . . . . . . .  96
     7.9    Roadmaster Approval of the Mergers  . . . . . . . . . . . .  97
     7.10   Related Agreements  . . . . . . . . . . . . . . . . . . . .  97
     7.11   Indemnification . . . . . . . . . . . . . . . . . . . . . .  97

ARTICLE 8   COVENANTS OF ORION  . . . . . . . . . . . . . . . . . . . .  98

     8.1    Conduct of Business of Orion  . . . . . . . . . . . . . . .  98
     8.2    Notification of Certain Matters . . . . . . . . . . . . . . 100
     8.3    Access and Information  . . . . . . . . . . . . . . . . . . 101
     8.4    Stockholder Approval  . . . . . . . . . . . . . . . . . . . 102
     8.5    Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . 102
     8.6    No Inconsistent Activities  . . . . . . . . . . . . . . . . 103
     8.7    SEC and Stockholder Filings . . . . . . . . . . . . . . . . 103
     8.8    Consents, Waivers, Authorizations, etc  . . . . . . . . . . 103

ARTICLE 9   COVENANTS OF STERLING . . . . . . . . . . . . . . . . . . . 104

     9.1    Conduct of Business of Sterling . . . . . . . . . . . . . . 104
     9.2    Notification of Certain Matters . . . . . . . . . . . . . . 106
     9.3    Access and Information  . . . . . . . . . . . . . . . . . . 107
     9.4    Stockholder Approval  . . . . . . . . . . . . . . . . . . . 108
     9.5    Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . 108
     9.6    No Inconsistent Activities  . . . . . . . . . . . . . . . . 109
     9.7    SEC and Stockholder Filings . . . . . . . . . . . . . . . . 109
     9.8    Consents, Waivers, Authorizations, etc  . . . . . . . . . . 109

ARTICLE 10  COVENANTS OF MITI . . . . . . . . . . . . . . . . . . . . . 110

     10.1   Conduct of Business of MITI . . . . . . . . . . . . . . . . 110
     10.2   Notification of Certain Matters . . . . . . . . . . . . . . 113
     10.3   Access and Information  . . . . . . . . . . . . . . . . . . 114
     10.4   Stockholder Approval  . . . . . . . . . . . . . . . . . . . 115
     10.5   Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . 115
     10.6   No Inconsistent Activities  . . . . . . . . . . . . . . . . 116
     10.7   Stockholder Communications  . . . . . . . . . . . . . . . . 116
     10.8   Consents, Waivers, Authorizations, etc  . . . . . . . . . . 116

ARTICLE 11  COVENANTS OF EACH OF ACTAVA, OPC MERGERCO,
            MITI MERGERCO, ORION, STERLING AND MITI . . . . . . . . . . 117

     11.1   Further Assurances. . . . . . . . . . . . . . . . . . . . . 117
     11.2   Public Announcements. . . . . . . . . . . . . . . . . . . . 117
     11.3   Exchange Act and Securities Act

                                                                       Page
                                                                       ----

            Compliance  . . . . . . . . . . . . . . . . . . . . . . . . 118
     11.4   Surviving Corporation Board of Directors  . . . . . . . . . 118
     11.5   Listing of the Common Stock . . . . . . . . . . . . . . . . 119
     11.6   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . 119
     11.7   Refinancing of Indebtedness . . . . . . . . . . . . . . . . 119

ARTICLE 12  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . 119

     12.1   Conditions to Each Merging Party's
            Obligations . . . . . . . . . . . . . . . . . . . . . . . . 119
            12.1.1   Stockholder Approval . . . . . . . . . . . . . . . 120
            12.1.2   Consummation of the Mergers  . . . . . . . . . . . 120
            12.1.3   No Injunction  . . . . . . . . . . . . . . . . . . 120
            12.1.4   HSR Act  . . . . . . . . . . . . . . . . . . . . . 120
            12.1.5   Required Consents  . . . . . . . . . . . . . . . . 120
            12.1.6   Effective Form S-4 . . . . . . . . . . . . . . . . 121
            12.1.7   Appraisal Rights . . . . . . . . . . . . . . . . . 121
     12.2   Conditions to Obligations of Actava . . . . . . . . . . . . 121
            12.2.1   Obligations Performed  . . . . . . . . . . . . . . 121
            12.2.2   Representations and Warranties . . . . . . . . . . 121
            12.2.3   Certificates Delivered . . . . . . . . . . . . . . 122
            12.2.4   No Material Adverse Change . . . . . . . . . . . . 122
            12.2.5   Actava Stock Price . . . . . . . . . . . . . . . . 122
            12.2.6   Opinions of Counsel  . . . . . . . . . . . . . . . 122
            12.2.7   Fairness Opinion . . . . . . . . . . . . . . . . . 123
            12.2.8   Listing  . . . . . . . . . . . . . . . . . . . . . 123
            12.2.9   Refinancing of Orion Senior
                     Indebtedness . . . . . . . . . . . . . . . . . . . 123
            12.2.10  Refinancing of Orion Subordinated Indebtedness . . 123
            12.2.11  FIRPTA Certificate . . . . . . . . . . . . . . . . 123
     12.3   Conditions to Obligations of Orion  . . . . . . . . . . . . 123
            12.3.1   Obligations Performed  . . . . . . . . . . . . . . 124
            12.3.2   Representations and Warranties . . . . . . . . . . 124
            12.3.3   Certificate  . . . . . . . . . . . . . . . . . . . 124
            12.3.4   No Material Adverse Change . . . . . . . . . . . . 124
            12.3.5   Opinions of Counsel  . . . . . . . . . . . . . . . 125
            12.3.6   Fairness Opinion . . . . . . . . . . . . . . . . . 125
            12.3.7   Refinancing of Orion Senior Indebtedness . . . . . 125
            12.3.8   Refinancing of Orion Subordinated Indebtedness . . 125
            12.3.9   Refinancing of Other
                     Indebtedness . . . . . . . . . . . . . . . . . . . 125
            12.3.10  Refinancing or Contribution of MetProductions
                     Indebtedness and MII Indebtedness  . . . . . . . . 125
            12.3.11  Ancillary Agreements; Shelf Registration Statement 125
     12.4  Conditions to Obligations of Sterling  . . . . . . . . . . . 126

                                                                       Page
                                                                       ----

            12.4.1   Obligations Performed  . . . . . . . . . . . . . . 126
            12.4.2   Representations and Warranties . . . . . . . . . . 126
            12.4.3   Certificates Delivered . . . . . . . . . . . . . . 126
            12.4.4   No Material Adverse Change . . . . . . . . . . . . 126
            12.4.5   Opinions of Counsel  . . . . . . . . . . . . . . . 127
            12.4.6   Fairness Opinion . . . . . . . . . . . . . . . . . 127
            12.5     Conditions to Obligations of MITI  . . . . . . . . 127
            12.5.1   Obligations Performed  . . . . . . . . . . . . . . 127
            12.5.2   Representations and Warranties . . . . . . . . . . 127
            12.5.3   Certificates Delivered . . . . . . . . . . . . . . 127
            12.5.4   No Material Adverse Change . . . . . . . . . . . . 128
            12.5.5   Opinions of Counsel  . . . . . . . . . . . . . . . 128
            12.5.6   Fairness Opinion . . . . . . . . . . . . . . . . . 128
            12.5.7   Listing  . . . . . . . . . . . . . . . . . . . . . 128

ARTICLE 13  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 128

     13.1   Time and Place  . . . . . . . . . . . . . . . . . . . . . . 128
     13.2   Filing of Certificates of Merger, Etc . . . . . . . . . . . 129

ARTICLE 14  TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . 129

     14.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . 129
     14.2   Procedure and Effect of Termination . . . . . . . . . . . . 130

ARTICLE 15  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 131

     15.1   Amendment and Modification  . . . . . . . . . . . . . . . . 131
     15.2   Waiver of Compliance; Consents  . . . . . . . . . . . . . . 131
     15.3   Survival of Representations and
            Warranties  . . . . . . . . . . . . . . . . . . . . . . . . 131
     15.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 131
     15.5   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . 133
     15.6   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . 133
     15.7   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 133
     15.8   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . 134
     15.9   Interpretation; Definitions . . . . . . . . . . . . . . . . 134
     15.10  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . 136

SCHEDULES

Schedule 1.5.2(a)   Directors

Schedule 1.5.2(b)   Directors

Schedule 3.2(a)     Options, Warrants, etc.

Schedule 3.2(b)     Stock Issuances and Repurchases

Schedule 3.3        Holdings

Schedule 3.6        Consents, etc.

Schedule 3.12       Permits

Schedule 3.14       Contracts

Schedule 3.15(i)    Employee Benefit Plans

Schedule 3.15(iii)  Employee Benefit Plans

Schedule 3.15(iv)   Employee Benefit Plans

Schedule 3.15(v)    Employee Benefit Plans

Schedule 3.15(vi)   Employee Benefit Plans

Schedule 3.15(vii)  Severance and Acceleration

Schedule 3.16       Tax Matters

Schedule 3.17       Liabilities

Schedule 3.18       Environmental Protection

Schedule 3.18(ix)   Hazardous Substances

Schedule 3.19       Intellectual Property

Schedule 3.20(a)    Owned Real Estate

Schedule 3.20(b)    Leased Real Estate

Schedule 3.22       Personal Property

Schedule 3.24(a)    Labor Matters

Schedule 3.24(b)    WARN ACT

Schedule 3.24(c)    Employment Practices

Schedule 3.26       Insurance

Schedule 3.27(a)    Products Liability

Schedule 3.27(b)    Products Liability

Schedule 4.2(a)     Options, Warrants, etc.

Schedule 4.3        Holdings

Schedule 4.6        Consents, etc.

Schedule 4.10(i)    Certain Changes

Schedule 4.10(v)    Certain Changes

Schedule 4.10(vi)   Certain Changes

Schedule 4.12       Permits

Schedule 4.14       Contracts

Schedule 4.15(i)    Employee Benefit Plans

Schedule 4.15(iii)  Employee Benefit Plans

Schedule 4.15(iv)   Employee Benefit Plans

Schedule 4.15(v)    Employee Benefit Plans

Schedule 4.15(vi)   Employee Benefit Plans

Schedule 4.15(vii)  Severance and Acceleration

Schedule 4.16       Tax Matters

Schedule 4.17       Liabilities

Schedule 4.18       Environmental Protection

Schedule 4.18(ix)   Hazardous Substances

Schedule 4.19       Intellectual Property

Schedule 4.20(a)    Owned Real Estate

Schedule 4.20(b)    Leased Real Estate

Schedule 4.22       Personal Property

Schedule 4.24(a)    Labor Matters

Schedule 4.24(b)    WARN ACT

Schedule 4.24(c)    Employment Practices

Schedule 4.26       Insurance

Schedule 4.27(a)    Products Liability

Schedule 4.27(b)    Products Liability

Schedule 5.2(a)     Options, Warrants, etc.

Schedule 5.2(b)     Stock Issuances and Repurchases

Schedule 5.3        Holdings

Schedule 5.6        Consents, etc.

Schedule 5.10(v)    Certain Changes

Schedule 5.12       Permits

Schedule 5.14       Contracts

Schedule 5.15(i)    Employee Benefit Plans

Schedule 5.15(iii)  Employee Benefit Plans

Schedule 5.15(iv)   Employee Benefit Plans

Schedule 5.15(v)    Employee Benefit Plans

Schedule 5.15(vi)   Employee Benefit Plans

Schedule 5.15(vii)  Severance and Acceleration

Schedule 5.16       Tax Matters

Schedule 5.17       Liabilities

Schedule 5.18       Environmental Protection

Schedule 5.18(ix)   Hazardous Substances

Schedule 5.19       Intellectual Property

Schedule 5.20(b)    Leased Real Estate

Schedule 5.24(a)    Labor Matters

Schedule 5.24(b)    WARN ACT

Schedule 5.24(c)    Employment Practices

Schedule 5.26       Insurance

Schedule 5.27(a)    Products Liability

Schedule 5.27(b)    Products Liability

Schedule 6.1(a)     Joint Ventures

Schedule 6.1(b)     Joint Venture Organizational Documents

Schedule 6.2(a)     Options, Warrants, etc.

Schedule 6.2(b)     Stock Issuances and Repurchases

Schedule 6.3        Subsidiaries, Holdings

Schedule 6.5        Consents, etc.

Schedule 6.7        Governmental Approvals

Schedule 6.9        Absence of Certain Changes or Events

Schedule 6.10       Compliance with Laws

Schedule 6.11       Permits

Schedule 6.13(i)    Employee Benefit Plans

Schedule 6.13(iii)  Employee Benefit Plans

Schedule 6.13(iv)   Employee Benefit Plans

Schedule 6.13(v)    Employee Benefit Plans

Schedule 6.13(vi)   Employee Benefit Plans

Schedule 6.13(vii)  Severance and Acceleration

Schedule 6.14       Tax Matters

Schedule 6.15       Liabilities

Schedule 6.16       Environmental Protection

Schedule 6.16(ix)   Hazardous Substances

Schedule 6.17       Intellectual Property

Schedule 6.18(b)    Leased Real Estate

Schedule 6.19       Contracts

Schedule 6.20       Litigation

Schedule 6.24(a)    Labor Matters

Schedule 6.24(c)    Employment Practices

Schedule 6.26       Insurance

Schedule 6.27(a)    Products Liability

Schedule 6.27(b)    Products Liability

Schedule 7.1        Actava Credit Facilities

Schedule 8.1        Orion Credit Facilities

Schedule 9.1        Sterling Credit Facilities

Schedule 10.1       MITI Credit Facilities

Schedule 10.1(ii)   MITI Issuances

Schedule 12.2.9     Refinancing of Orion Senior Indebtedness

Schedule 12.2.10    Refinancing of Orion Subordinated

                    Indebtedness

Schedule 15.9(viii) Orion Exchange Ratio

Schedule 15.9(ix)   MITI Exchange Ratio

Schedule 15.9(x)(a) Sterling Exchange Ratio

Schedule 15.9(x)(b) Sterling Exchange Ratio


EXHIBITS

Exhibit A-1    --   Orion Certificate of Merger

Exhibit A-2    --   Sterling Certificate of Merger

Exhibit A-3    --   MITI Certificate of Merger

Exhibit B      --   By-laws of the Surviving Corporation

Exhibit C-1    --   Contribution Agreement

Exhibit C-2    --   Registration Rights Agreement

Exhibit D      --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

Exhibit E      --   Opinion of Robinson Brog Leinwand Greene Genovese &
                    Gluck, P.C.

Exhibit F      --   Opinion of Rubin Baum Levin Constant & Friedman

Exhibit G      --   Opinion of Long, Aldridge & Norman

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                -------------------------------------------------


          AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 27, 1995,(the "Agreement"), by and among THE ACTAVA GROUP INC., a Delaware corporation ("Actava"), ORION PICTURES CORPORATION, a Delaware corporation ("Orion"), MCEG STERLING INCORPORATED, a Delaware corporation ("Sterling"), METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("MITI," and together with Actava, Orion and Sterling, sometimes referred to herein as the "Merging Parties"), OPC MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Actava ("OPC Mergerco"), and MITI MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Actava ("MITI Mergerco").

          WHEREAS, the Boards of Directors of Actava and OPC Mergerco have approved the merger of Orion with and into OPC Mergerco (the "Orion Merger") upon the terms and subject to the conditions of this Agreement;

          WHEREAS, the Board of Directors of Actava has approved the merger of Sterling with and into Actava (the "Sterling Merger") upon the terms and subject to the conditions of this Agreement;

          WHEREAS, the Boards of Directors of Actava and MITI Mergerco have approved the merger of MITI with and into MITI Mergerco (the "MITI Merger"; together with the Orion Merger and the Sterling Merger, the "Mergers") upon the terms and subject to the conditions of this Agreement;

          WHEREAS, the Board of Directors of Orion has approved the Orion Merger upon the terms and subject to the conditions of this Agreement;

          WHEREAS, the Board of Directors of Sterling has approved the Sterling Merger upon the terms and subject to the conditions of this Agreement;

          WHEREAS, the Board of Directors of MITI has approved the MITI Merger upon the terms and subject to the conditions of this Agreement;

          WHEREAS, at the Effective Time (as defined below), pursuant to the terms of a Contribution Agreement substantially in the form of Exhibit C-1 hereto (the "Contribution Agreement"), between Actava and the Metromedia Holders listed on the signature pages thereto (the "Metromedia Holders"), the Metromedia Holders will contribute, assign or convey to the Surviving Corporation (a) the MetProductions Indebtedness (as defined below) and/or (b) the MII Indebtedness (as defined below) in return for a number of shares of common stock, par value $1.00 per share, of Actava (the "Common Stock") as specified in the Contribution Agreement, if the MetProductions Indebtedness and/or the MII Indebtedness is not refinanced or repaid in full in accordance with this Agreement; and

          WHEREAS, it is the express intention of Actava, Orion, Sterling, MITI, OPC Mergerco and MITI Mergerco that each of the Mergers constitutes a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code").

          Accordingly, the parties hereto agree as follows:


                                    ARTICLE 1

                                   THE MERGERS

          1.1  The Mergers.
               -----------

               1.1.1  The Orion Merger.  At the Orion Effective Time (as defined
                      ----------------
     in Section 1.2.1), upon the terms and subject to the conditions of this Agreement, Orion shall be merged with and into OPC Mergerco in accordance with the Delaware General Corporation Law ("DGCL") and the separate existence of Orion shall thereupon cease, and OPC Mergerco, as the surviving corporation in the Orion Merger, shall continue its corporate existence under the laws of the State of Delaware. The Orion Merger shall have the effects set forth in Section 259 of the DGCL.

               1.1.2  The Sterling Merger.  At the Sterling Effective Time (as
                      -------------------
     defined in Section 1.2.2), upon the terms and subject to the conditions of this Agreement, Sterling shall be merged with and into Actava in accordance with the DGCL and the separate existence of Sterling shall thereupon cease, and Actava, as the surviving corporation in the Sterling Merger, shall continue its corporate existence under the laws of the

     State of Delaware.  The Sterling Merger shall have the effects set forth in
     Section 259 of the DGCL.

               1.1.3  The MITI Merger.  At the MITI Effective Time (as defined
                      ---------------
     in Section 1.2.3), upon the terms and subject to the conditions of this Agreement, MITI shall be merged with and into MITI Mergerco in accordance with the DGCL and the separate existence of MITI shall thereupon cease, and MITI Mergerco, as the surviving corporation in the MITI Merger, shall continue its corporate existence under the laws of the State of Delaware. The MITI Merger shall have the effects set forth in Section 259 of the DGCL.

          1.2  Effective Time.
               --------------

               1.2.1  The Orion Merger.  The Orion Merger shall become effective
                      ----------------
     at the date and time of the filing of the Certificate of Merger substantially in the form of Exhibit A-1 to this Agreement (the "Orion Certificate of Merger") with the Secretary of State of Delaware in accor-dance with the provisions of the DGCL. The date and time when the Orion Merger shall become effective is herein referred to as the "Orion Effective Time." OPC Mergerco, as the surviving corporation of the Orion Merger, shall be referred to herein as the "Orion Merger Surviving Corporation."
     In accordance with the DGCL, all of the rights, privileges, powers, immuni-ties, purposes and franchises of OPC Mergerco and Orion shall vest in the Orion Merger Surviving Corporation and all debts, liabilities, obligations and duties of OPC Mergerco and Orion shall become the debts, liabilities, obligations and duties of the Orion Merger Surviving Corporation.

               1.2.2  The Sterling Merger.  The Sterling Merger shall become
                      -------------------
     effective at the date and time of the filing of the Certificate of Merger substantially in the form of Exhibit A-2 to this Agreement (the "Sterling Certificate of Merger") with the Secretary of State of Delaware in accor-dance with the provisions of the DGCL. The date and time when the Sterling Merger shall become effective is herein referred to as the "Sterling Effective Time." Actava, as the surviving corporation of the Sterling Merger, shall be referred to herein as the "Surviving Corporation." In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Actava and Sterling shall vest in the Surviving Corporation and all debts, liabilities, obligations and duties of Actava and Sterling shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

               1.2.3  The MITI Merger.  The MITI Merger shall become effective
                      ---------------
     at the date and time of the filing of the Certificate of Merger substantially in the form of Exhibit A-3 to this Agreement (the "MITI Certificate of Merger") with the Secretary of State of Delaware in accor-dance with the provisions of the DGCL. The date and time when the MITI Merger shall become effective is herein referred to as the "MITI Effective Time" and the date and time of the last to occur of (x) the Orion Effective Time, (y) the Sterling Effective Time, and (z) the MITI Effective Time, is herein referred to as the "Effective Time." MITI Mergerco, as the surviving corporation of the MITI Merger, shall be referred to herein as the "MITI Merger Surviving Corporation." In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of MITI Mergerco and MITI shall vest in the MITI Merger Surviving Corporation and all debts, liabilities, obligations and duties of MITI Mergerco and MITI shall become the debts, liabilities, obligations and duties of the MITI Merger Surviving Corporation.

          1.3  Certificates of Incorporation.
               -----------------------------

               1.3.1  The Orion Merger.  The Certificate of Incorporation of OPC
                      ----------------
     Mergerco as in effect immediately prior to the Orion Effective Time shall be the Certificate of Incorporation of the Orion Merger Surviving Corporation until thereafter amended as provided by law, except that at the Orion Effective Time, Article FIRST of the Certificate of Incorporation of the Orion Merger Surviving Corporation shall be amended to read as follows:
     "The name of the Corporation is ORION PICTURES CORPORATION (the "Corporation")."

               1.3.2  The Sterling Merger.  The Restated Certificate of
                      -------------------
     Incorporation of Actava shall be further amended and restated by this Agreement and the Sterling Certificate of Merger, and as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law. The amendments effectuated by this Agreement and the Sterling Certificate of Merger are included in their entirety in the form of the Restated Certificate of Incorporation attached as Exhibit A to Exhibit A-2 to this Agreement and shall include (i) a change of the name of the Surviving Corporation to "Metromedia International Group, Inc." and (ii) an increase in the number of authorized shares of Common Stock as specified therein.

               1.3.3  The MITI Merger.  The Certificate of Incorporation of MITI
                      ---------------
     Mergerco shall be the Certificate of Incorporation of the MITI Merger Surviving Corporation until thereafter amended as provided by law except that at the MITI Effective Time, Article FIRST of the Certificate of Incorporation of the MITI Merger Surviving Corporation shall be amended to read as follows: "The name of the corporation is METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC. (the "Corporation")."

               1.4  By-laws.
                    -------

                    1.4.1  The Orion Merger.  The By-laws of OPC Mergerco as in
                           ----------------
     effect immediately prior to the Orion Effective Time shall be the By-laws of the Orion Merger Surviving Corporation until thereafter amended.

                    1.4.2  The Sterling Merger.  The By-laws of Actava shall be
                           -------------------
     amended and restated as of the Effective Time substantially in the form of Exhibit B hereto and as so amended and restated shall be the By-laws of the Surviving Corporation until thereafter amended.

                    1.4.3  The MITI Merger.  The By-laws of MITI Mergerco as in
                           ---------------
     effect immediately prior to the MITI Effective Time shall be the By-laws of the MITI Merger Surviving Corporation until thereafter amended.

               1.5  Directors.
                    ---------

                    1.5.1  The Orion Merger.  The directors of the Orion Merger
                           ----------------
     Surviving Corporation at the Effective Time shall consist of three individuals designated at the Effective Time by the Board of Directors of the Surviving Corporation, each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Orion Merger Surviving Corporation.

                    1.5.2  The Sterling Merger.  The directors of the Surviving
                           -------------------
     Corporation at the Effective Time shall consist of the persons listed on

     Schedule 1.5.2(a), each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation; provided, however, that if at the
                                           --------  -------
     Effective Time (i) Triton Group Ltd., a Delaware corporation ("Triton"), is entitled to designate one director to the Surviving Corporation's Board of Directors pursuant to an Amended and Restated Stockholder Agreement dated as of June 25, 1993 between Triton and Actava (the "Triton Stockholder Agreement"), and (ii) Triton has not waived its rights under the Triton Stockholder Agreement to designate one director to the Surviving Corporation's Board of Directors, then the directors of the Surviving Corporation at the Effective Time shall consist of the persons listed on
     Schedule 1.5.2(b), each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation.

                    1.5.3  The MITI Merger.  The directors of the MITI Merger
                           ---------------
     Surviving Corporation at the Effective Time shall consist of three individuals designated at the Effective Time by the Board of Directors of the Surviving Corporation, each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the MITI Merger Surviving Corporation.

          1.6  Meeting of Stockholders.  Each of Actava, Orion, Sterling and
               -----------------------
MITI hereby covenants and agrees that it shall, as promptly as practicable, take all necessary action in accordance with applicable law to convene a meeting of its stockholders and shall use its best efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon this Agreement and the transactions contemplated hereby (including, without limitation, the Mergers and the amendment of Actava's Restated Certificate of Incorporation to be effectuated by the filing of the Sterling Certificate of Merger). Notwith-standing the foregoing, MITI shall be deemed to have fulfilled the foregoing requirements if its stockholders act by written consent in lieu of such meeting pursuant to the provisions of Section 228 of the DGCL. Subject to applicable law and fiduciary duties, including the duties of loyalty and care, the Board of Directors of each of Actava, Orion, Sterling and MITI shall recommend that their stockholders vote in favor of the Mergers, as applicable, and the adoption of this Agreement, as applicable, and the approval of the transactions contemplated by such agreements.

          1.7  Proxy Statement; Form S-4.  As soon as practicable, Actava, Orion
               -------------------------
and Sterling shall file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each shall use its respective best efforts to have cleared by the SEC, a joint proxy statement (the "Proxy Statement"), with respect to the meeting of Actava's, Orion's and Sterling's stockholders referred to in Section 1.6. In connection therewith, as soon as practicable after the date hereof, Actava shall file with the SEC a Registration Statement on Form S-4 (the "Form S-4") to register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of the Common Stock to be issued in the Mergers which Form S-4 shall incorporate the Proxy Statement. Each of the parties hereto shall use its best efforts promptly to provide in writing all information related to it which is required for inclusion in the Proxy Statement and Form S-4 in order to have the Form S-4 declared effective by the SEC as promptly as practicable. Actava shall use its best efforts to comply, prior to the Effective Time, with all applicable requirements of "Blue Sky" and federal and state securities laws in connection with the Mergers and the issuance of the Common Stock in connection therewith.

          1.8  Additional Actions.  If, at any time after the Effective Time,
               ------------------
the Surviving Corporation, the Orion Merger Surviving Corporation or the MITI Merger Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, the Orion Merger Surviving Corporation or the MITI Merger Surviving Corporation, as the case may be, its right, title or interest in, to or under any of the rights, properties or assets of Orion, Sterling or MITI or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation, the Orion Merger Surviving Corporation and the MITI Merger Surviving Corporation, as appropriate, shall be authorized to execute and deliver, in the name and on behalf of Orion, Sterling or MITI or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Orion, Sterling or MITI or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation, the Orion Merger Surviving Corporation or the MITI Merger Surviving Corporation, as the case may be, or otherwise to carry out this Agreement.

                                    ARTICLE 2

                            CONVERSION OF SECURITIES

          2.1  Actava Securities.
               -----------------

               (i) All issued and outstanding securities of Actava outstanding immediately prior to the Effective Time (including, without limitation, all shares of Common Stock and all options and warrants exercisable for and securities convertible into shares of Common Stock) shall remain outstanding following the Mergers with the same terms and subject to the same conditions as in effect prior to the Effective Time.

              (ii) It will not be necessary for holders of Common Stock to exchange their existing stock certificates for stock certificates bearing the new name of the Surviving Corporation prior to or at the Effective Time, but after the Effective Time, as presently outstanding certificates of Common Stock are presented for transfer, new certificates bearing the new name of the Surviving Corporation and representing the same number of shares of Common Stock as is currently set forth on such presently outstanding certificates will be issued, or such new certificates shall be issued upon request upon delivery of the certificates evidencing such Common Stock to the Surviving Corporation's transfer agent. From and after the Effective Time, and until such time as all of the certificates representing the Common Stock bearing the previous name of the Surviving Corporation are presented for transfer or exchange, such certificates which have not been presented for transfer or exchange shall represent the same number of shares of Common Stock as is currently set forth on such certificates and holders thereof shall have the same per share right to receive dividends and vote such shares as if such holders had transferred or exchanged such certificates for new certificates bearing the new name of the Surviving Corporation.

          2.2  Conversion of Orion, Sterling and MITI Securities.
               -------------------------------------------------

               2.2.1  Orion Securities.
                      ----------------

                      (i) At the Orion Effective Time, each share of common stock, par value $.25 per share, of Orion (the "Orion Common Stock"), issued and outstanding immediately prior to the Orion Effective Time, shall, by virtue of the Orion Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Common Stock equal to the Orion Exchange Ratio (as hereafter defined) (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock prior to the Orion Effective Time) upon surrender of the certificate representing such share of Orion Common Stock.

                     (ii) Each share of Orion Common Stock held in treasury by Orion immediately prior to the Orion Effective Time shall, by virtue of the Orion Merger, be canceled and retired and cease to exist, without any conversion thereof.

               2.2.2  Sterling Securities.
                      -------------------

                      (i) At the Sterling Effective Time, each share of common stock, par value $.001 per share, of Sterling (the "Sterling Common Stock"), issued and outstanding immediately prior to the Sterling Effective Time, shall, by virtue of the Sterling Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Common Stock equal to the Sterling Exchange Ratio (as hereafter defined) (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock prior to the Sterling Effective Time) upon surrender of the certificate representing such share of Sterling Common Stock.

                     (ii) Each share of Sterling Common Stock held in treasury by Sterling immediately prior to the Sterling Effective Time shall, by virtue of the Sterling Merger, be canceled and retired and cease to exist, without any conversion thereof.

                    (iii) Notwithstanding anything in this Agreement to the contrary, shares of Sterling Common Stock outstanding immediately prior to the Sterling Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Sterling Dissenting Shares") shall not be converted into a right to receive the consideration specified in Section 2.2.2(i) hereof unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Sterling Effective Time, such holder fails to perfect or otherwise loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Sterling Effective Time into a right to receive the consideration specified in Section 2.2.2(i) hereof. Sterling shall give prompt notice to Actava of any demands received by Sterling for appraisal of shares of Sterling Common Stock and Actava shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Sterling shall not, except with the prior written consent of Actava, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

               2.2.3  MITI Securities.
                      ---------------

                      (i) At the MITI Effective Time, each share of common stock, par value $.001 per share, of MITI (the "MITI Common Stock"), issued and outstanding immediately prior to the MITI Effective Time, shall, by virtue of the MITI Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Common Stock equal to the MITI Exchange Ratio (as hereafter defined) (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock prior to the MITI Effective Time) upon surrender of the certificate representing such share of MITI Common Stock.

                     (ii) At the MITI Effective Time, each holder of an option or warrant or other right exercisable for or convertible into shares of MITI Common Stock ("MITI Options and Warrants") will receive, by virtue of the MITI Merger and without any action on the part of the holder thereof, options or warrants or other rights exercisable for or convertible into shares of Common Stock with the same terms and conditions as the MITI Options and Warrants except that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the MITI Exchange Ratio (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock prior to the MITI Effective Time).

                    (iii) Each share of MITI Common Stock held in treasury by MITI immediately prior to the MITI Effective Time shall, by virtue of the MITI Merger, be canceled and retired and cease to exist, without any conversion thereof.

                     (iv) Notwithstanding anything in this Agreement to the contrary, shares of MITI Common Stock outstanding immediately prior to the MITI Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("MITI Dissenting Shares") shall not be converted into a right to receive the consideration specified in Section 2.2.3(i) hereof unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the MITI Effective Time, such holder fails to perfect or otherwise loses any such right to appraisal, such shares shall be treated as if they had been converted as of the MITI Effective Time into a right to receive the consideration specified in Section 2.2.3(i) hereof. MITI shall give prompt notice to Actava of any demands received by MITI for appraisal of shares of MITI Common Stock and Actava shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. MITI shall not, except with the prior written consent of Actava, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

          2.3  Surrender and Exchange of Orion Common Stock, Sterling Common
               -------------------------------------------------------------
Stock and MITI Common Stock.  After the Effective Time, each holder of an
---------------------------
outstanding certificate or certificates (the "Old Certificates") theretofore representing shares of Orion Common Stock, Sterling Common Stock or MITI Common Stock shall surrender such Old Certificates to such bank or trust company as may be designated by the Surviving Corporation as the exchange agent (the "Exchange Agent") and shall receive in exchange therefor, upon satisfaction of customary delivery requirements, certificates representing the number of whole shares of Common Stock into which shares of Orion Common Stock, Sterling Common Stock or MITI Common Stock, as the case may be, have been converted (it being understood that subject to the provisions of Section 2.4 hereof, in connection with the Sterling Merger, the Surviving Corporation will instruct the Exchange Agent to deliver the number of whole shares of Common Stock plus cash in lieu of fractional shares which the Sterling Voting Trust (as defined herein) is entitled to receive pursuant to the Sterling Merger in accordance with Section 2.2.2(i) hereof to the beneficiaries of such trust in exchange for the Old Certificates representing the shares of Sterling Common Stock owned by the voting trust (the "Sterling Voting Trust") created by the Voting Trust Agreement). Until so surrendered and exchanged, each outstanding Old Certificate after the Effective Time shall be deemed for all purposes to evidence the number of whole shares of Common Stock into which the shares of Orion Common Stock, Sterling Common Stock or MITI Common Stock, as the case may be, represented by such certificate are to be converted pursuant to Section 2.2 of this Agreement; provided, however, that
                                                        --------  -------
no dividends or other distributions, if any, in respect of such shares of Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Old Certificates until such Old Certificates are surrendered. Subject to applicable law, after the surrender and exchange of Old Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Common Stock for which such Old Certificate was exchangeable. Holders of any unsurrendered Old Certificates shall not be entitled to vote until such unsurrendered Old Certificates are exchanged pursuant to this Section 2.3.

          2.4  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued in connection with the conversion of shares of Orion Common Stock, Sterling Common Stock or MITI Common Stock, as the case may be, in connection with the Mergers nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of the Surviving Corporation. In lieu of any such fractional shares, any holder of Orion Common Stock, Sterling Common Stock or MITI Common Stock, as the case may be, who would otherwise have been entitled to receive a fractional share of Common Stock shall, upon surrender of certificates representing such holders' shares of Orion Common Stock, Sterling Common Stock or MITI Common Stock, as the case may be, be paid in cash the value of each such fraction, which for this purpose shall be calculated by multiplying such fraction by the "Average Closing Price." For purposes of this Agreement, "Average Closing Price" means the average of the last sale prices for Common Stock as reported on the New York Stock Exchange ("NYSE") for the last
20 consecutive trading days ending on the business day immediately preceding the day which is five calendar days prior to the day on which the meetings of Actava's, Orion's and Sterling's stockholders referred to in Section 1.6 hereof are held, or if such day is not a business day, on the business day immediately preceding such day (the "Determination Date"), subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock held of record on or before the Effective Time to the extent not reflected in such sale prices.



                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                    OF ACTAVA

          Actava represents and warrants as of April 12, 1995 to each of Orion, Sterling and MITI as follows (all references in this Article 3 to "as of the date of this Agreement" or to "as of the date hereof" shall be deemed to refer to April 12, 1995):

          3.1  Organization and Good Standing.  Actava and each of its material
               ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Actava and each of its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an Actava Material Adverse Effect (as defined in Section 15.9). Actava has heretofore delivered or made available to each of Orion, Sterling and MITI accurate and complete copies of the Certificates of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of Actava and each of its subsidiaries.

          3.2  Capitalization.  The authorized capital stock of Actava consists
               --------------
of 100,000,000 shares of Common Stock, 1,000,000 shares of Preference Stock, without par value ("Actava Preference Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Actava Preferred Stock"). As of
March 31, 1995, 17,327,158 shares of Common Stock, no shares of Actava Preference Stock and no shares of Actava Preferred Stock were issued and outstanding. No other capital stock of Actava is authorized or issued. All issued and outstanding shares of capital stock of Actava are validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.2(a), at the date hereof there are not any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Actava any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Actava, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on Schedule 3.2(b), since March 31, 1995, Actava has not (i) issued any shares of capital stock, except pursuant to the exercise of then outstanding options or warrants in accordance with their terms or (ii) repurchased any shares of Common Stock.

          3.3  Subsidiaries.  Exhibit 21 to Actava's filing on Form 10-K for the
               ------------
year ended December 31, 1994, as amended, sets forth the name, jurisdiction of incorporation or organization and percentages of outstanding capital stock or other equivalent equity ownership owned, directly or indirectly, by Actava, with respect to each subsidiary of Actava. Except as set forth on Schedule 3.3, Actava and its subsidiaries own no material direct or indirect equity interest in any corporation (other than direct or indirect subsidiaries of Actava), partnership, joint venture or other entity, domestic or foreign. All of the outstanding shares of capital stock in each of Actava's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.
Except as set forth on Schedule 3.3, to Actava's knowledge, there are no irrevocable proxies or similar obligations with respect to such capital stock and no equity securities or other interests of any of the subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by Actava are owned by it free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto.

          3.4  Authorization; Binding Agreement.  Actava has requisite corporate
               --------------------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Mergers, have been duly and validly authorized by Actava's Board of Directors and no other corporate proceedings on the part of Actava or any subsidiary of Actava are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava). This Agreement has been duly and validly executed and delivered by Actava, and, subject to the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava, constitutes the legal, valid and binding agreement of Actava, enforceable against Actava in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          3.5  Governmental Approvals.  No consent, approval or authorization of
               ----------------------
or declaration or filing with any governmental agency or regulatory authority on the part of Actava or any of its subsidiaries is required in connection with the execution or delivery by Actava of this Agreement or the consummation by Actava of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificate of Merger in lieu thereof) with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws, (iv) federal, state and local regulatory approvals and consents and (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act").

          3.6  No Violations.  The execution and delivery by Actava of this
               -------------
Agreement, the consummation of the transactions contemplated hereby and compliance by Actava with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles or

Certificates of Incorporation or By-laws or other governing instruments of Actava or any of its subsidiaries, (ii) except as set forth on Schedule 3.6 and except for any of the following which does not and will not have an Actava Material Adverse Effect, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation to which Actava or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien, charge or other encumbrance of any kind upon any of the assets of Actava or any of its subsidiaries other than any such lien, charge or other encumbrance which does not and will not have an Actava Material Adverse Effect or (iv) subject to obtaining the governmental and other consents referred to in
Section 3.5, contravene any material law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any material order, writ, injunction, determination or award currently in effect to which Actava or any of its subsidiaries or any of their respective assets or properties are subject.

          3.7  Proxy Statement; Form S-4.  None of the information relating to
               -------------------------
Actava and its subsidiaries included in the Proxy Statement or Form S-4 will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by Orion, Sterling or MITI in writing for inclusion therein, as to which no representation is made, the Proxy Statement, and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the rules and regulations thereunder.

          3.8  SEC Filings.  Actava has made available to each of Orion,
               -----------
Sterling and MITI true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1992, 1993 and 1994, as filed with the SEC, (ii) its proxy statements relating to all of Actava's meetings of stockholders (whether annual or special) since January 1, 1993, as filed with the SEC, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and

Current Reports on Form 8-K, as amended) filed by Actava with the SEC since January 1, 1993 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "Actava SEC Filings"). With respect to Roadmaster Industries, Inc., a Delaware corporation ("Roadmaster"), Actava has made available to each of Orion, Sterling and MITI true and complete copies of (i) Roadmaster's Annual Reports on Form 10-K for the years ended December 31, 1992, 1993 and 1994, as filed with the SEC, (ii) Roadmaster's proxy statements relating to all of Roadmaster's meetings of stockholders (whether annual or special) since January 1, 1993, as filed with the SEC, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Roadmaster with the SEC since January 1, 1992 (the reports and statements set forth in clauses
(i), (ii) and (iii) are referred to collectively as the "Roadmaster SEC Filings"). As of their respective dates, none of the Actava SEC Filings or, to Actava's actual knowledge, without investigation, Roadmaster SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Actava SEC Filings and, to Actava's actual knowledge, without investigation, Roadmaster SEC Filings at the time of filing complied in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder. As of the date hereof, there are no claims, actions, or proceedings (and to Actava's knowledge no investigations) pending by or against or to Actava's knowledge threatened against Actava or any of its subsidiaries, or to Actava's actual knowledge, without investigation, Roadmaster or any of its subsidiaries, or any properties or rights of Actava or any of its subsidiaries, or any properties or rights of, to Actava's actual knowledge, without investigation, Roadmaster or any of its subsidiaries, before any court or any administrative, governmental or regulatory authority or body which is required to be described in any Actava SEC Filing or, to Actava's actual knowledge, without investigation, Roadmaster SEC Filing that is not so described which have or will have an Actava Material Adverse Effect.

          3.9  Financial Statements.  The consolidated balance sheets of Actava
               --------------------
as of December 31, 1992, 1993 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by Ernst &

Young LLP, Actava's independent certified public accountants, as set forth in Actava's Annual Reports on Form 10-K, as amended, for the years ended
December 31, 1992, 1993 and 1994, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of Actava and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended.

          3.10  Absence of Certain Changes or Events.  Except as set forth in
                ------------------------------------
the Actava SEC Filings, since December 31, 1994 there has not been: (i) any material adverse change in the business, assets, prospects, condition (financial or other) or the results of operations of Actava and its subsidiaries taken as a whole other than any such change caused by general economic conditions, political or governmental instability or uncertainty, civil disturbances or unrest, war or other similar acts of force majeure; (ii) any notification from Eastman Kodak Company ("Kodak") that it intends to set off any amounts or otherwise dispute any amounts payable under that certain $100 million promissory note dated August 12, 1994 made by Kodak in favor of Actava; (iii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of Actava; (iv) any return of any capital or other distribution of assets to stockholders of Actava; (v) any material investment of a capital nature by Actava or any of its subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (vi) any sale, disposition or other transfer of assets or properties of Actava and its subsidiaries in excess of $100,000 individually or $1,000,000 in the aggregate; (vii) any employment or consulting agreement entered into by Actava and its subsidiaries with any officer or consultant of Actava and its subsidiaries providing for annual salary or other annual payments in excess of $100,000 or any amendment or modification to, or termination of, any current employment or consulting agreement to which Actava or any of its subsidiaries is a party which provides for annual salary or other annual payments in excess of $100,000; (viii) any agreement to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 3 untrue, incomplete or incorrect in any material respect; (ix) any change in accounting methods or practices or any change in depreciation or amortization policies or rates; or (x) any failure by Actava or its subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice. Except as set forth in the Roadmaster SEC Filings, since December 31, 1994, to Actava's actual knowledge, without investigation, there has not occurred any material adverse change in the business, assets, prospects, conditions (financial or otherwise) or the results of operations of Roadmaster and its subsidiaries taken as a whole.

          3.11  Compliance with Laws.  The business of Actava and its
                --------------------
subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, domestic or foreign, except for any instances of non-compliance which do not and will not have an Actava Material Adverse Effect.

          3.12  Permits.  Except as set forth on Schedule 3.12, (i) Actava and
                -------
its subsidiaries have all permits, certificates, licenses, approvals and other authorizations (collectively, "Actava Permits") required in connection with the operation of their businesses, (ii) neither Actava nor any of its subsidiaries are in violation of any Actava Permit applicable to any of them or to the operation of their businesses, and (iii) no proceedings are pending or, to Actava's knowledge, threatened, to revoke or terminate any Actava Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and will not have an Actava Material Adverse Effect.

          3.13  Finders and Investment Bankers.  Neither Actava nor any of its
                ------------------------------
officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except a fee payable to CS First Boston Corporation ("First Boston") pursuant to that certain engagement letter dated February 15, 1995 between First Boston and Actava.

          3.14  Contracts.  There is no material contract or other material
                ---------
agreement ("Contract") required to be described in or filed as an exhibit to any Actava SEC Filing that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than such Contracts which by their terms are no longer in force or effect. Except as set forth in Schedule 3.6 or 3.14,
(i) no approval or consent of, or notice to, any person is needed in order to ensure that such Contracts shall continue in full force and effect in accordance with their respective terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Actava or its subsidiaries is not in violation or breach of or default under any such Contract; nor to Actava's knowledge is any other party to any such Contract in violation or breach of or default under any such Contract, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have an Actava Material Adverse Effect.

          3.15  Employee Benefit Plans.
                ----------------------

               (i) Except as set forth on Schedule 3.15(i), there are no employee benefit plans or arrangements of any type, including (i) plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and any other material plans, programs, practices or policies, including, but not limited to, any pension, profit sharing, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former employees or agents of Actava and their beneficiaries or dependents, or (ii) multiemployer plans as defined in section 3(37) of ERISA, or
(iii) multiple employer plans as defined in Section 413 of the Code, under which Actava has or in the future could have, directly or indirectly through an entity which is considered a "single employer" within the meaning of sections 414(b),
(c), (m) and (o) of the Code (a "Commonly Controlled Entity"), any liability with respect to any current or former employee of Actava or any Commonly Controlled Entity (collectively, "Actava Benefit Plans").

              (ii) With respect to each Actava Benefit Plan (where applicable), Actava has delivered to each of Orion, Sterling and MITI complete and accurate copies or summaries of (a) all plan texts and material agreements, (b) all material employee communications, (c) the most recent annual report, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the Internal Revenue Service and (f) the most recent actuarial valuation.

             (iii) With respect to each Actava Benefit Plan, except as set forth on Schedule 3.15(iii), (a) if intended to qualify under Code sections 401(a) or 403(a), (i) such Actava Benefit Plan has received a favorable determination letter from the Internal Revenue Service (the "Service") indicating that such Plan meets such require-ments, and such determination by the Service includes any new or modified requirements under the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993, or (ii) an application for a favorable determination letter including such legislation was filed with the Service prior to the expiration of the remedial amendment period (as defined in Code section 401(b) and regulations thereunder, and as extended pursuant to notices and revenue rulings of the Service) for filing such an application and such Plan has been substantially amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted through and including the Omnibus Budget Reconciliation Act of 1993, or
(iii) the remedial amendment period (as defined in (ii) above) with respect to such Plan has not yet expired, and an application for a favorable determination letter including such legislation will be timely filed with the Service prior to the expiration of such period and the Plan will be amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993 prior to the expiration of such period, (b) if intended to qualify under Code sections 401(a) or 403(a) and if originally effective prior to January 1, 1986, such Actava Benefit Plan has previously received a favorable determination letter from the Service indicating that such Plan meets the requirements of Code sections 401(a) or 403(a) as in effect on the date of the letter, including without limitation, the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), the Deficit Reduction Act of 1984 ("DEFRA"), and the Retirement Equity Act of 1984 ("REACT"), (c) such Actava Benefit Plan has been administered in material compliance with its terms and applicable law, (d) no event has occurred and there exists no circumstance under which Actava could, directly or indirectly through a Commonly Controlled Entity, incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits), (e) there are no actions, suits or claims pending (other than routine claims for benefits) or, to Actava's knowledge, threatened, with respect to any Actava Benefit Plan or against the assets of any Actava Benefit Plan, (f) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred, (g) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) has occurred, (h) no "reportable event" (as defined in ERISA section 4043) has occurred, (i) all contributions and PBGC premiums or premiums due under an insurance contract that insures benefits payable under an Actava Benefit Plan, as applicable, have been made on a timely basis and (j) all contributions made or required to be made under any Actava Benefit Plan which have been treated as deductible for purposes of one or more federal income tax returns of Actava meet the requirements for deductibility under the Code and all contributions that have not been made have been properly recorded on the books of Actava or a Commonly Controlled Entity in accordance with generally accepted accounting principles.

              (iv) With respect to each Actava Benefit Plan that is subject to Title IV of ERISA, except as set forth on Schedule 3.15(iv), (a) as of the date hereof and at the Effective Time, the market value of assets (exclusive of any contribution due to such Actava Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date shown for such plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shutdown of Actava and termination of such Actava Benefit Plan in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation in single-employer plan terminations and since its last valuation date, there have been no amendments to such Actava Benefit Plan that materially increased the present value of benefit liabilities (determined as provided above) nor any other material adverse changes in the funding status of such Actava Benefit Plan, and (b) Actava has not incurred, directly or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination or plan withdrawal from a multiemployer plan.

               (v) With respect to each Actava Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)), except as set forth on
Schedule 3.15(v), (a) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment or the end of the month of their termination of employment (other than coverage mandated by law), (b) there are no reserves, assets, surplus or prepaid premiums under any such plan and (c) Actava and any Commonly Controlled Entity have materially complied with the requirements of Code section 4980B.

              (vi) With respect to each Actava Benefit Plan that is a multiemployer plan, (a) Schedule 3.15(vi) indicates the number of employees with respect to whom Actava or any Commonly Controlled Entity makes contributions to each such plan and the most recent information available to Actava or any Commonly Controlled Entity with respect to the withdrawal liability of Actava or such Commonly Controlled Entity under each such plan, (b) each such plan is not, as of the date hereof, insolvent or in reorganization, nor does it have an accumulated funding deficiency, and Actava does not know of any reason why such plan would become insolvent or in reorganization or have an accumulated funding deficiency in the foreseeable future, (c) Actava or any Commonly Controlled Entity has made all contributions to each such plan due or accrued as of the date hereof and will have made all such contributions as of the Effective Time and (d) the withdrawal liability with respect to each such Plan if any Commonly Controlled Entity were to withdraw from the plan at the Effective Time is less than or equal to $0.

             (vii) Except as set forth on Schedule 3.15(vii), the consummation of the transactions contemplated by this Agreement will not (a) entitle any individual to severance pay, or (b) accelerate the time of payment, vesting of benefits (including stock options and restricted stock) or increase the amount of compensation due to any individual.

          3.16  Taxes.
                -----

               (a) Except as set forth on Schedule 3.16, (i) Actava and each of its subsidiaries timely has filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or Actava has paid on its behalf), or has or will set up an adequate reserve for the payment of, all taxes, together with interest and penalties thereon ("Taxes"), required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the SEC Filings reflect an adequate reserve for all Taxes payable by Actava and its subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against Actava or any of its subsidiaries other than those which are being contested in good faith and by proper proceedings by Actava, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have an Actava Material Adverse Effect.

               (b) The Federal income tax returns of Actava and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all years through 1987.

               (c) Except as set forth on Schedule 3.16, none of Actava, any subsidiary of Actava, or to Actava's knowledge, any group of which Actava or any subsidiary of Actava is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed.

               (d) Except as set forth on Schedule 3.16, (i) none of Actava, any subsidiary of Actava or, to Actava's knowledge, any group of which Actava or any subsidiary of Actava is now or ever was a member, is a party to any action or proceeding pending or, to Actava's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to Actava's knowledge, been asserted,
(iii) no audit or investigation of Actava or any subsidiary of Actava by any governmental authority is pending or, to Actava's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have an Actava Material Adverse Effect.

          3.17  Liabilities.  Except (i) as expressly disclosed in the Actava
                -----------
SEC Filings or (ii) as set forth on Schedule 3.17, and in the case of (i) and
(ii) above, as does not and will not have an Actava Material Adverse Effect, Actava and its subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since
December 31, 1994 in the ordinary course of business.  Except as set forth on
Schedule 3.17 or reflected in the Actava SEC Filings, Actava and its subsidiaries do not have (i) material obligations in respect of borrowed money,
(ii) material obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) material obligations which would be required by generally accepted accounting principles to be classified as "capital leases",
(iv) material obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any material obligations of any other person.

          3.18  Environmental Matters.  Except as disclosed on Schedule 3.18:
                ---------------------

               (i) Neither Actava nor any of its subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law (as hereafter defined).

              (ii) Actava and its subsidiaries have all Permits (as hereafter defined) required pursuant to Safety and Environmental Laws that are material to the conduct of the business of Actava or any of its subsidiaries, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and Actava and each of its subsidiaries is in compliance in all material respects with all terms and conditions thereof.

             (iii) Neither Actava nor any of its subsidiaries has received, or expects to receive due to the consummation of the Mergers, any material Environ-mental Claim (as hereafter defined).

              (iv) To Actava's knowledge, Actava and its subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release (as hereafter defined), generation, treatment, storage or disposal of Hazardous Substances (as hereafter defined).

               (v) Neither Actava nor any of its subsidiaries have entered into any written agreement with any Governmental Body (as hereafter defined) or any other person by which Actava or any of its subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment (as hereafter defined).

              (vi) To Actava's knowledge, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which Actava or any of its subsidiaries may be directly or indirectly responsible.

             (vii) To Actava's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by Actava or any of its subsidiaries, and, to Actava's knowledge, was not at, on or in any real property previously owned, leased or operated by Actava or any of its subsidiaries or any predecessor: (A) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (B) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (C) any landfill or solid waste disposal area, (D) any asbestos-containing material in a condition requiring abatement, (E) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (F) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action (as hereafter defined) under Safety and Environmental Laws, or (G) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of Actava and its subsidiaries.

            (viii) To Actava's knowledge, there is no basis or reasonably anticipated basis for any material Environmental Claim or material Environmental Compliance Costs (as hereafter defined).

              (ix) Neither Actava nor any of its subsidiaries have transported, stored, treated or disposed, nor have they allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at:
(a) any location other than a site lawfully permitted to receive such substances for such purposes, or (b) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor have they performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws or in any other manner which may result in Environmental Compliance Costs or in an Environmental Claim. All locations at which Actava or any of its subsidiaries have disposed of any Hazardous Substance are listed on Schedule 3.18(ix).

          For purposes of this Agreement, the following terms have the following meanings:

               (i)  "Environment" means navigable waters, waters of the
                     -----------
contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

              (ii)  "Environmental Claims" means any notification, whether
                     --------------------
direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of any of the Merging Parties or any of their subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by any of the Merging Parties or any of their subsidiaries, or the operations or property of any predecessor of any of the Merging Parties or any of their subsidiaries is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Body or any other person.

             (iii)  "Environmental Compliance Costs" means any expenditures,
                     ------------------------------
costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by any of the Merging Parties or by any of their subsidiaries to be in compliance with any and all requirements, as in effect as of the date hereof, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Safety and Environmental Laws; provided, however,
                                                          --------  -------
that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

              (iv)  "Governmental Body" means any government or political
                     -----------------
subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator.

               (v)  "Hazardous Substance" means any toxic waste, pollutant,
                     -------------------
hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

              (vi)  "Permits" means all licenses, permits, orders or approvals
                     -------
of, and all required registrations with, any Governmental Body that are material to the conduct of the business of any of the Merging Parties or any of their subsidiaries.

             (vii)  "Release" means any release, spill, emission, leaking,
                     -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

            (viii)  "Remedial Action" means all actions, whether voluntary or
                     ---------------
involuntary, reasonably necessary to comply with Safety and Environmental Laws to (A) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment; (B) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (C) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

              (ix)  "Safety and Environmental Laws" means all federal, state and
                     -----------------------------
local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et
                                                                            --
seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.,
----                                                                  -- ----
the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Water
                                                      -- ----
Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C.
                                           -- ----
Sec. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7
          -- ----
U.S.C. Sec. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sec.
                -- ----
651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Sec. 2601
    -- ----
et seq., the Safe Drinking Water Act, 42 U.S.C. Sec. 300f
-- ----
et seq., the Oil Pollution Act of 1990 and analogous state acts.
-- ----

          3.19  Intellectual Property.  Schedule 3.19 sets forth a list of all
                ---------------------
of Actava's and its subsidiaries' registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Actava and any of its subsidiaries relating to any of the foregoing that are material to the business of Actava and its subsidiaries taken as a whole. Except as set forth on
Schedule 3.19, to Actava's knowledge (i) Actava or one of its subsidiaries own, or are licensed to, or otherwise have, the right to use all registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises set forth on Schedule 3.19, and
(ii) Actava's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Actava and its subsidiaries have not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of Actava and its subsidiaries and to Actava's knowledge there is no basis for any such charge or claim, and (iii) Actava, its subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i),
(ii) and (iii) above, any of the foregoing which do not and will not have an Actava Material Adverse Effect.

          3.20  Real Estate.
                -----------

               (a) Schedule 3.20(a) sets forth a true, correct and complete schedule of all real property owned by Actava or any of its subsidiaries.
Actava or one of its subsidiaries is the owner of fee title to the real property described on Schedule 3.20(a) and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on
Schedule 3.20(a) and any exceptions or restrictions which, individually or in the aggregate, do not and will not have an Actava Material Adverse Effect.

               (b) Schedule 3.20(b) sets forth a true, correct and complete schedule of all material leases, subleases, licenses or other agreements under which Actava or any of its subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Actava Real Property Leases"). Except for the matters listed on Sche-dule 3.20(b), to Actava's knowledge, Actava holds the leasehold estate under and interest in each Actava Real Property Lease free and clear of all material liens, encumbrances and other rights of occupancy. Except as set forth on
Schedule 3.20(b), all Actava Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to Actava's knowledge, there is not under any such Actava Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other Actava Real Property Leases under which there is such a default, condition, event or act, has or will have an Actava Material Adverse Effect.

          3.21  Records.  The respective minute books of Actava and each of its
                -------
subsidiaries made available to each of Orion, Sterling and MITI contain materially accurate and complete records of all material corporate actions of the respective stockholders and directors (and committees thereof).

          3.22  Title to and Condition of Personal Property. Except as set forth
                -------------------------------------------
on Schedule 3.22, Actava and each of its subsidiaries have good and marketable title to the material personal property reflected in its or their financial statements or currently used in the operation of their businesses (other than leased property), and such property is free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for those which would not have an Actava Material Adverse Effect. All such personal property is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is customarily put, is free from defects and is merchantable and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Actava and its subsidiaries, other than such matters as would not have an Actava Material Adverse Effect.

          3.23  No Adverse Actions.  There is no existing, pending or, to
                ------------------
Actava's knowledge, threatened termination, cancellation, modification or change in the business relationship of Actava or any of its subsidiaries, with any supplier, customer or other person or entity except those which do not and will not have an Actava Material Adverse Effect. To Actava's knowledge, none of Actava, any subsidiary of Actava or any stockholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

          3.24  Labor Matters.
                -------------

               (a) Except as set forth on Schedule 3.24(a), neither Actava nor any of its subsidiaries has any material obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in the schedules hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. There are no efforts presently being made or, to Actava's knowledge, threatened by or on behalf of any labor union with respect to employees of Actava or any subsidiary of Actava. No unfair labor practice complaint against Actava or any subsidiary of Actava is pending or, to Actava's knowledge, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to Actava's knowledge, threatened against or involving Actava or any subsidiary of Actava; no collective bargaining representation question exists respecting the employees of Actava or any subsidiary of Actava; no grievance or internal or informal complaint exists under any collective bargaining agreement, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Actava or any subsidiary of Actava; and neither Actava nor any subsidiary of Actava has experienced any labor difficulty, except as to each of the foregoing, any matter which would not have an Actava Material Adverse Effect.

               (b) Except as set forth on Schedule 3.24(b), in the last three years, neither Actava nor any of its subsidiaries has effectuated, nor will Actava or any of its subsidiaries at any time before the Effective Time, effectuate (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (and applicable similar state law (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Actava or its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Actava or its subsidiaries; nor has Actava or its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

               (c) Except as set forth on Schedule 3.24(c), Actava and all of its subsidiaries are in compliance with all federal and state laws respecting immigration, employment and employment practices, fair labor practices, family and medical leave, terms and conditions of employment (including nondiscrimination in race, age, sex, religion, disability, etc.), and wages and hours except to the extent failure to comply would not have an Actava Material Adverse Effect.

          3.25  Investment Company Act.  Actava and each of its subsidiaries
                ----------------------
either (a) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Actava nor any of its subsidiaries is required to be registered under the Investment Company Act.

          3.26  Insurance.  Except as set forth on Schedule 3.26, neither Actava
                ---------
nor any subsidiary of Actava has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of Actava or any subsidiary of Actava, except any of the foregoing which do not and will not have an Actava Material Adverse Effect.

          3.27  Products.
                --------

               (a) Except (i) as set forth on Schedule 3.27(a) and (ii) as does not and will not have an Actava Material Adverse Effect, there are no product liability claims against or involving Actava or any of its subsidiaries or any product manufactured, marketed or distributed at any time by Actava or any of its subsidiaries ("Actava Products") and no such claims have been settled, adjudicated or otherwise disposed of since December 31, 1994.

               (b) Except (i) as set forth on Schedule 3.27(b) and (ii) as does not and will not have an Actava Material Adverse Effect, there are no statements, citations or decisions by any Governmental Body specifically stating that any Actava Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except (i) as set forth on Schedule 3.27(b) and (ii) as does not and will not have an Actava Material Adverse Effect, there have been no recalls ordered by any such Governmental Body with respect to any Actava Product. Except (i) as set forth on Schedule 3.27(b) and (ii) as does not and will not have an Actava Material Adverse Effect, to Actava's knowledge, there is no (A) fact relating to any Actava Product that may impose upon Actava or any of its subsidiaries a duty to recall any Actava Product or a duty to warn customers of a defect in any Actava Product, (B) latent or overt design, manufacturing or other defect in any Actava Product or (C) material liability for warranty claims or returns with respect to any Actava Product not fully reflected on Actava's financial statements referred to in Section 3.9 hereof.



                                   ARTICLE 3A

                           FURTHER REPRESENTATIONS AND
                              WARRANTIES OF ACTAVA

          Actava represents and warrants to each of Orion, Sterling and MITI that from and after April 12, 1995 until the date hereof, Actava has performed and complied with in all material respects its obligations, agreements and covenants under the Agreement and Plan of Merger dated as of April 12, 1995 among Actava, Orion, Sterling and MITI (the "Initial Merger Agreement") which were required to be performed or complied with by it at or prior to the date hereof.


                                   ARTICLE 3B

                         REPRESENTATIONS AND WARRANTIES
                    OF ACTAVA, OPC MERGERCO AND MITI MERGERCO

          Actava, OPC Mergerco and MITI Mergerco, jointly and severally, represent and warrant to each of Orion, Sterling and MITI as follows:

          3B.1  Organization and Good Standing.  Each of OPC Mergerco and MITI
                ------------------------------
Mergerco is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of OPC Mergerco and MITI Mergerco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Actava has heretofore delivered or made available to each of Orion, Sterling and MITI accurate and complete copies of the Certificates of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of each of OPC Mergerco and MITI Mergerco.

          3B.2  Capitalization.  The authorized capital stock of OPC Mergerco
                --------------
consists solely of 1,000 shares of Common Stock, par value $.01 per share (the "OPC Mergerco Common Stock"), all of which as of the date hereof are issued and outstanding and owned by Actava free and clear of all liens, pledges, mortgages, security interests and encumbrances or other restrictions or limitations with respect thereto. The authorized capital stock of MITI Mergerco consists solely of 1,000 shares of Common Stock, par value $.01 per share (the "MITI Mergerco Common Stock"), all of which as of the date hereof are issued and outstanding and owned by Actava free and clear of all liens, pledges, mortgages, security interests and encumbrances or other restrictions or limitations with respect thereto. All issued and outstanding shares of capital stock of each of OPC Mergerco and MITI Mergerco are owned by Actava and are validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable federal and state securities laws and regulations. There are not any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from either OPC Mergerco or MITI Mergerco any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of either OPC Mergerco or MITI Mergerco, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock.

          3B.3  Subsidiaries.  Neither OPC Mergerco nor MITI Mergerco owns any
                ------------
direct or indirect equity interest in any corporation, partnership, joint venture or other entity, domestic or foreign.

          3B.4  Authorization; Binding Agreement.  Each of OPC Mergerco and MITI
                --------------------------------
Mergerco has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Mergers, have been duly and validly authorized by each of OPC Mergerco's Board of Directors and MITI Mergerco's Board of Directors and by Actava (through its Board of Directors), as sole stockholder of each of OPC Mergerco and MITI Mergerco, and no other corporate proceedings on the part of Actava, OPC Mergerco or MITI Mergerco or any subsidiary of any of them are necessary to authorize the execution and delivery of this Agreement by OPC Mergerco and MITI Mergerco or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava). This Agreement has been duly and validly executed and delivered by each of OPC Mergerco and MITI Mergerco, and, subject to the approval and adoption of this Agreement by the stockholders of Actava in accordance with the DGCL and the Certificate of Incorporation and By-laws of Actava, constitutes the legal, valid and binding agreement of each of OPC Mergerco and MITI Mergerco, enforceable against each of OPC Mergerco and MITI Mergerco, in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          3B.5  Governmental Approvals.  No consent, approval or authorization
                ----------------------
of or declaration or filing with any governmental agency or regulatory authority on the part of either of OPC Mergerco and MITI Mergerco is required in connection with the execution or delivery by either OPC Mergerco or MITI Mergerco of this Agreement or the consummation by either OPC Mergerco or MITI Mergerco of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Orion Certificate of Merger or MITI Certificate of Merger, as appropriate, in lieu thereof) with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws and (iv) federal, state and local regulatory approvals and consents.

          3B.6  No Violations.  The execution and delivery by each of OPC
                -------------
Mergerco and MITI Mergerco of this Agreement, the consummation of the transactions contemplated hereby and compliance by each of OPC Mergerco and MITI Mergerco with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of

Incorporation or By-laws or other governing instruments of either of OPC Mergerco or MITI Mergerco, (ii) require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation to which either of OPC Mergerco or MITI Mergerco is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien, charge or other encumbrance of any kind upon any of the assets of either of OPC Mergerco or MITI Mergerco or (iv) subject to obtaining the governmental and other consents referred to in Section 3B.5, contravene any material law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any material order, writ, injunction, determination or award currently in effect to which either of OPC Mergerco or MITI Mergerco or any of their respective assets or properties are subject.

          3B.7  Conduct of Business.  Except for activities related to the
                -------------------
approval of this Agreement and the transactions contemplated hereby, neither OPC Mergerco nor MITI Mergerco has conducted any business of any kind whatsoever or owns or leases any real or personal property whatsoever.

          3B.8  Liabilities.  Neither OPC Mergerco nor MITI Mergerco has any
                -----------
direct or indirect Liabilities, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement. Neither OPC Mergerco nor MITI Mergerco has (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases",
(iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and
(v) any guaranties of any obligations of any other person.

          3B.9  Records.  The respective minute books of each of OPC Mergerco
                -------
and MITI Mergerco contain accurate and complete records of all corporate actions of the respective stockholders and directors (and committees thereof) of OPC Mergerco and MITI Mergerco.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                    OF ORION

          Orion represents and warrants as of April 12, 1995 to each of Actava, Sterling and MITI as follows (all references in this Article 4 to "as of the date of this Agreement" or to "as of the date hereof" shall be deemed to refer to April 12, 1995):

          4.1  Organization and Good Standing.  Orion and each of its material
               ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Orion and each of its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an Orion Material Adverse Effect (as defined in Section 15.9). Orion has heretofore delivered or made available to each of Actava, Sterling and MITI accurate and complete copies of the Certificates of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of Orion and each of its subsidiaries.

          4.2  Capitalization.  The authorized capital stock of Orion consists
               --------------
of 100,000,000 shares of Orion Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share ("Orion Preferred Stock"). As of March 31, 1995, 20,000,000 shares of Orion Common Stock and no shares of Orion Preferred Stock were issued and outstanding. No other capital stock of Orion is authorized or issued. All issued and outstanding shares of capital stock of Orion are validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 4.2(a), at the date hereof there are not any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Orion any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Orion, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock. Since March 31, 1995, Orion has not (i) issued any shares of capital stock or (ii) repurchased any shares of Orion Common Stock.

          4.3  Subsidiaries.  Exhibit 21 to Orion's filing on Form 10-K for the
               ------------
year ended February 28, 1994, sets forth the name, jurisdiction of incorporation or organization and percentages of outstanding capital stock or other equivalent equity ownership owned, directly or indirectly, by Orion, with respect to each subsidiary of Orion. Except as set forth on Schedule 4.3, Orion and its subsidiaries own no material direct or indirect equity interest in any cor-poration (other than direct or indirect subsidiaries of Orion), partnership, joint venture or other entity, domestic or foreign. All of the outstanding shares of capital stock in each of Orion's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. To Orion's knowledge, there are no irrevocable proxies or similar obligations with respect to such capital stock and no equity securities or other interests of any of the subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by Orion are owned by it free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto.

          4.4  Authorization; Binding Agreement.  Orion has requisite corporate
               --------------------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement by the Board of Directors and stockholders of Orion in accordance with the DGCL and the Certificate of Incorporation and By-laws of Orion. This Agreement has been duly and validly executed and delivered by Orion, and, subject to the approval and adoption of this Agreement by the Board of Directors and stockholders of Orion in accordance with the DGCL and the Certificate of Incorporation and By-laws of Orion, constitutes the legal, valid and binding agreement of Orion, enforceable against Orion in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable future bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          4.5  Governmental Approvals.  No consent, approval or authorization of
               ----------------------
or declaration or filing with any governmental agency or regulatory authority on the part of Orion or any of its subsidiaries is required in connection with the execution or delivery by Orion of this Agreement or the consummation by Orion of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificate of Merger in lieu thereof) with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws, (iv) federal, state and local regulatory approvals and consents and (v) filings under the HSR Act.

          4.6  No Violations.  The execution and delivery of this Agreement, the
               -------------
consummation of the transactions contemplated hereby and compliance by Orion with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles or Certificates of Incorporation or By-laws or other governing instruments of Orion or any of its subsidiaries,
(ii) except as set forth on Schedule 4.6 and except for any of the following which does not and will not have an Orion Material Adverse Effect, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of the Plan (as defined in Section 4.17) or any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation to which Orion or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien, charge or other encumbrance of any kind upon any of the assets of Orion or any of its subsidiaries other than any such lien, charge or other encumbrance which does not or will not have an Orion Material Adverse Effect or
(iv) subject to obtaining the governmental and other consents referred to in
Section 4.5, contravene any material law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any material order, writ, injunction, determination or award currently in effect to which Orion or any of its subsidiaries or any of their respective assets or properties are subject.

          4.7  Proxy Statement; Form S-4.  None of the information relating to
               -------------------------
Orion and its subsidiaries included in the Proxy Statement or Form S-4 will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by Actava, Sterling or MITI in writing for inclusion therein, as to which no representation is made, the Proxy Statement and Form S-4, and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act, as the case may be, and in each case the rules and regulations thereunder.

          4.8  SEC Filings.  Orion has made available to each of Actava,
               -----------
Sterling and MITI true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended February 29, 1992, and February 28, 1993 and 1994, as filed with the SEC, (ii) its proxy statements relating to all of Orion's meetings of stockholders (whether annual or special) since March 1, 1992, as filed with the SEC, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Orion with the SEC since March 1, 1992 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "Orion SEC Filings"). As of their respective dates, none of the Orion SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Orion SEC Filings at the time of filing complied in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder. As of the date hereof there are no claims, actions or proceedings (and to Orion's knowledge no investigations) pending by or against, or to Orion's knowledge threatened against Orion or any of its subsidiaries, or any properties or rights of Orion or any of its subsidiaries, before any court or any administrative, governmental or regulatory authority or body which is required to be described in any Orion SEC Filing that is not so described which have or will have an Orion Material Adverse Effect.

          4.9  Financial Statements.  The consolidated balance sheets of Orion
               --------------------
as of February 29, 1992 and

February 28, 1993 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by Ernst & Young LLP as to 1992 and KPMG Peat Marwick LLP as to 1993 and 1994, Orion's independent certified public accountants, as set forth in Orion's Annual Reports on Form 10-K, as amended, for the years ended February 29, 1992 and February 28, 1993 and 1994 and the unaudited consolidated balance sheet of Orion for the nine months ended
November 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows, including the footnotes thereto, as set forth in Orion's Quarterly Report on Form 10-Q for the period ended November 30, 1994, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of Orion and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and to the lack of complete footnotes).

          4.10  Absence of Certain Changes or Events.  Except as set forth in
                ------------------------------------
the Orion SEC Filings, since November 30, 1994, there has not been: (i) any material adverse change in the business, assets, prospects, condition (financial or other) or the results of operations of Orion and its subsidiaries taken as a whole other than any such change set forth on Schedule 4.10(i) or caused by general economic conditions, political or governmental instability or uncertainty, civil disturbances or unrest, war or other similar acts of force majeure; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of Orion; (iii) any return of any capital or other distribution of assets to stockholders of Orion; (iv) any material investment of a capital nature by Orion or any of its subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (v) except as set forth on
Schedule 4.10(v), any sale, disposition, license or other transfer of assets or properties of Orion and its subsidiaries (A) in excess of $100,000 individually or $1,000,000 in the aggregate for sales, dispositions or transfers of assets other than licensing of film and television product and (B) pursuant to a license for film and television product other than such a license (I) entered into in the ordinary course of business, (II) with a duration not in excess of seven years and (III) providing for payments not in excess of $500,000 in the aggregate; (vi) except as set forth on Schedule 4.10(vi), any employment or consulting agreement entered into by Orion and its subsidiaries with any officer or consultant of Orion and its subsidiaries providing for annual salary or other annual payments in excess of $100,000 or any amendment or modification to, or termination of, any current employment or consulting agreement to which Orion or any of its subsidiaries is a party which provides for annual salary or other annual payments in excess of $100,000;
(vii) any agreement to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 4 untrue, incomplete or incorrect in any material respect; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates; or (ix) any failure by Orion or its subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice.

          4.11  Compliance with Laws.  The business of Orion and its
                --------------------
subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, domestic or foreign, except for any instances of non-compliance which do not and will not have an Orion Material Adverse Effect.

          4.12  Permits.  Except as set forth on Schedule 4.12, (i) Orion and
                -------
its subsidiaries have all permits, certificates, licenses, approvals and other authorizations (collectively, "Orion Permits") required in connection with the operation of their businesses, (ii) neither Orion nor any of its subsidiaries are in violation of any Orion Permit applicable to any of them or to the operation of their businesses, and (iii) no proceedings are pending or, to Orion's knowledge threatened, to revoke or terminate any Orion Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and will not have an Orion Material Adverse Effect.

          4.13  Finders and Investment Bankers.  Neither Orion nor any of its
                ------------------------------
officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except a fee payable to Alex. Brown & Sons Incorporated ("Alex. Brown") pursuant to that certain engagement letter dated as of March 16, 1995 between Alex. Brown and Orion and a fee payable to Donaldson, Lufkin & Jenrette Securities Corporation.

          4.14  Contracts.  There is no Contract required to be described in or
                ---------
filed as an exhibit to any Orion SEC Filing that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than such Contracts which by their terms are no longer in force or effect or were otherwise rejected by Orion in connection with Orion's filing under and emergence from Chapter 11 of the United States Bankruptcy Code. Except as set forth in Schedule 4.6 or 4.14, (i) no approval or consent of, or notice to, any person is needed in order to ensure that such Contracts shall continue in full force and effect in accordance with their respective terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Orion or its subsidiaries is not in violation or breach of or default under any such Contract; nor to Orion's knowledge is any other party to any such Contract in violation or breach of or default under any such Contract, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have an Orion Material Adverse Effect.

          4.15  Employee Benefit Plans.
                ----------------------

               (i) Except as set forth on Schedule 4.15(i), there are no employee benefit plans or arrangements of any type, including (i) plans described in section 3(3) of ERISA and any other material plans, programs, practices or policies, including, but not limited to, any pension, profit sharing, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former employees or agents of Orion and their beneficiaries or dependents, or
(ii) multiemployer plans as defined in section 3(37) of ERISA, or (iii) multiple employer plans as defined in Section 413 of the Code, under which Orion has or in the future could have, directly or indirectly through a "Commonly Controlled Entity" (within the meaning of sections 414(b), (c), (m) and (o) of the Code), any liability with respect to any current or former employee of Orion or any Commonly Controlled Entity (collectively, "Orion Benefit Plans").

               (ii) With respect to each Orion Benefit Plan (where applicable), Orion has delivered to each of Actava, Sterling and MITI complete and accurate copies or summaries of (a) all plan texts and material agreements, (b) all material employee communications, (c) the most recent annual report, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the Internal Revenue Service and (f) the most recent actuarial valuation.

             (iii) With respect to each Orion Benefit Plan, except as set forth on Schedule 4.15(iii), (a) if intended to qualify under Code sections 401(a) or 403(a), (i) such Orion Benefit Plan has received a favorable determination letter from the Internal Revenue Service (the "Service") indicating that such Plan meets such requirements, and such determination by the Service includes any new or modified requirements under the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993, or (ii) an application for a favorable determination letter including such legislation was filed with the Service prior to the expiration of the remedial amendment period (as defined in Code section 401(b) and regulations thereunder, and as extended pursuant to notices and revenue rulings of the Service) for filing such an application and such Plan has been substantially amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted through and including the Omnibus Budget Reconciliation Act of 1993, or (iii) the remedial amendment period (as defined in (ii) above) with respect to such Plan has not yet expired, and an application for a favorable determination letter including such legislation will be timely filed with the Service prior to the expiration of such period and the Plan will be amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993 prior to the expiration of such period, (b) if intended to qualify under Code sections 401(a) or 403(a) and if originally effective prior to January 1, 1986, such Orion Benefit Plan has previously received a favorable determination letter from the Service indicating that such Plan meets the requirements of Code sections 401(a) or 403(a) as in effect on the date of the letter, including without limitation, TEFRA, DEFRA, and REACT, (c) such Orion Benefit Plan has been administered in material compliance with its terms and applicable law,
(d) no event has occurred and there exists no circumstance under which Orion could, directly or indirectly through a Commonly Controlled Entity, incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits), (e) there are no actions, suits or claims pending (other than routine claims for benefits) or, to Orion's knowledge, threatened, with respect to any Orion Benefit Plan or against the assets of any Orion Benefit Plan, (f) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred, (g) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) has occurred, (h) no "reportable event" (as defined in ERISA section 4043) has occurred, (i) all contributions and PBGC premiums or premiums due under an insurance contract that insures benefits payable under an Orion Benefit Plan, as applicable, have been made on a timely basis and (j) all contributions made or required to be made under any Orion Benefit Plan which have been treated as deductible for purposes of one or more federal income tax returns of Orion meet the requirements for deductibility under the Code and all contributions that have not been made have been properly recorded on the books of Orion or a Commonly Controlled Entity in accordance with generally accepted accounting principles.

              (iv) With respect to each Orion Benefit Plan that is subject to Title IV of ERISA, except as set forth on Schedule 4.15(iv), (a) as of the date hereof and at the Effective Time, the market value of assets (exclusive of any contribution due to such Orion Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date shown for such plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shutdown of Orion and termination of such Orion Benefit Plan in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation in single-employer plan terminations and since its last valuation date, there have been no amendments to such Orion Benefit Plan that materially increased the present value of benefit liabilities (determined as provided above) nor any other material adverse changes in the funding status of such Orion Benefit Plan, and (b) Orion has not incurred, directly or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination or plan withdrawal from a multiemployer plan.

               (v) With respect to each Orion Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)), except as set forth on
Schedule 4.15(v), (a) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment or the end of the month of their termination of employment (other than coverage mandated by law), (b) there are no reserves, assets, surplus or prepaid premiums under any such plan and (c) Orion and any Commonly Controlled Entity have materially complied with the requirements of Code section 4980B.

              (vi) With respect to each Orion Benefit Plan that is a multiemployer plan, (a) Schedule 4.15(vi) indicates the number of employees with respect to whom Orion or any Commonly Controlled Entity makes contributions to each such plan and the most recent information available to Orion or any Commonly Controlled Entity with respect to the withdrawal liability of Orion or such Commonly Controlled Entity under each such plan, (b) each such plan is not, as of the date hereof, insolvent or in reorganization, nor does it have an accumulated funding deficiency, and Orion does not know of any reason why such plan would become insolvent or in reorganization or have an accumulated funding deficiency in the foreseeable future, (c) Orion or any Commonly Controlled Entity has made all contributions to each such plan due or accrued as of the date hereof and will have made all such contributions as of the Effective Time and (d) the withdrawal liability with respect to each such Plan if any Commonly Controlled Entity were to withdraw from the plan at the Effective Time is less than or equal to $0.

             (vii) Except as set forth on Schedule 4.15(vii), the consummation of the transactions contemplated by this Agreement will not (a) entitle any individual to severance pay, or (b) accelerate the time of payment, vesting of benefits (including stock options and restricted stock) or increase the amount of compensation due to any individual.

          4.16  Taxes.
                -----

               (a) Except as set forth on Schedule 4.16, (i) Orion and each of its subsidiaries timely has filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or Orion has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the SEC Filings reflect an adequate reserve for all Taxes payable by Orion and its subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against Orion or any of its subsidiaries other than those which are being contested in good faith and by proper proceedings by Orion, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have an Orion Material Adverse Effect.

               (b) The Federal income tax returns of Orion and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all years through 1991.

               (c) Except as set forth on Schedule 4.16, none of Orion, any subsidiary of Orion or, to Orion's knowledge, any group of which Orion or any subsidiary of Orion is now or ever was a member has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed, which statute of limitations has not expired or return has not been timely filed.

               (d) Except as set forth on Schedule 4.16, (i) none of Orion, any subsidiary of Orion or, to Orion's knowledge, any group of which Orion or any subsidiary of Orion is now or ever was a member, is a party to any action or proceeding pending or, to Orion's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has to Orion's knowledge been asserted, (iii) no audit or investigation of Orion or any subsidiary of Orion by any governmental authority is pending or, to Orion's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which in the case of clauses (i-iv), could have an Orion Material Adverse Effect.

          4.17  Liabilities.  Except (i) as expressly disclosed in the Orion SEC
                -----------
Filings or (ii) as set forth on Schedule 4.17, and in the case of (i) and (ii) above, as does not and will not have an Orion Material Adverse Effect, Orion and its subsidiaries do not have any direct or indirect Liabilities, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since November 30, 1994 in the ordinary course of business. Except as set forth on Schedule 4.17 or reflected in the Orion SEC Filings, Orion and its subsidiaries do not have
(i) material obligations in respect of borrowed money, (ii) material obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) material obligations which would be required by generally accepted accounting principles to be classified as "capital leases", (iv) material obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any material obligations of any other person. Schedule 4.17 sets forth a list, dated as of the date hereof, of all unresolved "Claims" in excess of $100,000 as defined in and arising out of Orion's Modified Third Amended Joint Consolidated Plan of Reorganization dated October 20, 1992, as amended (the "Plan") specifying in reasonable detail the name of such claimant and the amount and classification of each such Claim.

          4.18  Environmental Protection.  Except as disclosed on Schedule 4.18:
                ------------------------

               (i) Neither Orion nor any of its subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law.

              (ii) Orion and its subsidiaries have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of Orion or any of its subsidiaries, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and Orion and each of its subsidiaries is in compliance in all material respects with all terms and conditions thereof.

             (iii) Neither Orion nor any of its subsidiaries has received, or expects to receive due to the consummation of the Orion Merger, any material Environmental Claim.

              (iv) To Orion's knowledge, Orion and its subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances.

               (v) Neither Orion nor any of its subsidiaries have entered into any written agreement with any Governmental Body or any other person by which Orion or any of its subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

              (vi) To Orion's knowledge, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which Orion or any of its subsidiaries may be directly or indirectly responsible.

             (vii) To Orion's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by Orion or any of its subsidiaries, and, to Orion's knowledge, was not at, on or in any real property previously owned, leased or operated by Orion or any of its subsidiaries or any predecessor: (A) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances,
(B) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (C) any landfill or solid waste disposal area, (D) any asbestos-containing material in a condition requiring abatement, (E) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (F) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action under Safety and Environmental Laws, or (G) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of Orion and its subsidiaries.

            (viii) To Orion's knowledge, there is no basis or reasonably anticipated basis for any material Environmental Claim or material Environmental Compliance Costs.

              (ix) Neither Orion nor any of its subsidiaries have transported, stored, treated or disposed, nor have they allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at:
(a) any location other than a site lawfully permitted to receive such substances for such purposes, or (b) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor have they performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws or in any other manner which may result in Environmental Compliance Costs or in an Environmental Claim. All locations at which Orion or any of its subsidiaries have disposed of any Hazardous Substance are listed on Schedule 4.18(ix).

          4.19  Intellectual Property.  Schedule 4.19 sets forth a list of all
                ---------------------
of Orion's and its subsidiaries' registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to Orion and any of its subsidiaries relating to any of the foregoing that are material to the business of Orion and its subsidiaries taken as a whole. Except as set forth on
Schedule 4.19, to Orion's knowledge (i) Orion or one of its subsidiaries own, or are licensed to, or otherwise have, the right to use all registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises set forth on Schedule 4.19, and
(ii) Orion's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Orion and its subsidiaries have not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of Orion and its subsidiaries and to Orion's knowledge there is no basis for any such charge or claim, and (iii) Orion, its subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i), (ii) and (iii) above, any of the foregoing which do not and will not have an Orion Material Adverse Effect.

          4.20  Real Estate.
                -----------

               (a) Schedule 4.20(a) sets forth a true, correct and complete schedule of all real property owned by Orion or any of its subsidiaries. Orion or one of its subsidiaries is the owner of fee title to the real property described on Schedule 4.20(a) and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on
Schedule 4.20(a) and any exceptions or restrictions which, individually or in the aggregate, do not and will not have an Orion Material Adverse Effect.

               (b) Schedule 4.20(b) sets forth a true, correct and complete schedule of all material leases, subleases, licenses or other agreements under which Orion or any of its subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Orion Real Property Leases"). Except for the matters listed on
Schedule 4.20(b), to

Orion's knowledge, Orion holds the leasehold estate under and interest in each Orion Real Property Lease free and clear of all material liens, encumbrances and other rights of occupancy. Except as set forth on Schedule 4.20(b), all Orion Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to Orion's knowledge, there is not under any such Orion Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other Orion Real Property Leases under which there is such a default, condition, event or act, has or will have an Orion Material Adverse Effect.

          4.21  Records.  The respective minute books of Orion and each of its
                -------
subsidiaries made available to each of Actava, Sterling and MITI contain materially accurate and complete records of all material corporate actions of the respective stockholders and directors (and committees thereof).

          4.22  Title to and Condition of Personal Property. Except as set forth
                -------------------------------------------
on Schedule 4.22, Orion and each of its subsidiaries have good and marketable title to the material personal property reflected in its or their financial statements or currently used in the operation of their businesses (other than leased property), and such property is free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for those which would not have an Orion Material Adverse Effect. All such personal property is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is customarily put, is free from defects and is merchantable and is of a quality and quantity presently usable in the ordinary course of the operation of the businesses of Orion and its subsidiaries, other than such matters as would not have an Orion Material Adverse Effect.

          4.23  No Adverse Actions.  There is no existing, pending or, to
                ------------------
Orion's knowledge, threatened termination, cancellation, modification or change in the business relationship of Orion or any of its subsidiaries, with any supplier, customer or other person or entity except those which do not and will not have an Orion Material Adverse Effect. To Orion's knowledge, none of Orion, any subsidiary of Orion or any stockholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

          4.24  Labor Matters.
                -------------

               (a) Except as set forth on Schedule 4.24(a), neither Orion nor any of its subsidiaries has any material obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in the schedules hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. There are no efforts presently being made or, to Orion's knowledge, threatened by or on behalf of any labor union with respect to employees of Orion or any subsidiary of Orion. No unfair labor practice complaint against Orion or any subsidiary of Orion is pending or, to Orion's knowledge, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to Orion's knowledge, threatened against or involving Orion or any subsidiary of Orion; no collective bargaining representation question exists respecting the employees of Orion or any subsidiary of Orion; no grievance or internal or informal complaint exists under any collective bargaining agreement, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Orion or any subsidiary of Orion; and neither Orion nor any subsidiary of Orion has experienced any labor difficulty, except as to each of the foregoing, any matter which would not have an Orion Material Adverse Effect.

               (b) Except as set forth on Schedule 4.24(b), in the last three years, neither Orion nor any of its subsidiaries has effectuated, nor will Orion or any of its subsidiaries at any time before the Effective Time, effectuate
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Orion or its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Orion or its subsidiaries; nor has Orion or its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

               (c) Except as set forth on Schedule 4.24(c), Orion and all of its subsidiaries are in compliance with all federal and state laws respecting immigration, employment and employment practices, fair labor practices, family and medical leave, terms and conditions of employment (including nondiscrimination in race, age, sex, religion, disability, etc.) and wages and hours except to the extent failure to comply would not have an Orion Material Adverse Effect.

          4.25  Investment Company Act.  Orion and each of its subsidiaries
                ----------------------
either (a) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Orion nor any of its subsidiaries is required to be registered under the Investment Company Act.

          4.26  Insurance.  Except as set forth on Schedule 4.26, neither Orion
                ---------
nor any subsidiary of Orion has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of Orion or any subsidiary of Orion, except any of the foregoing which do not and will not have an Orion Material Adverse Effect.

          4.27  Products.  (a)  Except (i) as set forth on Schedule 4.27(a) and
                --------
(ii) as does not and will not have an Orion Material Adverse Effect, there are no product liability claims against or involving Orion or any of its subsidiaries or any product manufactured, marketed or distributed at any time by Orion or any of its subsidiaries ("Orion Products") and no such claims have been settled, adjudicated or otherwise disposed of since November 30, 1994.

               (b) Except (i) as set forth on Schedule 4.27(b) and (ii) as does not and will not have an Orion Material Adverse Effect, there are no statements, citations or decisions by any Governmental Body specifically stating that any Orion Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except (i) as set forth on Schedule 4.27(b) and
(ii) as does not and will not have an Orion Material Adverse Effect, there have been no recalls ordered by any such Governmental Body with respect to any Orion Product. Except (i) as set forth on Schedule 4.27(b) and (ii) as does not and will not have an Orion Material Adverse Effect, to Orion's knowledge, there is no (A) fact relating to any Orion Product that may impose upon Orion or any of its subsidiaries a duty to recall any Orion Product or a duty to warn customers of a defect in any Orion Product, (B) latent or overt design, manufacturing or other defect in any Orion

Product or (C) material liability for warranty claims or returns with respect to any Orion Product not fully reflected on Orion's financial statements referred to in Section 4.9 hereof.

          4.28  MetProductions Indebtedness.  As of March 31, 1995, the
                ---------------------------
principal amount outstanding of the MetProductions Indebtedness was $6.28 million.

          4.29  No Conflict.  Other than the restrictions and covenants set
                -----------
forth in the agreements, instruments and indentures referred to in Sections
12.2.9 and 12.2.10, Orion is not a party to any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation which would (i) restrict Orion's ability to produce or acquire from third parties film product other than with financing which is non-recourse to Orion or (ii) require Orion to deposit and distribute its Net Cash Flow (as defined below) in accordance with the Collateral Trust Agreement (as defined below). The representation and warranty made in this Section 4.29 shall be deemed an Orion Modified Representation (as hereinafter defined) subject to the provisions of Section 12.2.2(i) of this Agreement.


                                   ARTICLE 4A

                             FURTHER REPRESENTATIONS
                             AND WARRANTIES OF ORION

          Orion represents and warrants to each of Actava, Sterling and MITI that from and after April 12, 1995 until the date hereof, Orion has performed and complied with in all material respects its obligations, agreements and covenants under the Initial Merger Agreement which were required to be performed or complied with by it at or prior to the date hereof.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                                   OF STERLING

          Sterling represents and warrants as of April 12, 1995 to each of Actava, Orion and MITI as follows (all references in this Article 5 to "as of the date of this Agreement" or to "as of the date hereof" shall be deemed to refer to April 12, 1995):

          5.1  Organization and Good Standing.  Sterling and each of its
               ------------------------------
material subsidiaries as disclosed on Exhibit 22.1 to Sterling's filing on Form 10-K for the year ended March 31, 1994, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sterling and each of its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Sterling Material Adverse Effect (as defined in Section 15.9). Sterling has heretofore delivered or made available to each of Actava, Orion and MITI accurate and complete copies of the Certificates of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of Sterling and each of its subsidiaries.

          5.2  Capitalization.  The authorized capital stock of Sterling
               --------------
consists of 25,000,000 shares of Sterling Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Sterling Preferred Stock"). As of March 31, 1995 11,215,000 shares of Sterling Common Stock were issued and outstanding and no shares of Sterling Preferred Stock were issued and outstanding. No other capital stock of Sterling is authorized or issued. All issued and outstanding shares of capital stock of Sterling are validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 5.2(a), at the date hereof there are not any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Sterling any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Sterling, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on Schedule 5.2(b), since March 31, 1995, Sterling has not (i) issued any shares of capital stock, except pursuant to the exercise of then outstanding options or warrants in accordance with their terms or (ii) repurchased any shares of Sterling Common Stock.

          5.3  Subsidiaries.  Exhibit 22.1 to Sterling's filing on Form 10-K for
               ------------
the year ended March 31, 1994 sets forth the name, jurisdiction of incorporation or organization and percentages of outstanding capital stock or other equivalent equity ownership owned, directly or indirectly, by Sterling, with respect to each material subsidiary of Sterling. Except as set forth on Schedule 5.3, Sterling and its subsidiaries own no material direct or indirect equity interest in any corporation (other than direct or indirect subsidiaries of Sterling), partnership, joint venture or other entity, domestic or foreign. All of the outstanding shares of capital stock in each of Sterling's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.
Except as set forth on Schedule 5.3, to Sterling's knowledge there are no irrevocable proxies or similar obligations with respect to such capital stock and no equity securities or other interests of any of the subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Except as set forth on Schedule 5.3, all of such shares so owned by Sterling are owned by it free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto.

          5.4  Authorization; Binding Agreement.  Sterling has requisite
               --------------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement by the stockholders of Sterling in accordance with the DGCL and the Certificate of Incorporation and By-laws of Sterling. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Sterling

Merger, have been duly and validly authorized by Sterling's Board of Directors and no other corporate proceedings on the part of Sterling or any subsidiary of Sterling are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement by the stockholders of Sterling in accordance with the DGCL and the Certificate of Incorporation and By-laws of Sterling). This Agreement has been duly and validly executed and delivered by Sterling, and, subject to the approval and adoption of this Agreement by the stockholders of Sterling in accordance with the DGCL and the Certificate of Incorporation and By-laws of Sterling, constitutes the legal, valid and binding agreement of Sterling, enforceable against Sterling in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable future bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          5.5  Governmental Approvals.  No consent, approval or authorization of
               ----------------------
or declaration or filing with any governmental agency or regulatory authority on the part of Sterling or any of its subsidiaries is required in connection with the execution or delivery by Sterling of this Agreement or the consummation by Sterling of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificate of Merger in lieu thereof) with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws, (iv) federal, state and local regulatory approvals and consents and (v) filings under the HSR Act.

          5.6  No Violations.  The execution and delivery of this Agreement, the
               -------------
consummation of the transactions contemplated hereby and compliance by Sterling with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles or Certificates of Incorporation or By-laws or other governing instruments of Sterling or any of its subsidiaries,
(ii) except as set forth on Schedule 5.6 and except for any of the following which does not and will not have a Sterling Material Adverse Effect, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation to which Sterling or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(iii) result in the creation or imposition of any lien, charge or other encumbrance of any kind upon any of the assets of Sterling or any of its subsidiaries other than any such lien, charge or other encumbrance which does not and will not have a Sterling Material Adverse Effect or (iv) subject to obtaining the governmental and other consents referred to in Section 5.5, contravene any material law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any material order, writ, injunction, determination or award currently in effect to which Sterling or any of its subsidiaries or any of their respective assets or properties are subject.

          5.7  Proxy Statement; Form S-4.  None of the information relating to
               -------------------------
Sterling and its subsidiaries included in the Proxy Statement or Form S-4 will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by Actava, Orion and MITI in writing for inclusion therein, as to which no representation is made, the Proxy Statement, and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the rules and regulations thereunder.

          5.8  SEC Filings.  Sterling has made available to each of Actava,
               -----------
Orion and MITI true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended March 31, 1992, 1993 and 1994, as filed with the SEC, (ii) its proxy statements relating to all of Sterling's meetings of stockholders (whether annual or special) since April 1, 1992, as filed with the SEC, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Sterling with the SEC since April 1, 1992 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "Sterling SEC Filings"). As of their respective dates, none of the Sterling SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Sterling SEC Filings at the time of filing complied in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder. As of the date hereof there are no claims, actions or proceedings (and to Sterling's knowledge no investigations) pending by or against or, to Sterling's knowledge, threatened against Sterling or any of its subsidiaries, or any properties or rights of Sterling or any of its subsidiaries, before any court or any administrative, governmental or regulatory authority or body which is required to be described in any Sterling SEC Filing that is not so described which have or will have a Sterling Material Adverse Effect.

          5.9  Financial Statements.  The consolidated balance sheets of
               --------------------
Sterling as of March 31, 1993 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, audited by Arthur Andersen LLP, Sterling's independent public accountants, as set forth in Sterling's Annual Reports on Form 10-K, as amended, for the years ended March 31, 1992, 1993 and 1994, and the unaudited consolidated balance sheet of Sterling for the nine months ended December 31, 1994 and the related consolidated statements of operations, stock-holders' equity and cash flows, including the footnotes thereto, as set forth in Sterling's Quarterly Report on Form 10-Q for the period ended December 31, 1994, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of Sterling and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and to the lack of complete footnotes).

          5.10  Absence of Certain Changes or Events.  Except as set forth in
                ------------------------------------
the Sterling SEC Filings, since December 31, 1994 there has not been: (i) any material adverse change in the business, assets, prospects, condition (financial or other) or the results of operations of Sterling and its subsidiaries taken as a whole other than any such change caused by general economic conditions, political or governmental instability or uncertainty, civil disturbances or unrest, war or other similar acts of force majeure; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of Sterling;
(iii) any return of any capital or other distribution of assets to stockholders of Sterling;

(iv) except as set forth on Schedule 5.10(v), any material investment of a capital nature by Sterling or any of its subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (v) except as set forth on Schedule 5.10(v), any sale, disposition, license or other transfer of assets or properties of Sterling and its subsidiaries (A) in excess of $100,000 individually or $1,000,000 in the aggregate for sales, dispositions or transfers of assets other than licensing a film and television product and (B) pursuant to a license of film or television product other than such a license (I) entered into in the ordinary course of business, (II) with a duration not in excess of 7 years and (III) providing for payments not in excess of $500,000 in the aggregate; (vi) any employment or consulting agreement entered into by Sterling and its subsidiaries with any officer or consultant of Sterling and its subsidiaries providing for annual salary or other annual payments in excess of $100,000 or any amendment or modification to, or termination of, any current employment or consulting agreement to which Sterling or any of its subsidiaries is a party which provides for annual salary or other annual payments in excess of $100,000; (vii) any agreement to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 5 untrue, incomplete or incorrect in any material respect; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates; or (ix) any failure by Sterling or its subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice.

          5.11  Compliance with Laws.  The business of Sterling and its
                --------------------
subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, domestic or foreign, except for any instances of non-compliance which do not and will not have a Sterling Material Adverse Effect.

          5.12  Permits.  Except as set forth on Schedule 5.12, (i) Sterling and
                -------
its subsidiaries have all permits, certificates, licenses, approvals and other authorizations (collectively, "Sterling Permits") required in connection with the operation of their businesses, (ii) neither Sterling nor any of its subsidiaries are in violation of any Sterling Permit applicable to any of them or to the operation of their businesses, and (iii) no proceedings are pending or, to Sterling's knowledge, threatened, to revoke or terminate any Sterling Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and will not have a Sterling Material Adverse Effect.

          5.13  Finders and Investment Bankers.  Neither Sterling nor any of its
                ------------------------------
officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except a fee payable to Houlihan, Lokey, Howard & Zukin ("Houlihan Lokey") pursuant to that certain engagement letter dated April 11, 1995 between Houlihan Lokey and Sterling.

          5.14  Contracts.  There is no Contract required to be described in or
                ---------
filed as an exhibit to any Sterling SEC Filing that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than such Contracts which by their terms are no longer in force or effect. Except as set forth in
Schedule 5.6 or 5.14, (i) no approval or consent of, or notice to, any person is needed in order to ensure that such Contracts shall continue in full force and effect in accordance with their respective terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Sterling or its subsidiaries is not in violation or breach of or default under any such Contract; nor to Sterling's knowledge is any other party to any such Contract in violation or breach of or default under any such Contract, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Sterling Material Adverse Effect.

          5.15  Employee Benefit Plans.
                ----------------------

               (i) Except as set forth on Schedule 5.15(i), there are no employee benefit plans or arrangements of any type, including (i) plans described in section 3(3) of ERISA and any other material programs, practices or policies, including, but not limited to, any pension, profit sharing, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former employees or agents of Sterling and their beneficiaries or dependents, or
(ii) multiemployer plans as defined in section 3(37) of

ERISA, or (iii) multiple employer plans as defined in Section 413 of the Code, under which Sterling has or in the future could have, directly or indirectly through a "Commonly Controlled Entity" (within the meaning of sections 414(b), (c), (m) and (o) of the Code), any liability with respect to any current or former employee of Sterling or any Commonly Controlled Entity (collectively, "Sterling Benefit Plans").

              (ii) With respect to each Sterling Benefit Plan (where applicable), Sterling has delivered to each of Actava, Orion and MITI complete and accurate copies or summaries of (a) all plan texts and material agreements,
(b) all material employee communications, (c) the most recent annual report, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the Internal Revenue Service and
(f) the most recent actuarial valuation.

             (iii) With respect to each Sterling Benefit Plan, except as set forth on Schedule 5.15(iii), (a) if intended to qualify under Code sections 401(a) or 403(a), (i) such Sterling Benefit Plan has received a favorable determination letter from the Internal Revenue Service (the "Service") indicating that such Plan meets such requirements, and such determination by the Service includes any new or modified requirements under the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993, or (ii) an application for a favorable determination letter including such legislation was filed with the Service prior to the expiration of the remedial amendment period (as defined in Code section 401(b) and regulations thereunder, and as extended pursuant to notices and revenue rulings of the Service) for filing such an application and such Plan has been substantially amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted through and including the Omnibus Budget Reconciliation Act of 1993, or (iii) the remedial amendment period (as defined in (ii) above) with respect to such Plan has not yet expired, and an application for a favorable determination letter including such legislation will be timely filed with the Service prior to the expiration of such period and the Plan will be amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993 prior to the expiration of such period, (b) if intended to qualify under Code sections 401(a) or 403(a) and if originally effective prior to January 1, 1986, such Sterling Benefit Plan has previously received a favorable determination letter from the Service indicating that such

Plan meets the requirements of Code sections 401(a) or 403(a) as in effect on the date of the letter, including without limitation, TEFRA, DEFRA, and REACT,
(c) such Sterling Benefit Plan has been administered in material compliance with its terms and applicable law, (d) no event has occurred and there exists no circumstance under which Sterling could, directly or indirectly through a Commonly Controlled Entity, incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits), (e) there are no actions, suits or claims pending (other than routine claims for benefits) or, to Sterling's knowledge, threatened, with respect to any Sterling Benefit Plan or against the assets of any Sterling Benefit Plan, (f) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred, (g) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) has occurred, (h) no "reportable event" (as defined in ERISA section 4043) has occurred, (i) all contributions and PBGC premiums or premiums due under an insurance contract that insures benefits payable under a Sterling Benefit Plan, as applicable, have been made on a timely basis and (j) all contributions made or required to be made under any Sterling Benefit Plan which have been treated as deductible for purposes of one or more federal income tax returns of Sterling meet the requirements for deductibility under the Code and all contributions that have not been made have been properly recorded on the books of Sterling or a Commonly Controlled Entity in accordance with generally accepted accounting principles.

              (iv) With respect to each Sterling Benefit Plan that is subject to Title IV of ERISA, except as set forth on Schedule 5.15(iv), (a) as of the date hereof and at the Effective Time, the market value of assets (exclusive of any contribution due to such Sterling Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date shown for such plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shutdown of Sterling and termination of such Sterling Benefit Plan in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation in single-employer plan terminations and since its last valuation date, there have been no amendments to such Sterling Benefit Plan that materially increased the present value of benefit liabilities (determined as provided above) nor any other material adverse changes in the funding status of such Sterling Benefit Plan, and (b) Sterling has not incurred, directly or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination or plan withdrawal from a multiemployer plan.

               (v) With respect to each Sterling Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)), except as set forth on
Schedule 5.15(v), (a) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment or the end of the month of their termination of employment (other than coverage mandated by law), (b) there are no reserves, assets, surplus or prepaid premiums under any such plan and (c) Sterling and any Commonly Controlled Entity have materially complied with the requirements of Code section 4980B.

              (vi) With respect to each Sterling Benefit Plan that is a multiemployer plan, (a) Schedule 5.15(vi) indicates the number of employees with respect to whom Sterling or any Commonly Controlled Entity makes contributions to each such plan and the most recent information available to Sterling or any Commonly Controlled Entity with respect to the withdrawal liability of Sterling or such Commonly Controlled Entity under each such plan, (b) each such plan is not, as of the date hereof, insolvent or in reorganization, nor does it have an accumulated funding deficiency, and Sterling does not know of any reason why such plan would become insolvent or in reorganization or have an accumulated funding deficiency in the foreseeable future, (c) Sterling or any Commonly Controlled Entity has made all contributions to each such plan due or accrued as of the date hereof and will have made all such contributions as of the Effective Time and (d) the withdrawal liability with respect to each such Plan if any Commonly Controlled Entity were to withdraw from the plan at the Effective Time is less than or equal to $0.

             (vii) Except as set forth on Schedule 5.15(vii), the consummation of the transactions contemplated by this Agreement will not (a) entitle any individual to severance pay, or (b) accelerate the time of payment, vesting of benefits (including stock options and restricted stock) or increase the amount of compensation due to any individual.

          5.16  Taxes.
                -----

               (a) Except as set forth on Schedule 5.16, (i) Sterling and each of its subsidiaries timely has filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or Sterling has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of this Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the SEC Filings reflect an adequate reserve for all Taxes payable by Sterling and its subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against Sterling or any of its subsidiaries other than those which are being contested in good faith and by proper proceedings by Sterling, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Sterling Material Adverse Effect.

               (b) The Federal income tax returns of Sterling and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all years through 1990.

               (c) Except as set forth on Schedule 5.16, none of Sterling, any subsidiary of Sterling or, to Sterling's knowledge, any group of which Sterling or any subsidiary of Sterling is now or ever was a member has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed.

               (d) Except as set forth on Schedule 5.16, (i) none of Sterling, any subsidiary of Sterling or, to Sterling's knowledge, any group of which Sterling or any subsidiary of Sterling is now or ever was a member, is a party to any action or proceeding pending or, to Sterling's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has to Sterling's knowledge been asserted, (iii) no audit or investigation by any governmental authority is pending or, to Sterling's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a Sterling Material Adverse Effect.

          5.17  Liabilities.  Except (i) as expressly disclosed in the Sterling
                -----------
SEC Filings or (ii) as set forth on Schedule 5.17, and in the case of (i) and
(ii) above, as does not and will not have a Sterling Material Adverse Effect, Sterling and its subsidiaries do not have any direct or indirect Liabilities, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since December 31, 1994 in the ordinary course of business. Except as set forth on Schedule 5.17 or reflected in the Sterling SEC Filings, Sterling and its subsidiaries do not have (i) material obligations in respect of borrowed money, (ii) material obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) material obligations which would be required by generally accepted accounting principles to be classified as "capital leases", (iv) material obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any material obligations of any other person. Schedule 5.17 sets forth a list, dated as of the date hereof, of all unresolved "Claims" in excess of $25,000, whether payable in cash or Sterling Common Stock, as defined in and arising out of Sterling's Second Amended Joint Plan of Reorganization dated February 5, 1992, specifying in reasonable detail the name of such claimant and the amount and classification of each such Claim.

          5.18  Environmental Protection.  Except as disclosed on Schedule 5.18:
                ------------------------

               (i) Neither Sterling nor any of its subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law.

              (ii) Sterling and its subsidiaries have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of Sterling or any of its subsidiaries, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and Sterling and each of its subsidiaries is in compliance in all material respects with all terms and conditions thereof.

             (iii) Neither Sterling nor any of its subsidiaries has received, or expects to receive due to the consummation of the Sterling Merger, any material Environmental Claim.

              (iv) To Sterling's knowledge, Sterling and its subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances.

               (v) Neither Sterling nor any of its subsidiaries have entered into any written agreement with any Governmental Body or any other person by which Sterling or any of its subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

              (vi) To Sterling's knowledge, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which Sterling or any of its subsidiaries may be directly or indirectly responsible.

             (vii) To Sterling's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by Sterling or any of its subsidiaries, and, to Sterling's knowledge, was not at, on or in any real property previously owned, leased or operated by Sterling or any of its subsidiaries or any predecessor: (A) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (B) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (C) any landfill or solid waste disposal area, (D) any asbestos-containing material in a condition requiring abatement, (E) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (F) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action (as hereafter defined) under Safety and Environmental Laws, or (G) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of Sterling and its subsidiaries.

            (viii) To Sterling's knowledge, there is no basis or reasonably anticipated basis for any material Environmental Claim or material Environmental Compliance Costs.

              (ix) Neither Sterling nor any of its subsidiaries have transported, stored, treated or disposed, nor have they allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at: (a) any location other than a site lawfully permitted to receive such substances for such purposes, or (b) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor have they performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws or in any other manner which may result in Environmental Compliance Costs or in an Environmental Claim. All locations at which Sterling or any of its subsidiaries have disposed of any Hazardous Substance are listed on
Schedule 5.18(ix).

          5.19  Intellectual Property.  Schedule 5.19 sets forth a list of all
                ---------------------
of Sterling's and its subsidiaries' registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights for filmed product in which Sterling or one of its consolidated subsidiaries is the registered owner of such product, and not the licensee of distribution rights for filmed product ("Sterling Copyrights") and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Sterling and any of its subsidiaries relating to any of the foregoing and Sterling has delivered or made available a true and correct listing of availabilities of all filmed product to which Sterling or any of its consolidated subsidiaries has licensed distribution rights that are material to the business of Sterling and its subsidiaries taken as a whole. Except as set forth on Schedule 5.19, to Sterling's knowledge (i) Sterling or one of its subsidiaries own, or are licensed to, or otherwise have, the right to use all registered patents, registered trademarks, registered service marks, registered trade names, Sterling Copyrights and franchises set forth on Schedule 5.19, and
(ii) Sterling's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Sterling and its subsidiaries have not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of Sterling and its subsidiaries and to Sterling's knowledge there is no basis for any such charge or claim, and (iii) Sterling, its subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i),
(ii) and (iii) above, any of the foregoing which do not and will not have a Sterling Material Adverse Effect.

          5.20  Real Estate.
                -----------

               (a) Neither Sterling nor any of its subsidiaries owns any real property.

               (b) Schedule 5.20(b) sets forth a true, correct and complete schedule of all material leases, subleases, licenses or other agreements under which Sterling or any of its subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Sterling Real Property Leases"). Except for the matters listed on Sched-ule 5.20(b), to Sterling's knowledge, Sterling holds the leasehold estate under and interest in each Sterling Real Property Lease free and clear of all material liens, encumbrances and other rights of occupancy. All Sterling Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to Sterling's knowledge, there is not under any such Sterling Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other Sterling Real Property Leases under which there is such a default, condi-tion, event or act, do not or will not have a Sterling Material Adverse Effect.

          5.21  Records.  The respective minute books of Sterling and each of
                -------
its subsidiaries made available to each of Actava, Orion and MITI contain materially accurate and complete records of all material corporate actions of the respective stockholders and directors (and committees thereof).

          5.22  Title to and Condition of Personal Property. Sterling and each
                -------------------------------------------
of its subsidiaries have good and marketable title to the material personal property reflected in its or their financial statements or currently used in the operation of their businesses (other than leased property), and such property is free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for those which would not have a Sterling Material Adverse Effect. All such personal property is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is customarily put, is free from defects and is merchantable and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Sterling and its subsidiaries, other than such matters as would not have a Sterling Material Adverse Effect.

          5.23  No Adverse Actions.  There is no existing, pending or, to
                ------------------
Sterling's knowledge, threatened termination, cancellation, modification or change in the business relationship of Sterling or any of its subsidiaries, with any supplier, customer or other person or entity except those which do not and will not have a Sterling Material Adverse Effect. To Sterling's knowledge, none of Sterling, any subsidiary of Sterling or any stockholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

          5.24  Labor Matters.
                -------------

               (a) Except as set forth on Schedule 5.24(a), neither Sterling nor any of its subsidiaries has any material obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in the schedules hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. There are no efforts presently being made or, to Sterling's knowledge, threatened by or on behalf of any labor union with respect to employees of Sterling or any subsidiary of Sterling. No unfair labor practice complaint against Sterling or any subsidiary of Sterling is pending or, to Sterling's knowledge, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to Sterling's knowledge, threatened against or involving Sterling or any subsidiary of Sterling; no collective bargaining representation question exists respecting the employees of Sterling or any subsidiary of Sterling; no grievance or internal or informal complaint exists under any collective bargaining agreement, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Sterling or any subsidiary of Sterling; and neither Sterling nor any subsidiary of Sterling has experienced any labor difficulty, except as to each of the foregoing, any matter which would not have a Sterling Material Adverse Effect.

               (b) Except as set forth on Schedule 5.24(b), in the last three years, neither Sterling nor any of its subsidiaries has effectuated, nor will Sterling or any of its subsidiaries at any time before the Effective Time, effectuate (i) a "plant closing" (as defined in the WARN

Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Sterling or its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Sterling or its subsidiaries; nor has Sterling or its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

               (c) Except as set forth on Schedule 5.24(c), Sterling and all of its subsidiaries are in compliance with all federal and state laws respecting immigration, employment and employment practices, fair labor practices, family and medical leave, terms and conditions of employment (including nondiscrimination in race, age, sex, religion, disability, etc.), and wages and hours except to the extent failure to comply would not have a Sterling Material Adverse Effect.

          5.25  Investment Company Act.  Sterling and each of its subsidiaries
                ----------------------
either (a) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Sterling nor any of its subsidiaries is required to be registered under the Investment Company Act.

          5.26  Insurance.  Except as set forth on Schedule 5.26, neither
                ---------
Sterling nor any subsidiary of Sterling has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of Sterling or any subsidiary of Sterling, except any of the foregoing which do not and will not have a Sterling Material Adverse Effect.

          5.27  Products.  (a)  Except (i) as set forth on Schedule 5.27(a) and
                --------
(ii) as does not and will not have an Sterling Material Adverse Effect, there are no product liability claims against or involving Sterling or any of its subsidiaries or any product manufactured, marketed or distributed at any time by Sterling or any of its subsidiaries ("Sterling Products") and no such claims have been settled, adjudicated or otherwise disposed of since December 31, 1994.

               (b) Except (i) as set forth on Schedule 5.27(b) and (ii) as does not and will not have a

Sterling Material Adverse Effect, there are no statements, citations or decisions by any Governmental Body specifically stating that any Sterling Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except (i) as set forth on Schedule 5.27(b) and
(ii) does not and will not have a Sterling Material Adverse Effect, there have been no recalls ordered by any such Governmental Body with respect to any Sterling Product. Except (i) as set forth on Schedule 5.27(b) and (ii) as does not and will not have a Sterling Material Adverse Effect, to Sterling's knowledge, there is no (A) fact relating to any Sterling Product that may impose upon Sterling or any of its subsidiaries a duty to recall any Sterling Product or a duty to warn customers of a defect in any Sterling Product, (B) latent or overt design, manufacturing or other defect in any Sterling Product or
(C) material liability for warranty claims or returns with respect to any Sterling Product not fully reflected on Sterling's financial statements referred to in Section 5.9 hereof.


                                   ARTICLE 5A
                                   ----------

                           FURTHER REPRESENTATIONS AND
                             WARRANTIES OF STERLING

          Sterling represents and warrants to each of Actava, Orion and MITI that from and after April 12, 1995 until the date hereof, Sterling has performed and complied with in all material respects its obligations, agreements and covenants under the Initial Merger Agreement which were required to be performed] or complied with by it at or prior to the date hereof.


                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF MITI

          MITI represents and warrants as of April 12, 1995 to each of Actava, Orion and Sterling as follows (all references in this Article 6 to "as of the date of this Agreement" or to "as of the date hereof" shall be deemed to refer to April 12, 1995):

          6.1  Organization and Good Standing.  MITI and each of its material
               ------------------------------
United States subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the


































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                                                                       73




foreign entities in which MITI or one of its United States subsidiaries owns an interest is listed on Schedule 6.1(a) (collectively, the "Joint Venture Entities") and each such Joint Venture Entity is duly organized under the laws of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth on Schedule 6.1(b), the organizational documents for each Joint Venture Entity were properly filed under the laws of the jurisdiction in which such Joint Venture Entity was organized. MITI and each of its material United States subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a MITI Material Adverse Effect (as defined in Section 15.9). MITI has heretofore delivered or made available to each of Actava, Orion and Sterling accurate and complete copies of the Certificates of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of MITI and each of its United States subsidiaries and, subject to the exceptions set forth on Schedule 6.1(b), the organizational documents for each of the Joint Venture Entities.

          6.2  Capitalization.  The authorized capital stock of MITI consists of
               --------------
2,500,000 shares of MITI Common Stock. As of March 31, 1995, 1,716,198 shares of MITI Common Stock were issued and outstanding. No other capital stock of MITI is authorized or issued. All issued and outstanding shares of MITI Common Stock are validly issued, fully paid and non-assessable and were either issued free of preemptive rights or in accordance with waivers of such preemptive rights and in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 6.2(a), at the date hereof there are not any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from MITI any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of MITI, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on
Schedule 6.2(b), since March 31, 1995, MITI has not (i) issued any shares of capital stock, except pursuant to the exercise of then outstanding options or warrants in accordance with their terms or (ii) repurchased any shares of MITI Common Stock.

          6.3  Subsidiaries.  Schedule 6.3 sets forth the name, jurisdiction of
               ------------
incorporation or organization and percentages of outstanding capital stock or other equivalent equity ownership owned, directly or indirectly, by MITI, with respect to each United States subsidiary of MITI and each Joint Venture Entity. Except as set forth on Schedule 6.3, MITI and its subsidiaries own no material direct or indirect equity interest in any corporation (other than direct or indirect subsidiaries of MITI), partnership, joint venture or other entity, domestic or foreign. All of the outstanding shares of capital stock in each of MITI's United States subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of MITI's direct or indirect equity interests in the Joint Venture Entities have been issued in accordance with the law of the jurisdiction in which each such Joint Venture Entity was organized. Except as set forth on Schedule 6.3, to MITI's knowledge, there are no irrevocable proxies or similar obligations with respect to such capital stock and no equity securities or other interests of any of the United States subsidiaries or Joint Venture Entities are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any United States subsidiary or Joint Venture Entities, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Except as set forth on
Schedule 6.3, all of the shares of capital stock of MITI's United States subsidiaries owned by MITI and each interest in a Joint Venture Entity owned directly or indirectly by MITI are owned by it free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto.

          6.4  Authorization; Binding Agreement.  MITI has the requisite
               --------------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement by the stockholders of MITI in accordance with the DGCL, the Certificate of Incorporation and By-laws of MITI and the MITI Stockholders Agreement (as defined in Section 12.1.1(iii) hereof). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the MITI Merger, have been duly and validly authorized by MITI's Board of Directors and no other corporate proceedings on the part of MITI are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement by the stockholders of MITI in accordance with the DGCL, the Certificate of Incorporation and By-laws of MITI and the MITI Stockholders Agreement (as defined in Section 12.1.1(iii) hereof)). This Agreement has been duly and validly authorized, executed and delivered by MITI and, subject to the approval and adoption of this Agreement by the stockholders of MITI in accordance with the DGCL, the Certificate of Incorporation and By-laws of MITI and the MITI Stockholders Agreement (as defined in Section 12.1.1(iii) hereof), constitutes the legal, valid and binding agreement of MITI, enforceable against it in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorgani-zation or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies.

          6.5  No Violations.  The execution and delivery by MITI of this
               -------------
Agreement, the consummation of the transactions contemplated hereby and compliance by MITI with any of the provisions hereof will not (i) conflict with or result in a breach of any of the provisions of the Articles or the Certificates of Incorporation or By-laws or other governing instruments of MITI, any of its United States subsidiaries or any of the Joint Venture Entities,
(ii) except as set forth on Schedule 6.5 and except for any of the following which does not and will not have an MITI Material Adverse Effect, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, agreement or other instrument or obligation to which MITI, any of its United States subsidiaries or any of the Joint Venture Entities is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien, charge or other encumbrance of any kind upon any of the assets of MITI, any of its United States subsidiaries or any of the Joint Venture Entities other than any such lien, charge or other encumbrance which does not and will not have a MITI Material Adverse Effect, or (iv) subject to the obtaining of the governmental and other consents referred to in Section 6.7, contravene any material law, rule or regulation of any state or of the United States or any political subdivision thereof or therein or of any foreign country or political subdivision thereof or therein, or any material order, writ, judgment, injunction, decree, determination or award currently in effect to which MITI, any of its United States subsidiaries or any of the Joint Venture Entities or any of their assets or properties are subject.

          6.6  Proxy Statement; Form S-4.  None of the information relating to
               -------------------------
MITI, its United States subsidiaries or any Joint Venture Entity included in the Proxy Statement or the Form S-4 will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.7  Governmental Approvals.  Except as set forth on Schedule 6.7, no
               ----------------------
consent, approval or authorization of or declaration or filing with any governmental agency or regulatory authority on the part of MITI, any of its United States subsidiaries or any Joint Venture Entity is required in connection with the execution or delivery by MITI of this Agreement or the consummation by MITI of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificate of Merger in lieu thereof) with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws, (iv) federal, state or local regulatory approvals and consents and (v) filings under the HSR Act.

          6.8  Financial Statements.  The consolidated balance sheets of MITI
               --------------------
and its predecessors, International Telcell, Inc., a Delaware corporation ("ITI") and Metromedia International Inc., a Delaware corporation ("MII") as of December 31, 1993 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by KPMG Peat Marwick LLP, MITI's independent certified public accountants, other than with respect to a "going concern" qualification contained in KPMG Peat Marwick LLP's report for the fiscal year ended December 31, 1994, which have been delivered to each of Actava, Orion and Sterling, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that during 1994 MITI changed its policy of accounting for its Joint Venture Entities by recording its equity interest in the losses of such Joint Venture Entities based on a three month lag) during the periods involved and fairly present the financial position of MITI, its consolidated subsidiaries and its investments in the Joint Venture Entities, including but not limited to

ITI and MII as of the dates thereof and the results of their operations for the periods then ended.

          6.9  Absence of Certain Changes or Events.  Except as set forth on
               ------------------------------------
Schedule 6.9, since December 31, 1994 (September 30, 1994 with respect to the Joint Venture Entities) there has not been: (i) any material adverse change in the business, assets, prospects, condition (financial or other) or the results of operations of MITI, its United States subsidiaries or any of the Joint Venture Entities which are marked with a star on Schedule 6.1(a) (such Joint Venture Entities marked with a star are referred to collectively as the "Operating Joint Venture Entities") taken as a whole other than any such change caused by general economic conditions, political or governmental instability or uncertainty, civil disturbances or unrest, war or other similar acts of force majeure; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of MITI; (iii) any return of any capital or other distribution of assets to stockholders of MITI; (iv) any material investments of a capital nature in excess of $10,000,000 in the aggregate by MITI, its United States subsidiaries and the Joint Venture Entities, either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than in accordance with the aggregate amount provided for in MITI's budget for the year ended December 31, 1995 (the "MITI Budget"); (v) any sale, disposition or other transfer of assets or properties of MITI, its United States subsidiaries or any Joint Venture Entity in excess of $100,000 individually or $1,000,000 in the aggregate other than investments (whether in the form of debt or equity) in any subsidiary of MITI or any Joint Venture Entity in accordance with the aggregate amount provided for in the MITI Budget; (vi) any employment or consulting agreement entered into by MITI, its United States subsidiaries or any Joint Venture Entity with any officer or consultant of MITI, its United States subsidiaries or any Joint Venture Entity providing for annual salary or other annual payments in excess of $100,000 or any amendment or modification to, or termination of, any current employment or consulting agreement to which MITI, any of its United States subsidiaries or any Joint Venture Entity is a party which provides for annual salary or other annual payments in excess of $100,000; (vii) any agreement to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this
Article 6 untrue, incomplete or incorrect in any material respect; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates (other than any such changes made in connection with the initial audits of the Joint Venture Entities); or (ix) any failure by MITI, its United States subsidiaries or any Operating Joint Venture Entity to conduct their respective businesses only in the ordinary course consistent with past practice (other than any changes made in connection with the initial audits of the Joint Venture Entities or changes made in an effort to conduct operations more effectively).

          6.10  Compliance with Laws.  Except as set forth on Schedule 6.10, the
                --------------------
businesses of MITI, its United States subsidiaries and the Joint Venture Entities have been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, domestic or foreign, except for any instances of non-compliance which do not and will not have a MITI Material Adverse Effect.

          6.11  Permits.  Except as set forth on Schedule 6.11, (i) MITI, its
                -------
United States subsidiaries and the Operating Joint Venture Entities have all permits, certificates, licenses, approvals and other authorizations (collectively, "MITI Permits") required in connection with the operation of their businesses, (ii) none of MITI, any of its United States subsidiaries nor any of the Operating Joint Venture Entities are in violation of any MITI Permit applicable to it or to the operation of their businesses, and (iii) no proceedings are pending or, to MITI's knowledge, threatened, to revoke or terminate any MITI Permit, except in the case of clause (i), (ii) or (iii) above, those the absence or violation of which do not and will not have a MITI Material Adverse Effect.

          6.12  Finders and Investment Bankers.  Neither MITI nor any of its
                ------------------------------
officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except a fee payable to Gerard Klauer Mattison & Co., L.L.C. ("GKMC") pursuant to that certain engagement letter dated April 7, 1995 between GKMC and MITI.

          6.13  Employee Benefit Plans.
                ----------------------

               (i) Except as set forth on Schedule 6.13(i), there are no employee benefit plans or arrangements of any type, including (i) plans described in section 3(3) of ERISA and any other material plans, programs, practices or policies, including, but not limited to, any pension, profit sharing, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former employees or agents of MITI and their beneficiaries or dependents, or
(ii) multiemployer plans as defined in section 3(37) of ERISA, or (iii) multiple employer plans as defined in Section 413 of the Code, under which MITI has or in the future could have, directly or indirectly through a "Commonly Controlled Entity" (within the meaning of sections 414(b), (c), (m) and (o) of the Code), any liability with respect to any current or former employee of MITI or any Commonly Controlled Entity (collectively, "MITI Benefit Plans").

              (ii) With respect to each MITI Benefit Plan (where applicable), MITI has delivered to each of Orion, Actava and Sterling complete and accurate copies or summaries of (a) all plan texts and material agreements, (b) all material employee communications, (c) the most recent annual report, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the Internal Revenue Service and (f) the most recent actuarial valuation.

             (iii) With respect to each MITI Benefit Plan, except as set forth on Schedule 6.13(iii), (a) if intended to qualify under Code sections 401(a) or 403(a), (i) such MITI Benefit Plan has received a favorable determination letter from the Internal Revenue Service (the "Service") indicating that such Plan meets such requirements, and such determination by the Service includes any new or modified requirements under the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993, or (ii) an application for a favorable determination letter including such legislation was filed with the Service prior to the expiration of the remedial amendment period (as defined in Code section 401(b) and regulations thereunder, and as extended pursuant to notices and revenue rulings of the Service) for filing such an application and such Plan has been substantially amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted through and including the Omnibus Budget Reconciliation Act of 1993, or (iii) the remedial amendment period (as defined in (ii) above) with respect to such Plan has not yet expired, and an application for a favorable determination letter including such legislation will be timely filed with the Service prior to the expiration of such period and the Plan will be amended to comply with the Tax Reform Act of 1986 and subsequent legislation enacted thereafter through and including the Omnibus Budget Reconciliation Act of 1993 prior to the expiration of such period, (b) if intended to qualify under Code sections 401(a) or 403(a) and if originally effective prior to January 1, 1986, such MITI Benefit Plan has previously received a favorable determination letter from the Service indicating that such Plan meets the requirements of Code sections 401(a) or 403(a) as in effect on the date of the letter, including without limitation, TEFRA, DEFRA, and REACT,
(c) such MITI Benefit Plan has been administered in material compliance with its terms and applicable law, (d) no event has occurred and there exists no circumstance under which MITI could, directly or indirectly through a Commonly Controlled Entity, incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits), (e) there are no actions, suits or claims pending (other than routine claims for benefits) or, to MITI's knowledge, threatened, with respect to any MITI Benefit Plan or against the assets of any MITI Benefit Plan, (f) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred, (g) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) has occurred, (h) no "reportable event" (as defined in ERISA section 4043) has occurred, (i) all contributions and PBGC premiums or premiums due under an insurance contract that insures benefits payable under an MITI Benefit Plan, as applicable, have been made on a timely basis and (j) all contributions made or required to be made under any MITI Benefit Plan which have been treated as deductible for purposes of one or more federal income tax returns of MITI meet the requirements for deductibility under the Code and all contributions that have not been made have been properly recorded on the books of MITI or a Commonly Controlled Entity in accordance with generally accepted accounting principles.

              (iv) With respect to each MITI Benefit Plan that is subject to Title IV of ERISA, except as set forth on Schedule 6.13(iv), (a) as of the date hereof and at the Effective Time, the market value of assets (exclusive of any contribution due to such MITI Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date shown for such plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shutdown of MITI and termination of such MITI Benefit Plan in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation in single-employer plan terminations and since its last valuation date, there have been no amendments to such MITI Benefit

Plan that materially increased the present value of benefit liabilities (determined as provided above) nor any other material adverse changes in the funding status of such MITI Benefit Plan, and (b) MITI has not incurred, directly or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination or plan withdrawal from a multiemployer plan.

               (v) With respect to each MITI Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)), except as set forth on
Schedule 6.13(v), (a) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment or the end of the month of their termination of employment (other than coverage mandated by law), (b) there are no reserves, assets, surplus or prepaid premiums under any such plan and (c) MITI and any Commonly Controlled Entity have materially complied with the requirements of Code section 4980B.

              (vi) With respect to each MITI Benefit Plan that is a multiemployer plan, (a) Schedule 6.13(vi) indicates the number of employees with respect to whom MITI or any Commonly Controlled Entity makes contributions to each such plan and the most recent information available to MITI or any Commonly Controlled Entity with respect to the withdrawal liability of MITI or such Commonly Controlled Entity under each such plan, (b) each such plan is not, as of the date hereof, insolvent or in reorganization, nor does it have an accumulated funding deficiency, and MITI does not know of any reason why such plan would become insolvent or in reorganization or have an accumulated funding deficiency in the foreseeable future, (c) MITI or any Commonly Controlled Entity has made all contributions to each such plan due or accrued as of the date hereof and will have made all such contributions as of the Effective Time and
(d) the withdrawal liability with respect to the Plan if any Commonly Controlled Entity were to withdraw from each such plan at the Effective Time is less than or equal to $0.

             (vii) Except as set forth on Schedule 6.13(vii), the consummation of the transactions contemplated by this Agreement will not (a) entitle any individual to severance pay, or (b) accelerate the time of payment, vesting of benefits (including stock options and restricted stock) or increase the amount of compensation due to any individual.

          6.14  Taxes.
                -----

               (a) Except as set forth on Schedule 6.14, (i) MITI, each of its United States subsidiaries and, to MITI's knowledge after due inquiry, each Joint Venture Entity timely has filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or MITI has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of this Agreement or the Effective Time, as the case may be, and the most recent financial statements of MITI reflect an adequate reserve for all Taxes payable by MITI and its United States subsidiaries and each Joint Venture Entity, to the extent that a reserve for taxes of Joint Venture Entities is reflected in the "loss for equity investment" line appearing in MITI's statements of operations referred to in Section 6.8 of this Agreement accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against MITI, any of its United States subsidiaries or any Joint Venture Entity other than those which are being contested in good faith and by proper proceedings by MITI, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a MITI Material Adverse Effect.

               (b) None of the Federal income tax returns of MITI or its subsidiaries have been examined by the IRS, and the statute of limitations with respect to each of the years subject to such federal income tax returns has not expired.

               (c) Except as set forth on Schedule 6.14, none of MITI or any United States subsidiary of MITI, or to MITI's knowledge any Operating Joint Venture Entity or any group of which MITI or any subsidiary of MITI is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed.

               (d) Except as set forth on Schedule 6.14, (i) none of MITI, any United States subsidiary of MITI, any Operating Joint Venture Entity or, to MITI's knowledge, any group of which MITI or any United States subsidiary of MITI is now or ever was a member, is a party to any action or proceeding pending or, to MITI's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to MITI's knowledge, been asserted, (iii) no audit or investigation by any governmental authority is pending or, to MITI's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a MITI Material Adverse Effect.

          6.15  Liabilities.  Except (i) as set forth on Schedule 6.15 or
                -----------
(ii) as reflected in the financial statements referred to in Section 6.8, and in the case of (i) and (ii) above, as does not and will not have a MITI Material Adverse Effect, MITI, its United States subsidiaries and the Joint Venture Entities do not have any Liabilities, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since December 31, 1994 in the ordinary course of business. Except as set forth on Schedule 6.15 or reflected in the financial statements referred to in Section 6.8, MITI, its United States subsidiaries and the Joint Venture Entities do not have (i) material obligations in respect of borrowed money, (ii) material obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) material obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) material obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any material obligations of any other person.

          6.16  Environmental Protection.  Except as disclosed on Schedule 6.16:
                ------------------------

               (i) Neither MITI nor any of its subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law.

              (ii) MITI and its subsidiaries have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of MITI or any of its subsidiaries, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and MITI and each of its subsidiaries is in compliance in all material respects with all terms and conditions thereof.

             (iii) Neither MITI nor any of its subsidiaries has received, or expects to receive due to the consummation of the MITI Merger, any material Environmental Claim.

              (iv) To MITI's knowledge, MITI and its subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances.

               (v) Neither MITI nor any of its subsidiaries has entered into any written agreement with any Governmental Body or any other person by which MITI or any of its subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

              (vi) To MITI's knowledge, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which MITI or any of its subsidiaries may be directly or indirectly responsible.

             (vii) To MITI's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by MITI or any of its subsidiaries, and, to MITI's knowledge, was not at, on or in any real property previously owned, leased or operated by MITI or any of its subsidiaries or any predecessor: (A) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances,
(B) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (C) any landfill or solid waste disposal area, (D) any asbestos-containing material in a condition requiring abatement, (E) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (F) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action under Safety and Environmental Laws, or (G) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of MITI and its subsidiaries.

            (viii) To MITI's knowledge, there is no basis or reasonably anticipated basis for any material Environmental Claim or material Environmental Compliance Costs.

              (ix) Neither MITI nor any of its subsidiaries have transported, stored, treated or disposed, nor have they allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at:
(a) any location other than a site lawfully permitted to receive such substances for such purposes, or (b) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor have they performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws or in any other manner which may result in Environmental Compliance Costs or in an Environmental Claim. All locations at which MITI or any of its subsidiaries have disposed of any Hazardous Substance are listed on Schedule 6.16(ix).

          6.17  Intellectual Property.  Schedule 6.17 sets forth a list of all
                ---------------------
of MITI's, its United States subsidiaries' and the Joint Venture Entities' registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from MITI, any of its United States subsidiaries and the Joint Venture Entities relating to any of the foregoing that are material to the business of MITI, its United States subsidiaries and the Joint Venture Entities taken as a whole. Except as set forth on Schedule 6.17, to MITI's knowledge (i) MITI, one of its United States subsidiaries or one of the Joint Venture Entities owns, or is licensed to, or otherwise has, the right to use all registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises set forth on Schedule 6.17, (ii) MITI's rights in the property set forth on such list are free and clear of any liens or other encumbrances and MITI, its United States subsidiaries and the Joint Venture Entities have not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of MITI, its United States subsidiaries, the Joint Venture Entities and MITI does not know of any basis for any such charge or claim, and (iii) MITI, its United States subsidiaries, the Joint Venture Entities and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious name other than their current corporate or partnership name, except in the case of clauses (i), (ii) and (iii) above, any of the foregoing which do not and will not have a MITI Material Adverse Effect.

          6.18  Real Estate.
                -----------

               (a) Neither MITI nor any of its United States subsidiaries owns any real property and to MITI's knowledge, none of the Joint Venture Entities owns any real property.

               (b) Schedule 6.18(b) sets forth a true, correct and complete schedule of all material leases, subleases, licenses or other agreements under which MITI, any of its United States subsidiaries or any Operating Joint Venture Entity uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "MITI Real Property Leases"). Except for the matters listed on Schedule 6.18(b), to MITI's knowledge, MITI or an Operating Joint Venture Entity holds the leasehold estate under and interest in each MITI Real Property Lease free and clear of all material liens, encumbrances and other rights of occupancy. All MITI Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to MITI's knowledge, there is not under any such MITI Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other MITI Real Property Leases under which there is such a default, condition, event or act, does not or will not have a MITI Material Adverse Effect.

          6.19  Contracts.  Schedule 6.19 sets forth each Contract to which
                ---------
MITI, its United States subsidiaries or any Joint Venture Entity or their respective assets or properties are bound or subject. Except as set forth on
Schedule 6.19, all such Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms. Except as set forth in Schedule 6.19, (i) no approval or consent of, or notice to, any person is needed in order to ensure that any Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or right of early termination following the consummation of the transactions contemplated by this Agreement and (ii) MITI, its United States subsidiaries or any Joint Venture Entity is not in violation or breach of, or in default under, any Contract;

nor, to MITI's knowledge, is any other party in violation or breach of, or in default under, any Contract, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a MITI Material Adverse Effect.

          6.20  Litigation.  Except as set forth in Schedule 6.20, there are no
                ----------
claims, actions or proceedings (and, to MITI's knowledge, no investigations) pending by or against, or to MITI's knowledge, threatened against MITI, any of its United States subsidiaries or any Joint Venture Entity or any properties or rights of MITI, any of its United States subsidiaries or any Joint Venture Entity, before any court or any administrative, governmental or regulatory authority or body which have or will have a MITI Material Adverse Effect.

          6.21  Records.  The respective minute books of MITI, each of its
                -------
United States subsidiaries and the Joint Venture Entities made available to each of Actava, Orion and Sterling contain materially accurate and complete records of all material corporate actions of the respective stockholder and directors (and any committees thereof).

          6.22  Title to and Condition of Personal Property. MITI, each of its
                -------------------------------------------
United States subsidiaries and the Operating Joint Venture Entities have good and marketable title to the material personal property reflected in its or their financial statements or currently used in the operation of their businesses (other than leased property), and such property is free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for those which would not have a MITI Material Adverse Effect. All such personal property is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is customarily put, is free from defects and is merchantable and is of a quality and quantity presently usable in the ordinary course of the operation of the business of MITI, its United States subsidiaries and the Operating Joint Venture Entities, other than such matters as would not have a MITI Material Adverse Effect.

          6.23  No Adverse Actions.  There is no existing, pending or, to MITI's
                ------------------
knowledge, threatened termination, cancellation, modification or change in the business relationship of MITI, any of its United States subsidiaries or any Operating Joint Venture Entity, with any supplier, customer or other person or entity except those which do not and will not have a MITI Material Adverse Effect. To MITI's knowledge, none of MITI, any United States subsidiary of

MITI or any Operating Joint Venture Entity or any stockholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

          6.24  Labor Matters.
                -------------

               (a) Except as set forth on Schedule 6.24(a), none of MITI, any of its United States subsidiaries nor any of the Joint Venture Entities has any material obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in the schedules hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. There are no efforts presently being made or, to MITI's knowledge, threatened by or on behalf of any labor union with respect to employees of MITI, any United States subsidiary of MITI or any of the Joint Venture Entities. No unfair labor practice complaint against MITI is pending or, to MITI's knowledge, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to MITI's knowledge, threatened against or involving MITI, any United States subsidiary of MITI or any of the Joint Venture Entities; no collective bargaining representation question exists respecting the employees of MITI, any United States subsidiary of MITI or any of the Joint Venture Entities; no grievance or internal or informal complaint exists under any collective bargaining agreement, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by MITI, any United States subsidiary of MITI or any of the Joint Venture Entities; and none of MITI, any United States subsidiary of MITI or any of the Joint Venture Entities has experienced any labor difficulty, except as to each of the foregoing, any matter which would not have a MITI Material Adverse Effect.

               (b) In the last three years, neither MITI nor any of its United States subsidiaries has effectuated, nor will MITI or any of its United States subsidiaries at any time before the Effective Time, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of MITI or its subsidiaries; or (ii) a "mass layoff" (as defined in the

WARN Act) affecting any site of employment or facility of MITI or its subsidiaries; nor has MITI or its United States subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

               (c) Except as set forth on Schedule 6.24(c), MITI and all of its United States subsidiaries are in compliance with all federal and state laws respecting immigration, employment and employment practices, fair labor practices, family and medical leave, terms and conditions of employment (including nondiscrimination in race, age, sex, religion, disability, etc.) and wages and hours except to the extent the failure to comply would not have a MITI Material Adverse Effect.

          6.25  Investment Company Act.  MITI and each of its United States
                ----------------------
subsidiaries either (a) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither MITI nor any of its United States subsidiaries is required to be registered under the Investment Company Act.

          6.26  Insurance.  Except as set forth on Schedule 6.26, none of MITI,
                ---------
any United States subsidiary of MITI nor any Joint Venture Entity has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of MITI, any United States subsidiary of MITI or any Joint Venture Entity, except any of the foregoing as do not and will not have a MITI Material Adverse Effect.

          6.27  Products.  (a)  Except (i) as set forth on Schedule 6.27(a) and
                --------
(ii) as does not and will not have an MITI Material Adverse Effect, there are no product liability claims against or involving MITI, any of its United States subsidiaries or any Joint Venture Entity or any product manufactured, marketed or distributed at any time by MITI, any of its United States subsidiaries or any Joint Venture Entity ("MITI Products") and no such claims have been settled, adjudicated or otherwise disposed of since December 31, 1994.

               (b) Except (i) as set forth on Schedule 6.27(b) and (ii) as does not and will not have an MITI Material Adverse Effect, there are no statements, citations or decisions by any Governmental Body specifically stating that any MITI Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except (i) as set forth on
Schedule 6.27(b) and (ii) as does not and will not have a MITI Material Adverse Effect, there have been no recalls ordered by any such Governmental Body with respect to any MITI Product. Except (i) as set forth on Schedule 6.27(b) and
(ii) as does not and will not have a MITI Material Adverse Effect, to MITI's knowledge, there is no (A) fact relating to any MITI Product that may impose upon MITI or any of its subsidiaries or any of the Joint Venture Entities a duty to recall any MITI Product or a duty to warn customers of a defect in any MITI Product, (B) latent or overt design, manufacturing or other defect in any MITI Product or (C) material liability for warranty claims or returns with respect to any MITI Product not fully reflected on MITI's financial statements referred to in Section 6.8 hereof.


                                   ARTICLE 6A
                                   ----------

                           FURTHER REPRESENTATIONS AND
                               WARRANTIES OF MITI

          MITI represents and warrants to each of Actava, Orion and Sterling that from and after April 12, 1995 until the date hereof, MITI has performed and complied with in all material respects its obligations, agreements and covenants under the Initial Merger Agreement which were required to be performed or complied with by it at or prior to the date hereof.


                                    ARTICLE 7

                               COVENANTS OF ACTAVA

          Actava covenants and agrees that from and after the execution and delivery of this Agreement to the Effective Time:

          7.1  Conduct of Business of Actava.  Except as expressly contemplated
               -----------------------------
by this Agreement, Actava shall, and it shall cause its subsidiaries to, conduct its and their businesses in the ordinary course and consistent with past practice, and Actava shall, and it shall cause its subsidiaries to, use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Actava nor any or its subsidiaries will, without the prior written consent of Orion, Sterling and MITI:

               (i) except as contemplated by this Agreement, amend or propose to amend its Certificate of Incorporation or By-laws (or comparable governing instruments);

              (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of Actava or any securities convertible into or exchangeable for shares of stock of any class of Actava or any of its subsidiaries except for the issuance of shares of Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities described on Schedule 3.2(a) and outstanding on the date hereof in accordance with their present terms;

             (iii) split, combine, subdivide or reclassify any shares of its capital stock or, except as contemplated by this Agreement and the Contribution Agreement, issue or authorize the issuance of other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (iv) (a) except for (I) indebtedness under the Finance and Security Agreement, dated as of October 23, 1992 between ITT Commercial Finance Corp. and Actava, as amended from time to time, (II) indebtedness (including obligations in respect of capital leases) to be used to finance the operations of Actava's Snapper Power Equipment Company division not in excess of $10,000,000 and (III) other indebtedness (including obligations in respect of capital leases) not in excess of $1,000,000, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases;
(b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of

Actava, in the ordinary course of business consistent with past practice;
(c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel or business advances to employees, representatives, consultants, directors or advisors or subsidiaries made in the ordinary course of business consistent with past practice and currently committed, budgeted capital expenditures and additional capital expenditures for use in the operations of Actava's Snapper Power Equipment Company division not in excess of $5,000,000); or (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and consistent with past practice;

               (v) except in the ordinary course of business consistent with past practice or as may be required by local law, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed;

              (vi) increase in any manner the compensation of any of its officers, except in the ordinary course of business consistent with past practice; or

             (vii)  agree, commit or arrange to do any of the foregoing.

          Notwithstanding the foregoing, nothing in this Agreement shall preclude Actava from taking any or all of the following actions and actions incident thereto or require the consent of Orion, Sterling and MITI with respect thereto:

               (a) in accordance with and as required by the terms of the 6 1/2% Convertible Debentures of Actava (the "Actava Convertible Debentures"), the issuance of Common Stock upon the conversion by the holders thereof of the Actava Convertible Debentures into Common Stock;

               (b) grants of options having an exercise price at least equal to the market price on the grant date of the underlying Common Stock to employees, representatives, consultants, advisors or directors of Actava or its subsidiaries pursuant to plans in effect on the date of this Agreement, and consistent with past practice or issuances of shares pursuant to authorization of the Actava Board of Directors of up to 280,000 shares of Common Stock to advisors or consultants in return for the performance of services for Actava, where Actava's obligation to any such advisors or consultants is not in excess of the fair market value of the Common Stock being issued in respect of such obligation for the performance of services;

               (c) declaration and payment of dividends and other distributions to Actava by its subsidiaries;

               (d) draws and payments under and pursuant to the existing Actava credit facility or facilities listed on Schedule 7.1;

               (e) entering into severance, termination or retention agreements, and terminating any employment agreements, with its officers and key employees in the ordinary course of business and in accordance with past practice;

               (f) payment of mandatory sinking fund payments under Actava indentures existing on the date hereof; and

               (g) ministerial amendments to the Certificate or Articles of Incorporation or By-laws of Actava's subsidiaries not inconsistent with the terms of this Agreement.

          7.2  Notification of Certain Matters.  Actava shall give prompt
               -------------------------------
written notice to Orion, Sterling and MITI specifying in reasonable detail:
(i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of Actava and its subsidiaries, taken as a whole, to which Actava or any of its subsidiaries is a party or is subject; (ii) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Mergers; (iii) any material notice or other communication from any regulatory authority (including the SEC or the NYSE in connection with the transactions contemplated by this Agreement; (iv) any event which has an Actava Material Adverse Effect or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in an Actava Material Adverse Effect; (v) any claims, actions, proceedings or investigations commenced or, to Actava's knowledge, threatened, involving or affecting Actava or any of its subsidiaries or any of its property or assets, or, to Actava's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of Actava or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the Mergers; and (vi) any event or action which if known on the date hereof (a) would have caused a representation or warranty set forth in
Article 3 hereof to be untrue or incomplete or incorrect in any material respect or (b) would have been required to have been disclosed in a Schedule pursuant to this Agreement.

          7.3  Access and Information.
               ----------------------

               (i) Actava will give each of Orion, Sterling and MITI and their respective authorized representatives (including in each case their financial advisors, accountants and legal counsel) at all reasonable times and on reasonable advance notice access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of it and its subsidiaries (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after reasonable efforts to do so), will permit Orion, Sterling or MITI, as the case may be, to make such inspections as it may require and will cause its officers and those of its subsidiaries promptly to furnish Orion, Sterling or MITI, as the case may be, with (a) such financial and operating data and other information with respect to the business and properties of Actava and its subsidiaries as Orion, Sterling or MITI may from time to time request, and (b) a copy of each report, schedule and other document filed or received by Actava or any of its subsidiaries pursuant to the requirements of federal or state securities laws or of the NYSE.

              (ii) Each of Orion, Sterling and MITI will hold and will each cause its respective affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party hereto and its subsidiaries and affiliates furnished to Orion, Sterling or MITI in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Orion, Sterling or MITI, as the case may be, or any affiliate of either of them, (b) in the public domain through no fault of any of Orion, Sterling or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors or (c) later lawfully acquired from other sources unless any of Orion, Sterling or MITI, as the case may be, knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by Orion, Sterling or MITI, as the case may be, of the confidential nature of such information and shall be directed by Orion, Sterling or MITI, as the case may be, to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of any of Orion, Sterling or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors and, if requested by Actava, each of Orion, Sterling and MITI, as the case may be, will promptly destroy or return to Actava all copies of written information furnished by Actava or its respective affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom. If Orion, Sterling or MITI shall be required to make disclosure of any such information by operation of law, Orion, Sterling or MITI, as the case may be, shall give Actava prior written notice of the making of such disclosure and shall use all reasonable efforts to afford Actava an opportunity to contest the making of such disclosures.

          7.4  Stockholder Approval.  As soon as practicable, Actava will take
               --------------------
all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including filing with the SEC and mailing to its stockholders the Proxy Statement) for the purpose of adopting and approving this Agreement and the Mergers and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and thereby. Subject to the compliance by Orion, Sterling and MITI with the material terms and conditions of this Agreement, the Board of Directors of Actava, subject to applicable law and the fiduciary duties of loyalty and care, (i) will not change its recommendation to the stockholders of Actava that they adopt and approve this Agreement and the Mergers and (ii) will use its best efforts to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

          7.5  Benefit Plans.  Except as otherwise provided in this Agreement,
               -------------
no award or grant of Actava securities under any of Actava's stock option plans or any other benefit plan or program shall be made without the consent of Orion, Sterling and MITI; nor shall Actava take any action or permit any action to be taken to accelerate the vesting of any options or other restricted securities previously granted pursuant to any stock option plans or other benefit plan. Actava shall not make any material amendment to any (i) stock option plan or options outstanding thereunder, (ii) any other option or warrant agreement or other stock-based benefit plan, or (iii) the terms of any other security con-vertible into or exchangeable for Common Stock without the consent of Orion, Sterling and MITI.

          7.6  No Inconsistent Activities.  Subject to applicable law and the
               --------------------------
fiduciary duties of loyalty and care of the Actava Board of Directors, Actava will not, and will direct its officers, directors and other representatives (including, without limitation, any financial advisor, attorney or accountant retained by Actava) not to, directly or indirectly, solicit, encourage, or participate in any way in discussions or negotiations with, or provide any information, data or assistance to, any third party (other than Orion, Sterling and MITI) concerning any acquisition of shares of capital stock of Actava or all or any significant portion of the total assets of Actava or any material subsidiary or division of Actava (in either case whether by merger, consolidation, purchase of assets, tender offer or otherwise). Actava will promptly communicate to Orion, Sterling and MITI in writing the terms of any proposal or contact it may receive in respect of any such transaction. Actava agrees not to release any third party from any confidentiality or standstill agreements to which Actava or any of its subsidiaries is a party.

          7.7  SEC and Stockholder Filings.  Actava shall send to Orion,
               ---------------------------
Sterling and MITI copies of all public reports and materials as and when it sends the same to its stockholders or the SEC.

          7.8  Consents, Waivers, Authorizations, etc.  Actava will use its best
               --------------------------------------
efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party, required for, or in connection with, the performance by it of this Agreement and the consummation by it of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which Actava or any of its subsidiaries may be subject, if the failure to obtain or make such consent, waiver, authorization, order, approval, filing or registration would have an Actava Material Adverse Effect. Actava will cooperate fully with each of Orion, Sterling and MITI in assisting it to obtain such consents, authorizations, orders and approvals. Actava will not take any action which could reasonably be anticipated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise.

          7.9  Roadmaster Approval of the Mergers.  Actava shall use best
               ----------------------------------
efforts and will cause its officers and directors to use best efforts to have the Board of Directors of Roadmaster approve the Mergers in the manner provided in Section 203 of the DGCL.

          7.10  Related Agreements.  Actava covenants and agrees that it will
                ------------------
comply with the terms and provisions of the Contribution Agreement and the Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), between the Metromedia Holders and certain of their affiliates and Actava, substantially in the form of the copies attached hereto as Exhibits C-1 and C-2, respectively, including, without limitation, in the case of the Registration Rights Agreement, using its best efforts to file with and have declared effective by the SEC a Rule 415 Registration Statement on Form S-3 registering the shares of Common Stock owned by the Metromedia Holders and their affiliates (the "Shelf Registration Statement").

          7.11  Indemnification.  From and after the Effective Time, Actava
                ---------------
shall not take any action nor permit any action to be taken which would have the effect of eliminating or impairing the rights of current or former officers and directors of Actava, Orion, Sterling or MITI, prior to the Effective Time, to be indemnified by the Orion Merger Surviving Corporation, the Surviving Corporation or the MITI Merger Surviving Corporation, as the case may be, for any actions taken by such officers or directors in such capacities so long as such indemnification would have been available to such parties at such time in accordance with the respective By-laws and certificates of incorporation of Actava, Orion, Sterling or MITI, as the case may be, and applicable law.

                                    ARTICLE 8

                               COVENANTS OF ORION

          Orion covenants and agrees that from and after the execution and delivery of this Agreement to the Effective Time:

          8.1  Conduct of Business of Orion.  Except as expressly contemplated
               ----------------------------
by this Agreement, Orion shall, and it shall cause its subsidiaries to, conduct its and their businesses in the ordinary course and consistent with past practice, and Orion shall, and it shall cause its subsidiaries to, use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Orion nor any or its subsidiaries will, without the prior written consent of Actava, Sterling and
MITI:

               (i) amend or propose to amend its Certificate of Incorporation or By-laws (or comparable governing instruments);

              (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of Orion or any securities convertible into or exchangeable for shares of stock of any class of Orion or any of its subsidiaries except for the issuance of shares of Orion Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities described on Schedule 4.2(a) and outstanding on the date hereof in accordance with their present terms;

             (iii) split, combine, subdivide or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (iv) (a) except for debt (including obligations in respect of capital leases) not in excess of $3,000,000 or indebtedness which is non-recourse to Orion and its Restricted Subsidiaries (as defined in Section 15.9), create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of Orion, in the ordinary course of business consistent with past practice;
(c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel or business advances to employees, representatives, consultants, directors or advisors or subsidiaries made in the ordinary course of business consistent with past practice and currently committed, budgeted capital expenditures and additional capital expenditures not in excess of $1,000,000); or (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and consistent with past practice;

               (v) except in the ordinary course of business consistent with past practice or as may be required by local law, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed;

              (vi) increase in any manner the compensation of any of its officers, except in the ordinary course of business consistent with past practice; or

             (vii)  agree, commit or arrange to do any of the foregoing.

          Notwithstanding the foregoing, nothing in this Agreement shall preclude Orion from taking any or all of the following actions and actions incident thereto or require the consent of Actava, Sterling and MITI with respect thereto:

               (a) declaration and payment of dividends and other distributions to Orion by its subsidiaries;

               (b) draws and payments under and pursuant to the existing Orion credit facility or facilities or the other indebtedness listed on Schedule 8.1;

               (c) entering into severance, termination or retention agreements, and terminating any employment agreements, with its officers and key employees in the ordinary course of business and in accordance with past practice;

               (d) making payments in accordance with the terms of the Orion Pictures Corporation Incentive Bonus Plan or the termination thereof; and

               (e) ministerial amendments to the Certificate or Articles of Incorporation or By-laws of Orion's subsidiaries not inconsistent with the terms of this Agreement.

          8.2  Notification of Certain Matters.  Orion shall give prompt written
               -------------------------------
notice to Actava, Sterling and MITI specifying in reasonable detail: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of Orion and its subsidiaries, taken as a whole, to which Orion or any of its subsidiaries is a party or is subject; (ii) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Mergers; (iii) any material notice or other communication from any regulatory authority (including the SEC or the National Association of Securities Dealers (the "NASD") in connection with the transactions contemplated by this Agreement;
(iv) any event which has an Orion Material Adverse Effect or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in an Orion Material Adverse Effect; (v) any claims, actions, proceedings or investigations commenced or, to Orion's knowledge, threatened, involving or affecting Orion or any of its subsidiaries or any of its property or assets, or, to Orion's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of Orion or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the Orion Merger; and (vi) any event or action which if known on the date hereof (a) would have caused a representation or warranty set forth in Article 4 hereof to be untrue or incomplete or incorrect in any material respect or (b) would have been required to have been disclosed on a Schedule pursuant to this Agreement.

          8.3  Access and Information.
               ----------------------

               (i) Orion will give each of Actava, Sterling and MITI and their respective authorized representatives (including in each case their financial advisors, accountants and legal counsel) at all reasonable times and on reasonable advance notice access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of it and its subsidiaries (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after reasonable efforts to do so), will permit Actava, Sterling or MITI, as the case may be, to make such inspections as it may require and will cause its officers and those of its subsidiaries promptly to furnish Actava, Sterling or MITI, as the case may be, with (a) such financial and operating data and other information with respect to the business and properties of Orion and its subsidiaries as Actava, Sterling or MITI may from time to time request, and (b) a copy of each report, schedule and other document filed or received by Orion, or any of its subsidiaries pursuant to the requirements of federal or state securities laws or of the NASD.

              (ii) Each of Actava, Sterling and MITI will hold and will each cause its respective affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party hereto and its subsidiaries and affiliates furnished to Actava, Sterling or MITI in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Actava, Sterling or MITI, as the case may be, or any affiliate of either of them, (b) in the public domain through no fault of any of Actava, Sterling or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors or (c) later lawfully acquired from other sources unless any of Actava, Sterling or MITI, as the case may be, knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by Actava, Sterling or MITI, as the case may be, of the confidential nature of such information and shall be directed by Actava,

Sterling or MITI, as the case may be, to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of any of Actava, Sterling or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors and, if requested by Orion, each of Actava, Sterling and MITI, as the case may be, will promptly destroy or return to Actava all copies of written information furnished by Orion or its respective affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom. If Actava, Sterling or MITI shall be required to make disclosure of any such information by operation of law, Actava, Sterling or MITI, as the case may be, shall give Orion prior written notice of the making of such disclosure and shall use all reasonable efforts to afford Orion an opportunity to contest the making of such disclosures.

          8.4  Stockholder Approval.  As soon as practicable, Orion will take
               --------------------
all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including filing with the SEC and mailing to its stockholders the Proxy Statement) for the purpose of adopting and approving this Agreement and the Orion Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Subject to the compliance by Actava, Sterling and MITI with the material terms and conditions of this Agreement, the Board of Directors of Orion, subject to applicable law and the fiduciary duties of loyalty and care, (i) will not change its recommendation to the stockholders of Orion that they adopt and approve this Agreement and the Orion Merger and (ii) will use its best efforts to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

          8.5  Benefit Plans.  Except as otherwise provided in this Agreement,
               -------------
no award or grant under any of Orion's stock option plans or any other benefit plan or program shall be made without the consent of Actava, Sterling and MITI; nor shall Orion take any action or permit any action to be taken to accelerate the vesting of any options or other restricted securities previously granted pursuant to any stock option plans or other benefit plan. Orion shall not make any material amendment to any (i) stock option plan or options outstanding thereunder, (ii) any other option or warrant agreement or other stock-based benefit plan, or (iii) the terms of any other security convertible into or exchangeable for Orion Common Stock without the consent of Actava, Sterling and MITI.

          8.6  No Inconsistent Activities.  Subject to applicable law and the
               --------------------------
fiduciary duties of loyalty and care of the Orion Board of Directors, Orion will not, and will direct its officers, directors and other representatives (including, without limitation, any financial adviser, attorney or accountant retained by Orion) not to, directly or indirectly, solicit, encourage, or participate in any way in discussions or negotiations with, or provide any information, data or assistance to, any third party (other than Actava, Sterling and MITI) concerning any acquisition of shares of capital stock of Orion or all or any significant portion of the total assets of Orion or any material subsidiary or division of Orion (in either case whether by merger, consolidation, purchase of assets, tender offer or otherwise). Orion will promptly communicate to Actava, Sterling and MITI in writing the terms of any proposal or contact it may receive in respect of any such transaction. Orion agrees not to release any third party from any confidentiality or standstill agreements to which Orion or any of its subsidiaries is a party.

          8.7  SEC and Stockholder Filings.  Orion shall send to Actava,
               ---------------------------
Sterling and MITI copies of all public reports and materials as and when it sends the same to its stockholders or the SEC.

          8.8  Consents, Waivers, Authorizations, etc.  Orion will use its best
               --------------------------------------
efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party, required for, or in connection with, the performance by it of this Agreement and the consummation by it of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which Orion or any of its subsidiaries may be subject, if the failure to obtain or make such consent, waiver, authorization, order, approval, filing or registration would have an Orion Material Adverse Effect. Orion will cooperate fully with each of Actava, Sterling and MITI in assisting it to obtain such consents, authorizations, orders and approvals. Orion will not take any action which could reasonably be anticipated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise.

                                    ARTICLE 9

                              COVENANTS OF STERLING

          Sterling covenants and agrees that from and after the execution and delivery of this Agreement to the Effective Time:

          9.1  Conduct of Business of Sterling.  Except as expressly
               -------------------------------
contemplated by this Agreement, Sterling shall, and it shall cause its subsidiaries to, conduct its and their businesses in the ordinary course and consistent with past practice, and Sterling shall, and it shall cause its subsidiaries to, use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Sterling nor any or its subsidiaries will, without the prior written consent of Actava, Orion and MITI:

               (i) amend or propose to amend its Certificate of Incorporation or By-laws (or comparable governing instruments);

              (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of Sterling or any securities convertible into or exchangeable for shares of stock of any class of Sterling or any of its subsidiaries except for the issuance of shares of Sterling Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities described on Schedule 5.2(a) and outstanding on the date hereof in accordance with their present terms;

             (iii) split, combine, subdivide or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect, in lieu of or in substitution for shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (iv) (a) except for debt entered into in connection with the transactions set forth on Schedule 5.10(v), which require the consent of Orion pursuant to Section 9.1(v) hereof and debt (including obligations in respect of capital leases) not in excess of $100,000 create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of Sterling, in the ordinary course of business consistent with past practice; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel or business advances to employees, representatives, consultants, advisors or directors or subsidiaries made in the ordinary course of business consistent with past practice and currently committed, budgeted capital expenditures and additional capital expenditures not in excess of $100,000); or (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and consistent with past practice;

               (v) except in the ordinary course of business consistent with past practice or as may be required by local law, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed or enter into any agreements with the Showtime Networks, Inc. without the prior written consent of Orion;

              (vi) increase in any manner the compensation of any of its officers, except in the ordinary course of business consistent with past practice; or

             (vii)  agree, commit or arrange to do any of the foregoing.

          Notwithstanding the foregoing, nothing in this Agreement shall preclude Sterling from taking any or all of the following actions and actions incident thereto or require the consent of Actava, Orion and MITI with respect thereto:

               (a) grants of up to 1,000,000 shares of Sterling Common Stock and cash payments in an amount not to exceed $650,000 in the aggregate to employees and consultants of Sterling in accordance with the MCEG Sterling Incorporated Incentive Bonus Plan;

               (b) declaration and payment of dividends and other distributions to Sterling by its subsidiaries;

               (c) draws and payments under and pursuant to the existing Sterling credit facility or facilities listed on Schedule 9.1;

               (d) entering into severance, termination or retention agreements, and terminating any employment agreements, with its officers and key employees in the ordinary course of business and in accordance with past practice; and

               (e) ministerial amendments to the Certificate or Articles of Incorporation or By-laws of Sterling's subsidiaries not inconsistent with the terms of this Agreement.

          9.2  Notification of Certain Matters.  Sterling shall give prompt
               -------------------------------
written notice to Actava, Orion and MITI specifying in reasonable detail:
(i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of Sterling and its subsidiaries, taken as a whole, to which Sterling or any of its subsidiaries is a party or is subject; (ii) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Mergers; (iii) any material notice or other communication from any regulatory authority (including the SEC or the NASD) in connection with the transactions contemplated by this Agreement; (iv) any event which has a Sterling Material Adverse Effect or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in a Sterling Material Adverse Effect; (v) any claims, actions, proceedings or investigations commenced or, to Sterling's knowledge, threatened, involving or affecting Sterling or any of its subsidiaries or any of its property or assets, or, to Sterling's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of Sterling or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the Sterling Merger; and (vi) any event or action which if known on the date hereof
(a) would have caused a representation or warranty set forth in Article 5 hereof to be untrue or incomplete or incorrect in any material respect or (b) would have been required to have been disclosed in a Schedule pursuant to this Agreement.

          9.3  Access and Information.
               ----------------------

               (i) Sterling will give each of Actava, Orion and MITI and their respective authorized representatives (including in each case their financial advisors, accountants and legal counsel) at all reasonable times and on reasonable advance notice access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of it and its subsidiaries (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after reasonable efforts to do so), will permit Actava, Orion or MITI, as the case may be, to make such inspections as it may require and will cause its officers and those of its subsidiaries promptly to furnish Actava, Orion or MITI, as the case may be, with (a) such financial and operating data and other information with respect to the business and properties of Sterling and its subsidiaries as Actava, Orion or MITI may from time to time request, and (b) a copy of each report, schedule and other document filed or received by Sterling or any of its subsidiaries pursuant to the requirements of federal or state securities laws.

              (ii) Each of Actava, Orion and MITI will hold and will each cause its respective affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party hereto and its subsidiaries and affiliates furnished to Actava, Orion or MITI in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Actava, Orion or MITI, as the case may be, or any affiliate of either of them, (b) in the public domain through no fault of any of Actava, Orion or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors or (c) later lawfully acquired from other sources unless any of Actava, Orion or MITI, as the case may be, knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by Actava, Orion or MITI, as the case may be, of the confidential nature of such information and shall be directed by Actava, Orion or MITI, as the case may be, to treat such information confidentially).
If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of any of Actava, Orion or MITI, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors and, if requested by Sterling, each of Actava, Orion or MITI, as the case may be, will promptly destroy or return to Sterling all copies of written information furnished by Sterling or its respective affiliates, agents, repre-sentatives or advisors and all copies thereof and excerpts therefrom. If Actava, Orion or MITI shall be required to make disclosure of any such information by operation of law, Actava, Orion and MITI, as the case may be, shall give Sterling prior written notice of the making of such disclosure and shall use all reasonable efforts to afford Sterling an opportunity to contest the making of such disclosures.

          9.4  Stockholder Approval.  As soon as practicable, Sterling will take
               --------------------
all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including filing with the SEC and mailing to its stockholders the Proxy Statement) for the purpose of adopting and approving this Agreement and the Sterling Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Subject to the compliance by Actava, Orion and MITI with the material terms and conditions of this Agreement, the Board of Directors of Sterling, subject to applicable law and the fiduciary duties of loyalty and care (and also subject to the understanding that members of the Sterling Board of Directors who serve as voting trustees of the Sterling Voting Trust, shall not be required as a result of this Agreement to take any actions contrary to their fiduciary duties in their capacities as trustees), (i) will not change its recommendation to the stockholders of Sterling that they adopt and approve this Agreement and the Sterling Merger and (ii) will use its best efforts to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

          9.5  Benefit Plans.  Except as otherwise provided in this Agreement,
               -------------
no award or grant under any of Sterling's stock option plans or any other benefit plan or program shall be made without the consent of Actava, Orion and MITI;

nor shall Sterling take any action or permit any action to be taken to accelerate the vesting of any options or other restricted securities previously granted pursuant to any stock option plans or other benefit plan. Sterling shall not make any material amendment to any (i) stock option plan or options outstanding thereunder, (ii) any other option or warrant agreement or other stock-based benefit plan, or (iii) the terms of any other security convertible into or exchangeable for Sterling Common Stock without the consent of Actava, Orion and MITI.

          9.6  No Inconsistent Activities.  Subject to applicable law and the
               --------------------------
fiduciary duties of loyalty and care of the Sterling Board of Directors, Sterling will not, and will direct its officers, directors and other representatives (including, without limitation, any financial advisor, attorney or accountant retained by Sterling) not to, directly or indirectly, solicit, encourage, or participate in any way in discussions or negotiations with, or provide any information, data or assistance to, any third party (other than Actava, Orion, and MITI) concerning any acquisition of shares of capital stock of Sterling or all or any significant portion of the total assets of Sterling or any material subsidiary or division of Sterling (in either case whether by merger, consolidation, purchase of assets, tender offer or otherwise). Sterling will promptly communicate to Actava, Orion and MITI in writing the terms of any proposal or contact it may receive in respect of any such transaction. Sterling agrees not to release any third party from any confidentiality or standstill agreements to which Sterling or any of its subsidiaries is a party.

          9.7  SEC and Stockholder Filings.  Sterling shall send to Actava,
               ---------------------------
Orion and MITI copies of all public reports and materials as and when it sends the same to its stockholders or the SEC.

          9.8  Consents, Waivers, Authorizations, etc.  Sterling will use its
               --------------------------------------
best efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental com-mission, board or other regulatory body or any nongovernmental third party, required for, or in connection with, the performance by it of this Agreement and the consummation by it of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which Sterling or any of its subsidiaries may be subject, if the failure to obtain or make such consent, waiver, authorization, order, approval, filing or registration would have a Sterling Material

Adverse Effect. Sterling will cooperate fully with each of Actava, Orion and MITI in assisting it to obtain such consents, authorizations, orders and approvals. Sterling will not take any action which could reasonably be antici-pated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise.


                                   ARTICLE 10

                                COVENANTS OF MITI

          MITI covenants and agrees that from and after the execution and delivery of this Agreement to the Effective Time:

          10.1  Conduct of Business of MITI.  Except as expressly contemplated
                ---------------------------
by this Agreement, MITI shall, and it shall use its best efforts to cause its United States subsidiaries and Joint Venture Entities to, conduct its and their businesses in the ordinary course and consistent with past practice (other than any changes made in connection with the initial audits of the Joint Venture Entities or changes made in an effort to conduct business operations more effectively), and MITI shall, and it shall use its best efforts to cause each of the United States subsidiaries and the Joint Venture Entities to, use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain, in accordance with past practice, satisfactory relationships with all persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, none of MITI, any of its United States subsidiaries nor any Operating Joint Venture Entity will, without the prior written consent of Actava, Orion and
Sterling:

               (i) amend or propose to amend its Certificate of Incorporation or By-laws (or comparable governing instruments);

              (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of MITI, any United States subsidiary or any Operating Joint Venture Entity or any securities convertible into or exchangeable for shares of stock of any class of MITI, any of its United

States subsidiaries or any Operating Joint Venture Entity except for (A) the issuance of shares of MITI Common Stock pursuant to the exercise of stock options or warrants or other rights or the conversion of convertible securities described on Schedule 6.2(a) and outstanding on the date hereof in accordance with their present terms or (B) issuances as contemplated by Schedule 10.1(ii);

             (iii) other than as contemplated on Schedules 6.2(a) and 6.2(b), split, combine, subdivide or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its United States subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (iv) (a) except for (I) indebtedness which is contemplated by the MITI Budget, (II) indebtedness (including obligations in respect of capital leases) not in excess of $10,000,000 or (III) indebtedness owed or guaranteed by MITI and its United States subsidiaries to the Overseas Private Investment Corporation (the "OPIC Loan"), create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except direct or indirect wholly-owned subsidiaries of MITI or the Joint Venture Entities, in the ordinary course of business consistent with past practice;
(c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than (I) customary travel or business advances to employees, directors, representatives, consultants or advisors or subsidiaries made in the ordinary course of business consistent with past practice, (II) loans, advances, capital contributions to or investments in foreign entities in accordance with currently committed, budgeted capital expenditures and (III) additional capital expenditures not in excess of $10,000,000) or (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and consistent with past practice;

               (v) except in the ordinary course of business consistent with past practice, as may be required by local law or except for liens and other security interests granted by MITI and its United States subsidiaries to secure the OPIC Loan or in connection with the incurrence of any indebtedness by MITI which is permitted by the preceding clause (iv) hereof, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed;

              (vi) increase in any manner the compensation of any of its officers in excess of $100,000, except in the ordinary course of business consistent with past practice; or

             (vii)  agree, commit or arrange to do any of the foregoing.

          Notwithstanding the foregoing, nothing in this Agreement shall preclude MITI, any of its United States subsidiaries or any Operating Joint Venture Entity from taking any or all of the following actions and actions incident thereto or require the consent of Actava, Orion and Sterling with respect thereto:

               (a) grants of options to acquire up to 107,000 shares of MITI Common Stock (subject to adjustment in accordance with the MITI 1994 Stock Option Plan) to officers, directors, employees and consultants of MITI in accordance with the MITI 1994 Stock Option Plan and grants of options having an exercise price at least equal to the market price on the grant date of the underlying MITI Common Stock to employees, directors, representatives, consultants or advisors of MITI or its United States subsidiaries pursuant to plans in effect on the date of this Agreement, as the same may be amended to increase the number of shares available thereunder, and consistent with past practice;

               (b) declaration and payment of dividends and other distributions to MITI or its subsidiaries by their respective subsidiaries or any of the Joint Venture Entities;

               (c) draws under and pursuant to the existing MITI credit facility or facilities listed on Schedule 10.1;

               (d) entering into severance, termination or retention agreements, and terminating any employment agreements, with its officers and key employees in the ordinary course of business and in accordance with past practice;

               (e) ministerial amendments to the Certificate or Articles of Incorporation or By-laws of MITI's United States subsidiaries not inconsistent with the terms of this Agreement; and

               (f) amendments, modifications or restatements of the Certificate or Articles of Incorporation or By-laws (or comparable governing instruments and charter documents) of the Joint Venture Entities, so long as any of the above would not have a MITI Material Adverse Effect.

          10.2  Notification of Certain Matters.  MITI shall give prompt written
                -------------------------------
notice to Actava, Orion and Sterling specifying in reasonable detail: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of MITI, its United States subsidiaries or any Joint Venture Entity, taken as a whole, to which MITI, any of its United States subsidiaries or any Joint Venture Entity is a party or is subject; (ii) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Mergers; (iii) any material notice or other communication from any regulatory authority in connection with the transactions contemplated by this Agreement;
(iv) any event which has a MITI Material Adverse Effect, or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any MITI Material Adverse Effect; (v) any claims, actions, proceedings or investigations commenced or, to MITI's knowledge, threatened, involving or affecting MITI, any of its United States subsidiaries or any Joint Venture Entity or any of their respective property or assets, or, to MITI's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of MITI or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the MITI Merger; and
(vi) any event or action which if known on the date hereof (a) would have caused a representation or warranty set forth in Article 6 hereof to be untrue or incomplete or incorrect in any material respect or (b) would have been required to have been disclosed in a Schedule pursuant to this Agreement.

          10.3  Access and Information.
                ----------------------

               (i) MITI will give each of Actava, Orion and Sterling and their respective authorized representatives (including in each case their financial advisors, accountants and legal counsel) at all reasonable times and on reasonable advance notice access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of it and its subsidiaries (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after reasonable efforts to do so), will permit Actava, Orion or Sterling, as the case may be, to make such inspections as it may require and will cause its officers and those of its United States subsidiaries and will use its best efforts to cause representatives of the Joint Venture Entities promptly to furnish Actava, Orion or Sterling, as the case may be, with such financial and operating data and other information with respect to the business and properties of MITI, its United States subsidiaries and its Joint Venture Entities as Actava, Orion, or Sterling may from time to time request.

              (ii) Each of Actava, Orion and Sterling will hold and will each cause its respective affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party hereto and its subsidiaries and affiliates furnished to Actava, Orion or Sterling in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Actava, Orion or Sterling, as the case may be, or any affiliate of either of them, (b) in the public domain through no fault of any of Actava, Orion or Sterling, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors or (c) later lawfully acquired from other sources unless any of Actava, Orion or Sterling, as the case may be, knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consul-tants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by Actava, Orion or Sterling, as the case may be, of the confidential nature of such information and shall be directed by Actava, Orion or Sterling, as the case may be, to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of any of Actava, Orion or Sterling, as the case may be, or any of their affiliates, employees, representatives, consultants or advisors and, if requested by MITI, each of Actava, Orion and Sterling, as the case may be, will promptly destroy or return to MITI all copies of written information furnished by MITI or its respective affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom. If Actava, Orion or Sterling shall be required to make disclosure of any such information by operation of law, Actava, Orion or Sterling, as the case may be, shall give MITI prior written notice of the making of such disclosure and shall use all reasonable efforts to afford MITI an opportunity to contest the making of such disclosures.

          10.4  Stockholder Approval.  As soon as practicable, MITI will take
                --------------------
all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting and approving this Agreement and the MITI Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby unless MITI's stockholders, in lieu of such a meeting, have acted by written consent pursuant to the provisions of Section 228 of the DGCL, with respect to the foregoing in which case MITI will have no obligation hereunder to convene and hold a meeting of its stockholders. Subject to the compliance by Actava, Orion and Sterling with the material terms and conditions of this Agreement, the Board of Directors of MITI, subject to applicable law and the fiduciary duties of loyalty and care,
(i) will not change its recommendation to the stockholders of MITI that they adopt and approve this Agreement and (ii) will use its best efforts to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

          10.5  Benefit Plans.  Except as otherwise provided in this Agreement,
                -------------
no award or grant under any of MITI's stock option plans or any other benefit plan or program shall be made without the consent of Actava, Orion and Sterling; nor shall MITI take any action or permit any action to be taken to accelerate the vesting of any options or other restricted securities previously granted pursuant to any stock option plans or other benefit plan. MITI shall not make any material amendment to any (i) stock option plan or options outstanding thereunder, (ii) any other option or warrant agreement or other stock-based benefit plan, or

(iii) the terms of any other security convertible into or exchangeable for MITI Common Stock without the consent of Actava, Orion and Sterling.

          10.6  No Inconsistent Activities.  Subject to applicable law and the
                --------------------------
fiduciary duties of loyalty and care of the MITI Board of Directors, MITI will not, and will direct its officers, directors and other representatives (including, without limitation, any financial advisor, attorney or accountant retained by MITI) not to, directly or indirectly, solicit, encourage, or participate in any way in discussions or negotiations with, or provide any information, data or assistance to, any third party (other than Actava, Orion and Sterling) concerning any acquisition of shares of capital stock of MITI or all or any significant portion of the total assets of MITI or any material subsidiary or division of MITI (in either case whether by merger, consolidation, purchase of assets, tender offer or otherwise). MITI will promptly communicate to Actava, Orion and Sterling in writing the terms of any proposal or contact it may receive in respect of any such transaction. MITI agrees not to release any third party from any confidentiality or standstill agreements to which MITI or any of its subsidiaries is a party.

          10.7  Stockholder Communications.  MITI shall send or make available
                --------------------------
to Actava, Orion and Sterling copies of all reports and materials sent by MITI to all of its stockholders as and when it sends the same to its stockholders.

          10.8  Consents, Waivers, Authorizations, etc.  MITI will use its best
                --------------------------------------
efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party, required for, or in connection with, the performance by it of this Agreement and the consummation by it of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which MITI or any of its subsidiaries may be subject, if the failure to obtain or make such consent, waiver, authorization, order, approval, filing or registration would have a MITI Material Adverse Effect. MITI will cooperate fully with each of Actava, Orion and Sterling in assisting it to obtain such consents, authorizations, orders and approvals. MITI will not take any action which could reasonably be anticipated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise.

                                   ARTICLE 11

                   COVENANTS OF EACH OF ACTAVA, OPC MERGERCO,
                     MITI MERGERCO, ORION, STERLING AND MITI

          11.1  Further Assurances.  Subject to the terms and conditions herein
                ------------------
provided, each of Actava, OPC Mergerco, MITI Mergerco, Orion, Sterling and MITI agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby,
(ii) obtaining all governmental consents required for the consummation of the Mergers and the transactions contemplated thereby, and (iii) making and causing their stockholders, as applicable, to timely make all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, each of Actava, OPC Mergerco, MITI Mergerco, Orion, Sterling and MITI agrees to use any and all best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to satisfy the other conditions of the closing set forth herein. Each Merging Party will consult with counsel for the other Merging Parties as to, and will permit such counsel to participate in, at such other Merging Party's expense, any lawsuits or proceedings referred to in clause (i) above brought against any Merging Party or Merging Parties but not against any or all of the other Merging Parties. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take all such necessary action.

          11.2  Public Announcements.  So long as this Agreement is in effect,
                --------------------
each of Actava, Orion, Sterling and MITI shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Mergers or the transactions contemplated by this Agreement without the written consent of the other Merging Parties, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of the SEC or NYSE or NASD or other national securities exchange in which case each of Actava, Orion,

Sterling and MITI will deliver simultaneously a copy of such release or announcement to the other Merging Parties.

          11.3  Exchange Act and Securities Act Compliance.  In consummating the
                ------------------------------------------
Mergers and the transactions contemplated hereby, each Merging Party shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder.

          11.4  Surviving Corporation Board of Directors.
                ----------------------------------------

               (i) Subject to the proviso contained in Section 1.5.2 hereof, it is the intention of the Merging Parties that the Surviving Corporation will obtain the necessary director and/or stockholder approvals to fix, as of the Effective Time, the number of directors constituting a full Board of Directors of the Surviving Corporation at ten and to elect initially as directors of the Surviving Corporation six individuals designated prior to the Effective Time by the then Board of Directors of Orion and four individuals designated prior to the Effective Time by the then Board of Directors of Actava. Subject to the proviso contained in Section 1.5.2 hereof, each of the Merging Parties agrees to use its best efforts to establish such a Board of Directors of the Surviving Corporation.

              (ii) In the event that (a) at the Effective Time, Triton designates one member of the Surviving Corporation's Board of Directors as provided in the proviso contained in Section 1.5.2, and (b)(x) prior to the time that the Surviving Corporation's Board of Directors nominates directors for election at the first annual meeting of stockholders of the Surviving Corporation next following the end of the Surviving Corporation's fiscal year ending December 31, 1995, Triton loses or waives its right to designate one member of the Surviving Corporation's Board of Directors and (y) the person designated at the Effective Time by Triton to the Surviving Corporation's Board of Directors resigns from the Surviving Corporation's Board of Directors, then if the conditions set forth in clauses (a) and (b) above are satisfied, each of Actava, Orion, MITI and Sterling agrees to use its best efforts to cause the Board of Directors of the Surviving Corporation, consistent with their fiduciary duties and applicable law, to increase the size of the Board of Directors of the Surviving Corporation to ten persons and to fill the two vacancies in the Surviving Corporation's Board of Directors with the two persons listed on
Schedule 1.5.2(b) under the caption "Actava's Designees to the Surviving Corporation's Board of Directors," who, pursuant to Section 1.5.2 hereof, were designated by Actava to serve on the Surviving Corporation's Board of Directors but were unable to serve because Triton did not waive its rights under the Triton Stockholder Agreement, each of whom shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation.

             (iii) Each of Actava, Orion, MITI and Sterling agrees to use its best efforts to cause the Board of Directors of the Surviving Corporation to adopt, consistent with its fiduciary duties and applicable law, a stockholder rights plan or "poison pill," with such terms and conditions as the Surviving Corporation's Board of Directors determines.

          11.5  Listing of the Common Stock.  Each of the Merging Parties shall
                ---------------------------
use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to cause the Common Stock to be authorized for listing on the NYSE or the American Stock Exchange Inc. ("AMEX") or to be quoted on the National Market System of the National Association of Securities Dealers, Inc. Automatic Quotations System ("NMS/NASDAQ").

          11.6  Labor Matters.  Each of the Merging Parties agrees to deliver to
                -------------
each of the other Merging Parties any written communications which implicate the WARN ACT and relate to the transactions contemplated by this Agreement provided to the employees of the Merging Parties during the period from the date hereof until the Effective Time, understanding (a) that one or more of the Merging Parties may be required by the WARN Act to give notices to some of its employees of their imminent termination, (b) that one or more of the Merging Parties may be required by applicable law to communicate with some of its employees regarding their impending termination of employment and matters connected therewith, and (c) that all of the Merging Parties have an interest in any written communications made to their respective employees concerning the matters contemplated by this Agreement.

          11.7  Refinancing of Indebtedness.  Each of the Merging Parties agrees
                ---------------------------
to use its best efforts and to take all necessary steps and actions to facilitate the refinancing by Orion and Actava of the Orion Senior Indebtedness (as defined in Section 15.9) and the Orion Subordinated Indebtedness (as defined in Section 15.9).

                                   ARTICLE 12

                                   CONDITIONS

          12.1  Conditions to Each Merging Party's Obligations.  The respective
                ----------------------------------------------
obligations of each Merging Party to effect the Merger or Mergers to which it is a party shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

               12.1.1  Stockholder Approval.
                       --------------------

               (i) This Agreement and the Orion Merger shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of Actava and Orion in accordance with applicable law;

              (ii) This Agreement and the Sterling Merger shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of Actava and Sterling in accordance with applicable law; and

             (iii) This Agreement and the MITI Merger shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of Actava and MITI in accordance with applicable law and the terms of that certain Stockholders Agreement, dated as of August 15, 1994, among MITI and its stockholders (the "MITI Stockholders Agreement").

               12.1.2  Consummation of the Mergers.  Each of the Mergers shall
                       ---------------------------
     have been concurrently consummated.

               12.1.3  No Injunction.  No order, statute, rule, regulation,
                       -------------
     executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of any of the Mergers and which has not been stayed or vacated by the Effective Time. Actava, Orion, Sterling and MITI shall use their best efforts and shall cooperate with each other to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated or stayed.

               12.1.4  HSR Act.  Any waiting period applicable to each of the
                       -------
     Mergers under the HSR Act shall
     have expired or earlier termination thereof shall have been granted.

               12.1.5  Required Consents.  Any required consents or approvals of
                       -----------------
     any person to the Mergers or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a material adverse effect on the business, assets, properties, prospects, condition (financial or otherwise) or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole.

               12.1.6  Effective Form S-4.  The Form S-4 shall have been
                       ------------------
     declared effective by the SEC and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

               12.1.7  Appraisal Rights.  There shall not have been either
                       ----------------
     (i) Sterling Dissenting Shares in excess of 25% of the Sterling Common Stock entitled to vote at the meeting of Sterling stockholders held to vote on this Agreement and the transactions contemplated hereby or (ii) MITI Dissenting Shares in excess of 25% of the MITI Common Stock entitled to vote at the meeting, if any, of MITI stockholders, or the action taken by consent pursuant to the provisions of Section 228 of the DGCL held or undertaken to vote on this Agreement and the transactions contemplated hereby.

          12.2  Conditions to Obligations of Actava.  The obligation of Actava
                -----------------------------------
to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Actava:

               12.2.1  Obligations Performed.  Each of Orion, Sterling and MITI
                       ---------------------
     shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

               12.2.2  Representations and Warranties.  As of the Effective Time
                       ------------------------------
     as if made as of the Effective Time, each of the representations and warranties contained in (i) Article 4 or Article 4A of this Agreement which are modified by "materiality" or an

     "Orion Material Adverse Effect" (an "Orion Modified Representation"),
     (ii) Article 5 or Article 5A of this Agreement which are modified by "materiality" or a "Sterling Material Adverse Effect" (a "Sterling Modified Representation") and (iii) Article 6 or Article 6A of this Agreement which are modified by "materiality" or a "MITI Material Adverse Effect" (a "MITI Modified Representation") shall be true and correct in all respects and each representation and warranty contained in (x) Article 4 or Article 4A which is not so modified (an "Orion Non-Modified Representation"),
     (y) Article 5 or Article 5A which is not so modified (a "Sterling Non-Modified Representation") and (z) Article 6 or Article 6A which is not so modified (a "MITI Non-Modified Representation") shall be true and correct in all material respects (except in each case for such changes that are caused by Orion's, Sterling's or MITI's compliance, as the case may be, with the terms of this Agreement or are contemplated hereby).

               12.2.3  Certificates Delivered.  Each of Orion, Sterling and MITI
                       ----------------------
     shall have delivered to Actava a certificate executed on its behalf by its President or another authorized executive officer in their corporate capacity to the effect that the conditions set forth in subsections 12.2.1 and 12.2.2 as such conditions apply to such officer's company have been satisfied.

               12.2.4  No Material Adverse Change.  There shall not have
                       --------------------------
     occurred since April 12, 1995 any material adverse change in the business, assets, prospects, condition (financial or otherwise) and the results of operations of any of (i) Orion and its subsidiaries, taken as a whole, (ii) Sterling and its consolidated subsidiaries, taken as a whole or (iii) MITI, its United States subsidiaries and Operating Joint Venture Entities, taken as a whole (except in each such case for such changes that are caused by compliance with the terms of this Agreement and are contemplated hereby).

               12.2.5  Actava Stock Price.  The Average Closing Price shall not
                       ------------------
     be less than $8.25 (subject to appropriate upward or downward adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Common Stock prior to the Determination Date).

               12.2.6  Opinions of Counsel.  Actava shall have received an
                       -------------------
     opinion of (i) Paul, Weiss, Rifkind, Wharton and Garrison, counsel to Orion, substantially in the form of Exhibit D hereto (the "Paul Weiss Opinion"), (ii) Robinson Brog Leinwand Greene Genovese & Gluck, P.C., counsel to Sterling, substantially in the form of Exhibit E hereto (the "Robinson Brog Opinion") and (iii) Rubin Baum Levin Constant & Friedman, counsel to MITI, substantially in the form of Exhibit F hereto (the "Rubin Baum Opinion") and (iv) an opinion of Long, Aldridge & Norman, counsel to Actava, substantially to the effect that no gain or loss will be recognized for federal income tax purposes by the Actava Stockholders as a result of the Mergers.

               12.2.7  Fairness Opinion.  The opinion of First Boston, dated as
                       ----------------
     of the date of the Proxy Statement, that as of such date the Orion Exchange Ratio, the Sterling Exchange Ratio and the MITI Exchange Ratio, taken as a whole, are fair from a financial point of view to the stockholders of Actava, shall have not been withdrawn, amended or modified.

               12.2.8  Listing.  The shares of Common Stock shall have been
                       -------
     accepted for listing on the NYSE or the AMEX or accepted for quotation on the NMS/NASDAQ.

               12.2.9  Refinancing of Orion Senior Indebtedness.  The Orion
                       ----------------------------------------
     Senior Indebtedness shall have been refinanced on terms reasonably satisfactory to Actava.

               12.2.10  Refinancing of Orion Subordinated Indebtedness.  The
                        ----------------------------------------------
     Orion Subordinated Indebtedness shall have been refinanced on terms reasonably satisfactory to Actava.

               12.2.11  FIRPTA Certificate.  Actava shall have received a
                        ------------------
     certificate of an executive officer of each of Orion, Sterling and MITI, sworn to under penalty of perjury, setting forth the name, address and Federal tax identification number of Orion, Sterling or MITI, as the case may be, and stating that no interest in Orion, Sterling or MITI, as the case may be, constitutes a "United States real property interest" within the meaning of Section 897(c)(1) of the Code. If, on or before the Effective Time, Actava shall not have received any such certificate, Actava may withhold from the Common Stock payable at the Effective Time to the stockholders of the company with respect to which such certificate was not received such amounts as may be required to be withheld therefrom under Section 1445 of the Code.

          12.3 Conditions to Obligations of Orion.  The obligations of Orion to
               ----------------------------------
effect the Orion Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Orion:

               12.3.1  Obligations Performed.  Each of Actava, OPC Mergerco,
                       ---------------------
     MITI Mergerco, Sterling and MITI shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

               12.3.2  Representations and Warranties.  As of the Effective Time
                       ------------------------------
     as if made as of the Effective Time, each of (i) the representations and warranties contained in Article 3, Article 3A or Article 3B of this Agreement which are modified by "materiality" or an "Actava Material Adverse Effect" (an "Actava Modified Representation"), (ii) the Sterling Modified Representations and (iii) the MITI Modified Representations shall be true and correct in all respects and each representation and warranty contained in (x) Article 3, Article 3A or Article 3B which is not so modified (an "Actava Non-Modified Representation"), (y) each Sterling Non-Modified Representation and (z) each MITI Non-Modified Representation shall be true and correct in all material respects (except in each case for such changes that are caused by Actava's, Sterling's or MITI's compliance, as the case may be, with the terms of this Agreement or are contemplated hereby).

               12.3.3  Certificate.  Each of Actava, Sterling and MITI shall
                       -----------
     have delivered to Orion a certificate executed on its behalf by its President or another duly authorized executive officer in their corporate capacity to the effect that the conditions set forth in subsections 12.3.1 and 12.3.2 as such conditions apply to such officer's company have been satisfied.

               12.3.4  No Material Adverse Change.  There shall not have
                       --------------------------
     occurred since April 12, 1995 any material adverse change in the business, assets, prospects, condition (financial or otherwise) or the results of operations of (i) Actava, Roadmaster and their respective subsidiaries, taken as a whole, (ii) Sterling and its consolidated subsidiaries, taken as a whole or (iii) MITI, its United States subsidiaries and Operating Joint Venture Entities, taken as a whole (except, in each such case, for such changes that are caused by compliance with the terms of this Agreement and are contemplated hereby).

               12.3.5  Opinions of Counsel.  Orion shall have received (i) the
                       -------------------
     opinion of Long, Aldridge & Norman substantially in the form of Exhibit G hereto (the "Long Aldridge Opinion"), (ii) the Robinson Brog Opinion and
     (iii) the Rubin Baum Opinion and (iv) an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, substantially to the effect that the Orion Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               12.3.6  Fairness Opinion.  The opinion of Alex. Brown, dated as
                       ----------------
     of the date of the Proxy Statement, that the value of the consideration to be paid to the stockholders of Orion in the Orion Merger is fair from a financial point of view to the stockholders of Orion, shall have not been withdrawn, amended or modified.

               12.3.7  Refinancing of Orion Senior Indebtedness.  The Orion
                       ----------------------------------------
     Senior Indebtedness shall have been refinanced on terms reasonably satisfactory to Orion.

               12.3.8  Refinancing of Orion Subordinated Indebtedness.  The
                       ----------------------------------------------
     Orion Subordinated Indebtedness shall have been refinanced on terms reasonably satisfactory to Orion.

               12.3.9  Refinancing of Other Indebtedness.  The Other
                       ---------------------------------
     Indebtedness (as defined in Section 15.9) shall have been refinanced or repaid in full.

               12.3.10  Refinancing or Contribution of MetProductions
                        ---------------------------------------------
     Indebtedness and MII Indebtedness.  The MetProductions Indebtedness and the
     ---------------------------------
     MII Indebtedness shall have been refinanced or repaid in full or MetProductions Inc., a Delaware corporation ("MetProductions"), or Met International, Inc., a Delaware corporation ("Met International"), shall, at Orion's option, contribute, assign or convey to the Surviving Corporation the MetProductions Indebtedness and/or the MII Indebtedness, as the case may be, in exchange for shares of Common Stock as provided for in the Contribution Agreement.

               12.3.11  Ancillary Agreements; Shelf Registration Statement.
                        --------------------------------------------------
     Orion shall have received a fully executed copy of the Contribution Agreement and the Shelf Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Shelf Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

          12.4  Conditions to Obligations of Sterling.  The obligation of
                -------------------------------------
Sterling to effect the Sterling Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Sterling:

               12.4.1  Obligations Performed.  Each of Actava, OPC Mergerco,
                       ---------------------
     MITI Mergerco, Orion and MITI shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

               12.4.2  Representations and Warranties.  As of the Effective Time
                       ------------------------------
     as if made as of the Effective Time, each of the Actava Modified Representations, the Orion Modified Representations and the MITI Modified Representations shall be true and correct in all respects and each Actava Non-Modified Representation, each Orion Non-Modified Representation and each MITI Non-Modified Representation shall be true and correct in all material respects (except in each case for such changes that are caused by Actava's, Orion's or MITI's compliance, as the case may be, with the terms of this Agreement or are contemplated hereby).

               12.4.3  Certificates Delivered.  Each of Actava, Orion and MITI
                       ----------------------
     shall have delivered to Sterling a certificate executed on its behalf by its President or another authorized executive officer in their corporate capacity to the effect that the conditions set forth in subsections 12.4.1 and 12.4.2 as such conditions apply to such officer's company have been satisfied.

               12.4.4  No Material Adverse Change.  There shall not have
                       --------------------------
     occurred since April 12, 1995 any mate-
     rial adverse change in the business, assets, prospects, condition (financial or otherwise) or the results of operations of (i) Actava, Roadmaster or Orion and their respective subsidiaries, taken as a whole, respectively or (ii) MITI, its United States subsidiaries and Operating Joint Venture Entities, taken as a whole (except, in each such case, for such changes that are caused by compliance with the terms of this Agreement and are contemplated hereby).

               12.4.5  Opinions of Counsel.  Sterling shall have received the
                       -------------------
     Long Aldridge Opinion, the Paul Weiss Opinion and the Rubin Baum Opinion and an opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. substantially to the effect that the Sterling Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code.

               12.4.6  Fairness Opinion.  The opinion of Houlihan Lokey, dated
                       ----------------
     as of the date of the Proxy Statement, that the value of the consideration to be paid to the stockholders of Sterling in the Sterling Merger is fair from a financial point of view to the stockholders of Sterling, shall have not been withdrawn, amended or modified.

          12.5  Conditions to Obligations of MITI.  The obligation of MITI to
                ---------------------------------
effect the MITI Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by MITI.

               12.5.1  Obligations Performed.  Each of Actava, OPC Mergerco,
                       ---------------------
     MITI Mergerco, Orion and Sterling shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

               12.5.2  Representations and Warranties.  As of the Effective Time
                       ------------------------------
     as if made as of the Effective Time, each of the Actava Modified Representations, the Orion Modified Representations and the Sterling Modified Representations shall be true and correct in all respects and each of the Actava Non-Modified Representations, the Orion Non-Modified Representations and the Sterling Non-Modified Representations shall be true and correct in all material respects (except in each case for such changes that are caused by Actava's,

     Orion's or MITI's compliance, as the case may be, with the terms of this Agreement or are contemplated hereby).

               12.5.3  Certificates Delivered.  Each of Actava, Orion and
                       ----------------------
     Sterling shall have delivered to MITI a certificate executed on its behalf by its President or another authorized executive officer in their corporate capacity to the effect that the conditions set forth in subsections 12.5.1 and 12.5.2 as such conditions apply to such officer's company have been satisfied.

               12.5.4  No Material Adverse Change.  There shall not have
                       --------------------------
     occurred since April 12, 1995 any material adverse change in the business, assets, prospects, condition (financial or otherwise) or the results of operation of (i) Actava, Roadmaster and their respective subsidiaries, taken as a whole, (ii) Orion and its respective subsidiaries, taken as a whole or (iii) Sterling and its consolidated subsidiaries, taken as a whole (except, in each such case, for such changes that are caused by compliance with the terms of this Agreement and are contemplated hereby).

               12.5.5  Opinions of Counsel.  MITI shall have received the Long
                       -------------------
     Aldridge Opinion, the Paul Weiss Opinion and the Robinson Brog Opinion and an opinion of Rubin Baum Levin Constant and Friedman, substantially to the effect that the MITI Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               12.5.6  Fairness Opinion.  The opinion of GKMC, dated as of the
                       ----------------
     date of the Proxy Statement, that the value of the consideration to be paid to the stockholders of MITI in the MITI Merger is fair from a financial point of view to the stockholders of MITI, shall not have been amended, withdrawn or modified.

               12.5.7  Listing.  The shares of Common Stock shall have been
                       -------
     accepted for listing on the NYSE or the AMEX or accepted for quotation on the NMS/NASDAQ.


                                   ARTICLE 13

                                     CLOSING

          13.1  Time and Place.  The closing of the Mergers (the "Closing")
                --------------
shall take place as soon as practicable
after each of the conditions set forth in Article 12 have been satisfied or waived by the party or parties entitled to the benefit of such conditions at 10:00 a.m. at the offices of Paul, Weiss, Rifkind, Wharton & Garrison,
1285 Avenue of the Americas, New York, New York 10019-6064; or at such time and place as the Merging Parties mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

          13.2  Filing of Certificates of Merger, Etc.  At the Closing,
                -------------------------------------
(i) Actava, OPC Mergerco, MITI Mergerco, Orion, Sterling and MITI shall cause the Orion Certificate of Merger, the Sterling Certificate of Merger and the MITI Certificate of Merger to be executed and filed with the Secretary of State of Delaware as provided in the DGCL and (ii) Actava, OPC Mergerco, MITI Mergerco, Orion, Sterling and MITI shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Mergers to become effective.


                                   ARTICLE 14

                           TERMINATION AND ABANDONMENT

          14.1  Termination.  This Agreement may be terminated and the Mergers
                -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Actava, Orion, Sterling and MITI:

               (i) by a majority of the members of each of the Boards of Directors of Actava, Orion, Sterling and MITI;

              (ii) by any of Actava, Orion, Sterling or MITI if the Mergers shall not have been consummated on or before December 31, 1995 (or such later date as may be agreed to by Actava, Orion, Sterling or MITI); provided, that,
                                                              --------  ----
none of Actava, Orion, Sterling or MITI may terminate this Agreement under this
Section 14.1(ii) if the failure has been caused by such party's material breach or default of its obligations under this Agreement;

             (iii) by Actava, Orion or Sterling if (x) there are any inaccuracies, misrepresentations or breaches of any MITI Modified Representations, (y) there are any material inaccuracies, misrepresentations or breaches of any MITI Non-Modified Representations or (z) MITI has breached or failed to perform any of its material obligations, covenants or agreements contained herein as to which written notice has been given to MITI and MITI has failed to cure or otherwise resolve the same to the reasonable satisfaction of Actava, Orion and Sterling within 30 days after receipt of such notice;

              (iv) by Actava, Orion or MITI if (x) there are any inaccuracies, misrepresentations or breaches of any Sterling Modified Representations,
(y) there are any material inaccuracies, misrepresentations or breaches of any Sterling Non-Modified Representations or (z) Sterling has breached or failed to perform any of its material obligations, covenants or agreements contained herein as to which written notice has been given to Sterling and Sterling has failed to cure or otherwise resolve the same to the reasonable satisfaction of Actava, Orion and MITI within 30 days after receipt of such notice;

               (v) by Actava, Sterling or MITI if (x) there are any inaccuracies, misrepresentations or breaches of any Orion Modified Representations, (y) there are any material inaccuracies, misrepresentations or breaches of any Orion Non-Modified Representations or (z) Orion has breached or failed to perform any of its material obligations, covenants or agreements contained herein as to which written notice has been given to Orion and Orion has failed to cure or otherwise resolve the same to the reasonable satisfaction of Actava, Sterling and MITI within 30 days after receipt of such notice;

              (vi) by Orion, Sterling or MITI if (x) there are any inaccuracies, misrepresentations or breaches of any Actava Modified Representations, (y) there are any material inaccuracies, misrepresentations or breaches of any Actava Non-Modified Representations or (z) Actava has breached or failed to perform any of its material obligations, covenants or agreements contained herein as to which written notice has been given to Actava and Actava has failed to cure or otherwise resolve the same to the reasonable satisfaction of Orion, Sterling and MITI within 30 days after receipt of such notice; or

             (vii) by Actava, Orion, Sterling or MITI if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the Mergers and such order, decree, ruling or other action shall have become final and nonappealable.

          14.2  Procedure and Effect of Termination.  In the event of
                -----------------------------------
termination and abandonment of any of the Mergers by Actava, Orion, Sterling or MITI pursuant to Section 14.1, written notice thereof shall forthwith be given to each of the other parties hereto and this Agreement shall terminate and the Mergers shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except for a willful breach, violation or default by any party hereto of any provision of this Agreement and except as stated in Sections 7.3(ii), 8.3(ii), 9.3(ii), 10.3(ii) and 15.6.


                                   ARTICLE 15

                                  MISCELLANEOUS

          15.1  Amendment and Modification.  Subject to applicable law, this
                --------------------------
Agreement may be amended, modified or supplemented only by a written instrument among Actava, Orion, Sterling and MITI, at any time prior to the Effective Time with respect to any of the terms contained herein.

          15.2  Waiver of Compliance; Consents.  Any failure of any Merging
                ------------------------------
Party to comply with any obligation, covenant, agreement or condition contained herein may be waived by the other Merging Parties, only by a written instrument signed by the Merging Party or Merging Parties granting such waiver, but such waiver with or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by any Merging Party to comply with any obligation, agreement or condition contained herein. Whenever this Agreement requires or permits consent by or on behalf of any Merging Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 15.2.

          15.3  Survival of Representations and Warranties.  The respective
                ------------------------------------------
representations and warranties of Actava, OPC Mergerco, MITI Mergerco, Orion, Sterling and MITI contained herein or in any certificates or other documents delivered prior to or at the Closing by such parties pursuant to the terms of this Agreement shall survive the execution and delivery of this Agreement but shall terminate upon the consummation of the Mergers.

          15.4  Notices.  All notices and other communications hereunder shall
                -------
be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

              (i)   if to Actava, OPC Mergerco or MITI Mergerco, to

                    The Actava Group Inc.
                    945 East Paces Ferry Road,
                    Suite 2210
                    Atlanta, Georgia  30326
                    Attention:  John D. Phillips
                    Telecopy:  (404) 233-6865

                    with a copy to:

                    Long, Aldridge & Norman
                    One Peachtree Center, Suite 5300
                    303 Peachtree Street
                    Atlanta, Georgia  30308
                    Attention:  Clay C. Long, Esq.
                    Telecopy:  (404) 527-4198

               (ii) if to Orion, to

                    Orion Pictures Corporation
                    1888 Century Park East
                    Los Angeles, California  90067
                    Attention:  Leonard White
                    Telecopy:  (310) 282-9902

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention:  James M. Dubin, Esq.
                    Telecopy:  (212) 757-3990

             (iii)  if to Sterling, to:

                    MCEG Sterling Incorporated
                    1888 Century Park East
                    Suite 1777
                    Los Angeles, California 90067-1721
                    Attention:  John Hyde
                    Telecopy:  (310) 282-8303
                    with a copy to:

                    Robinson Brog Leinwand Greene Genovese & Gluck, P.C. 1345 Avenue of the Americas
                    New York, New York 10105-0143
                    Attention:  Avron I. Brog, Esq.
                    Telecopy:  (212) 956-2164

                              and

           (iv)     if to MITI, to:

                    Metromedia International Telecommunications, Inc. 41 West Putnam Avenue
                    Greenwich, Connecticut 06830
                    Attention:  Richard J. Sherwin
                    Telecopy:  (203) 862-9225

                    with a copy to:

                    Rubin Baum Levin Constant & Friedman
                    30 Rockefeller Plaza
                    New York, New York 10112
                    Attention:  Barry A. Adelman, Esq.
                    Telecopy:  (212) 698-7825

          15.5  Assignment.  This Agreement and all of the provisions hereof
                ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including but not limited to the Sterling Corporation) and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto. This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

          15.6  Expenses.  If the Mergers are not consummated, all costs and
                --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 14.2 with respect to a willful breach, violation or default by another party hereto.

          15.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF
                -------------
THE STATE OF DELAWARE, APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          15.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.9  Interpretation; Definitions.  The article and section headings
                ---------------------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement,

               (i) the term "person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

              (ii) the term "affiliate," with respect to any person, shall mean and include any person directly or indirectly controlling, controlled by or under common control with such person;

             (iii) the term "Actava Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of Actava and its subsidiaries, taken as a whole;

              (iv) the term "Orion Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of Orion and its subsidiaries, taken as a whole;

               (v) the term "Sterling Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of Sterling and its consolidated subsidiaries, taken as a whole;

              (vi) the term "MITI Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of MITI, its United States subsidiaries and the Operating Joint Venture Entities, taken as a whole;

             (vii) the "Orion Exchange Ratio," if the Average Closing Price is greater than or equal to $10.50, shall be equal to a fraction, the numerator of which is 11,428,572 and the denominator of which is the number of shares of Orion Common Stock outstanding on the business day immediately preceding the Determination Date; provided,
                                                                  --------
that, if the Average Closing Price is less than $10.50, the Orion Exchange Ratio
----
shall instead have the meaning set forth in and shall be determined in accor-dance with Schedule 15.9(viii);

            (viii) the "MITI Exchange Ratio," if the Average Closing Price is greater than or equal to $10.50, shall be equal to a fraction, the numerator of which is 9,523,810 and the denominator of which is the number of shares of MITI Common Stock outstanding on the business day immediately preceding the Determination Date; provided, that, if the Average Closing Price is less than
                    --------  ----
$10.50, the MITI Exchange Ratio shall instead have the meaning set forth in and shall be determined in accordance with Schedule 15.9(ix);

              (ix) the "Sterling Exchange Ratio," if the Average Closing Price is greater than or equal to $10.50, but less than or equal to $14.875, shall be equal to a fraction, the numerator of which is 571,428 and the denominator of which is the number of shares of Sterling Common Stock outstanding on the business day immediately preceding the Determination Date; provided, that, if
                                                           --------  ----
the Average Closing Price is less than $10.50, the Sterling Exchange Ratio shall instead have the meaning set forth in and shall be determined in accordance with
Schedule 15.9(x)(a); provided, further, that if the Average Closing Price is
                     --------  -------
greater than $14.875, the Sterling Exchange Ratio shall instead have the meaning set forth in and shall be determined in accordance with Schedule 15.9(x)(b);

               (x) the term "Orion Senior Indebtedness" means (a) Orion's indebtedness to Chemical Bank, as Agent and the banks (the "Banks") parties to the Third Amended and Restated Credit Agreement, dated as of October 20, 1992 among Orion, the Agent and the Banks (the "Credit Agreement") and (b) its indebtedness to Sony Pictures Entertainment Inc. ("Sony") pursuant to that certain letter agreement between Orion and Sony attached as Exhibit F to Orion's Disclosure Statement for its Modified Third Amended Joint Consolidated Plan of Reorganization (the "Sony Letter");

              (xi) the term "Orion Subordinated Indebtedness" means Orion's Talent Notes due 1999, Orion's Creditor Notes due 1999 and Orion's 10% Subordinated Debentures due 2001;

             (xii) the term "Restricted Subsidiary" shall have the meaning assigned thereto in the Credit Agreement;

            (xiii) the term "Other Indebtedness" means (a) all outstanding Bank Reimbursable Amounts (as defined in the Reimbursement Agreement, dated as of October 20, 1992 (the "Reimbursement Agreement") between Orion and Metromedia Company), (b) all outstanding Sony Reimbursable Amounts (as defined in the Reimbursement Agreement) payable to Metromedia Company, (c) all amounts owed to Metromedia Company by Sterling and its subsidiaries and (d) all amounts owed by MITI to Metromedia Company (other than the MII Indebtedness), plus in the case of (a), (b), (c) and (d) above, all accrued, but unpaid interest thereon;

             (xiv) the term "MII Indebtedness" means all of the indebtedness of MII to Met International at the Effective Time, plus all accrued, but unpaid interest thereon;

              (xv) the term "MetProductions Indebtedness" means the amounts described in Section 4.28, any other indebtedness of Orion and its subsidiaries to MetProductions incurred prior to the Effective Time in accordance with this Agreement and all accrued and unpaid interest on such amounts;
             (xvi) the term "subsidiary" of any specified person means any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

            (xvii) the term "Sterling Voting Trust" shall mean the trust created by the Voting Trust Agreement dated March 30, 1992 by and among Sterling, the voting trustees specified therein and the Liquidation Estate.

          15.10  Entire Agreement.  This Agreement and the documents or
                 ----------------
instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, Actava, Orion, Sterling, MITI, OPC Mergerco and MITI Mergerco have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                         THE ACTAVA GROUP INC.


                         By: /s/ John D. Phillips
                             ---------------------------------------------------
                             Name: John D. Phillips
                             Title: President and
                                    Chief Executive Officer


                         ORION PICTURES CORPORATION


                         By: /s/ Leonard White
                             ---------------------------------------------------
                             Name:  Leonard White
                             Title: President and
                                    Chief Executive Officer


                         MCEG STERLING INCORPORATED


                         By:  /s/ Ann K. Jacobus
                              --------------------------------------------------
                             Name:  Ann K. Jacobus
                             Title: Executive Vice President


                         METROMEDIA INTERNATIONAL
                         TELECOMMUNICATIONS, INC.


                         By: /s/ Richard J. Sherwin
                             ---------------------------------------------------
                             Name:  Richard J. Sherwin
                             Title: Co-President


                         OPC MERGER CORP.


                         By:  /s/ John D. Phillips
                              --------------------------------------------------
                             Name:  John D. Phillips
                             Title: President


                         MITI MERGER CORP.


                         By: /s/ John D. Phillips
                             ---------------------------------------------------
                             Name:  John D. Phillips
                             Title: President

                                                                     Exhibit A-1



                              CERTIFICATE OF MERGER

                                       OF

                           ORION PICTURES CORPORATION


                                      INTO

                                OPC MERGER CORP.


________________________________________________________________________________

          The undersigned corporation does hereby certify:
          FIRST:  The name and state of incorporation of each of the constituent
          -----
corporations of the merger provided for herein (the "Merger") are as follows:
          NAME                     STATE OF INCORPORATION
          ----                     ----------------------

     Orion Pictures Corporation         Delaware

     OPC Merger Corp.                   Delaware

          SECOND:  An agreement and plan of merger, which is hereinafter
          ------

sometimes referred to as the "Merger Agreement," between each of the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of

Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:  The surviving corporation of the Merger is OPC Merger Corp.
          -----

          FOURTH:  The Certificate of Incorporation of OPC Merger Corp., which
          ------

is the surviving corporation of the Merger, as amended herein, shall be the

Certificate of Incorporation of the surviving corporation.  Article FIRST of such Certificate of Incorporation is hereby amended so that as amended it shall read as follows:

          "The name of the corporation is ORION PICTURES CORPORATION (the

"Corporation")."

          FIFTH:  The executed Merger Agreement is on file at the principal
          -----

place of business of the surviving corporation.  The address of such principal place of business is 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia

30326.

          SIXTH:  A copy of the Merger Agreement will be furnished on request
          -----

and without cost to any stockholder of any constituent corporation.

                                  *   *   *   *

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Merger on _______ __, 1995.


                         OPC MERGER CORP.


                         By:_________________________
                            Name:
                            Title:

ATTEST:


By:______________________
   Name:
   Title:

                                                                     Exhibit A-2




                              CERTIFICATE OF MERGER

                                       OF

                           MCEG STERLING INCORPORATED

                                      INTO

                              THE ACTAVA GROUP INC.


________________________________________________________________________________

          The undersigned corporation does hereby certify:

          FIRST:  The name and state of incorporation of each of the constituent
          -----

corporations of the merger provided for herein (the "Merger") are as follows:

          NAME                     STATE OF INCORPORATION
          ----                     ----------------------

     MCEG Sterling Incorporated         Delaware

     The Actava Group Inc.              Delaware

          SECOND:  An agreement and plan of merger, which is hereinafter
          ------

sometimes referred to as the "Merger Agreement," between each of the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of

Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:  The surviving corporation of the Merger is The Actava Group
          -----

Inc., the name of which is changed as a result thereof to Metromedia

International Group, Inc.

          FOURTH:  The Restated Certificate of Incorporation of The Actava Group
          ------

Inc. with such amendments as are
affected by the Merger is attached to this Certificate of Merger as Exhibit A and shall be the Restated Certificate of Incorporation of the surviving corporation.

          FIFTH:  The executed Merger Agreement is on file at the principal
          -----

place of business of the surviving corporation.  The address of such principal place of business is 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia

30326.

          SIXTH:  A copy of the Merger Agreement will be furnished on request
          -----

and without cost to any stockholder of any constituent corporation.

                                  *   *   *   *

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Merger on _______ __, 1995.


                         THE ACTAVA GROUP INC.


                         By:_________________________
                            Name:
                            Title:

ATTEST:


By:______________________
   Name:
   Title:

                                                                       Exhibit A



                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                              THE ACTAVA GROUP INC.




          FIRST:  The name of the corporation is METROMEDIA INTERNATIONAL GROUP,

INC. (the "Corporation").

          SECOND:  The address of the Corporation's registered office is 32

Loockerman Square, Suite L-100, City of Dover, County of Kent, State of

Delaware; and its registered agent at such address is The Prentice-Hall

Corporation System, Inc.

          THIRD:  The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is 180,000,000, divided as follows:  70,000,000 shares of Preferred Stock, of the par value of $1.00 per share (the "Preferred

Stock") and 110,000,000 shares of Common Stock, of the par value of $1.00 per share (the "Common Stock").

          The designation, relative rights, preferences and limitations of the shares of each class are as follows:

               4.1  Preferred Stock.  The shares of Preferred Stock may be
                    ---------------

issued from time to time in one or more series of any number of shares, provided that the
aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences and rights and qualifications,

limitations or restrictions thereof, and such distinctive serial designations,

all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.  Each series of shares of Preferred Stock

(a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the

Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.  Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or other-

wise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of

Directors providing for the issue of any series of shares of Preferred Stock.

               4.2  Common Stock.  Subject to the provisions of any applicable
                    ------------

law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of
the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of

Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation.  Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of

Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of

Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them,

in all remaining assets of the Corporation available for distribution to its stockholders.

               4.3  Subject to the provisions of this Certificate of

Incorporation and except as otherwise provided by law, the stock of the

Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          FIFTH:  Members of the Board of Directors may be elected either by written ballot or by voice vote.

          SIXTH:  Whenever a compromise or arrangement is proposed between this

Corporation and its creditors or any class of them and/or between this

Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the

Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made,

be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be,

and also on this Corporation.

          SEVENTH:  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.  If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware

General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH:  (a)  To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a

"Proceeding"), whether civil, criminal, administrative or investigative,

including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs,

charges and expenses (including attorneys' fees and disbursements).  Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article EIGHTH.

               (b)  The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by
                                      --------  -------

the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an under-

taking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               (c)  The rights to indemnification and reimbursement or

advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or here-

after be entitled under any statute, this Certificate of Incorporation, the By-

laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               (d)  The rights to indemnification and reimbursement or

advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               (e)  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH,

the By-laws or under Section 145 of the Delaware General Corporation Law or any

other provision of law.

               (f)  The provisions of this Article EIGHTH shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article EIGHTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the

Corporation and each such director, officer, or other person intend to be legally bound.  No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               (g)  The rights to indemnification and reimbursement or

advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction.

The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the

Corporation.  Neither the failure of the Corporation (including its Board of

Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors,

its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such per-

son is not so entitled.  Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               (h)  Any director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the

Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

               (i)  Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article EIGHTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding,

to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.  Such election shall be made, by a notice in writing to the Corporation,

at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to
        --------  -------

indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          NINTH:  This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.

               9.1  Number, Election, and Terms of Office of Board of Directors.
                    -----------------------------------------------------------

The business of the Corporation shall be managed by a Board of Directors consisting of not less than seven nor more than 15 persons.  The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the

By-laws.  The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31,

1995, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the

Corporation's fiscal year ending December 31, 1996 and the term of office of the third class to expire at the first annual meeting of stockholders of the

Corporation next following the end of the Corporation's fiscal year ending

December 31, 1997.  At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

               9.2  Tenure.  Notwithstanding any provisions to the contrary
                    ------

contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

               9.3  Newly Created Directorships and Vacancies.  Subject to the
                    -----------------------------------------

rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death,

resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office,

though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

               9.4  Removal of Directors.  Any one or more or all of the
                    --------------------

directors may be removed, at any time, but only for cause by the holders of at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

          TENTH:  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing of such holders.  At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.

          ELEVENTH:  Special meetings of stockholders for any purpose may be called at any time by the Chairman or Vice Chairman of the Board of Directors.

Special meetings of stockholders shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the

Board of Directors and stated in the notice of such meeting.  At a special meeting of stockholders no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

          TWELFTH:  The Board of Directors may from time to time make, alter or repeal the By-laws by a vote of a majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting;

provided, however, that any By-laws made, amended or repealed by the Board of
--------  -------

Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the

Corporation.

                                                                     Exhibit A-3









                              CERTIFICATE OF MERGER



                                       OF



                METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC.



                                      INTO



                                MITI MERGER CORP.





________________________________________________________________________________



          The undersigned corporation does hereby certify:

          FIRST:  The name and state of incorporation of each of the constituent
          -----

corporations of the merger provided for herein (the "Merger") are as follows:

          NAME                     STATE OF INCORPORATION
          ----                     ----------------------



     Metromedia International           Delaware

       Telecommunications, Inc.



     MITI Merger Corp.                  Delaware

          SECOND:  An agreement and plan of merger, which is hereinafter
          ------

sometimes referred to as the "Merger Agreement," between each of the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of

Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:  The surviving corporation of the Merger is MITI Merger Corp.
          -----

          FOURTH:  The Certificate of Incorporation of MITI Merger Corp., which
          ------

is the surviving corporation of the Merger, as amended herein, shall be the

Certificate of Incorporation of the surviving corporation.  Article FIRST of such Certificate of Incorporation is hereby amended so that as amended it shall read as follows:

          "The name of the corporation is METROMEDIA INTERNATIONAL

TELECOMMUNICATIONS, INC. (the "Corporation")."

          FIFTH:  The executed Merger Agreement is on file at the principal
          -----

place of business of the surviving corporation.  The address of such principal place of business is 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia

30326.

          SIXTH:  A copy of the Merger Agreement will be furnished on request
          -----

and without cost to any stockholder of any constituent corporation.

                                  *   *   *   *

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Merger on _______ __, 1995.


                         MITI MERGER CORP.


                         By:_________________________
                            Name:
                            Title:

ATTEST:


By:______________________
   Name:
   Title:

                                                                       Exhibit B






                      METROMEDIA INTERNATIONAL GROUP, INC.

                         Incorporated Under the Laws of

                              the State of Delaware



                                     BY-LAWS
                                     -------


                                   ARTICLE I

                                     OFFICES

          The registered office of Metromedia International Group, Inc. (the

"Corporation") in Delaware shall be at 32 Loockerman Square, Suite L-100 in the

City of Dover, County of Kent, in the State of Delaware, and The Prentice-Hall

Corporation System, Inc. shall be the resident agent of this Corporation in charge thereof.  The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                  ARTICLE II

                                  STOCKHOLDERS

          Section 1.  Annual Meeting.  The annual meeting of stockholders for
                      --------------

the election of directors and the transaction of any other business shall be held in the month of March, April or May on such date as may be designated by the

Board of Directors, and in the absence of any such designation it shall be held on the second Tuesday of April each year, or as soon after such date as may be practicable, in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting.  If said day be a legal holiday, said meeting shall be held on the next succeeding business day.

          Section 2.  Special Meetings.  Special meetings of the stockholders
                      ----------------

for any purpose may be called at any time by the Chairman or Vice Chairman of the Board of Directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

          Section 3.  Notice of Meetings.  Written notice of the time, date and
                      ------------------

place of any stockholders' meeting and the purpose or purposes for which it is called, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten

(10) days but not more than sixty (60) days before the day of the meeting.

Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

          Section 4.  Quorum.  Any number of stockholders, together holding at
                      ------

least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the

Restated Certificate of Incorporation of the Corporation (the same, as it shall from time to time be in effect, is hereinafter referred to as the "Certificate of Incorporation") or by these By-laws.

          Section 5.  Adjournment of Meetings.  If less than a quorum shall
                      -----------------------

attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote.  Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote.  At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

          Section 6.  Voting List.  The Secretary shall prepare and make, at
                      -----------

least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder of each class of capital stock of the Corporation.  Such list shall be open at the place where the meeting is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

          Section 7.  Voting.  Each stockholder entitled to vote at any meeting
                      ------

may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date unless said proxy provides for a longer period.

Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of common stock registered in his name on the record of stockholders.  If the Certificate of Incorporation provides for more than one vote for any share, on any matter, every reference in these By-laws or the

General Corporation Law of the State of Delaware, as amended from time to time

(the "GCL"), to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At all meetings of stockholders, the election of directors shall be determined by the affirmative vote of the plurality of shares present in person or by proxy and entitled to vote on the subject matter and all other matters,

except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.  Voting at meetings of stockholders need not be by written ballot.

          Section 8.  Record Date of Stockholders.  The Board of Directors is
                      ---------------------------

authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect,

or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

          Section 9.  Conduct of Meetings. (a)  The Chairman or Vice Chairman of
                      -------------------

the Board of Directors or, in their absence the President or any Vice President designated by the Chairman or Vice Chairman of the Board, shall preside at all regular or special meetings of stockholders.  To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules,

including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

               (b)  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting or special meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the

Corporation entitled to vote for the election of directors at the meeting who complies with the provisions of the
following paragraph (persons nominated in accordance with (iii) above are referred to herein as "stockholder nominees").

          In addition to any other applicable requirements, all nominations of stockholder nominees must be made by written notice given by or on behalf of a stockholder of record of the Corporation (the "Notice of Nomination").  The

Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive office of the Corporation, addressed to the attention of the Secretary, (x) with respect to a Notice of Nomination for an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90)

days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of annual
              --------  -------

meeting of stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, the Notice of Nomination must be so delivered not later than ten (10) days after the first date of public disclosure by the Corporation of the date of the annual meeting of stockholders and (y) with respect to a Notice of Nomination for a special meeting of stockholders, not later than ten (10) days after the first date of public disclosure by the Corporation of the date of the special meeting of stockholders.  For purposes of this Section 9(b), public disclosure shall be deemed to be first
made when disclosure of such date of the annual meeting or special meeting of stockholders is first made in a press release reported by the Dow Jones News

Services, Associated Press or other comparable national news service, or in a document which has been publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto.

Such Notice of Nomination shall set forth (i) the name and record address of the stockholder proposing to make nominations, (ii) the class and aggregate number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Nomination, (iii) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section

14 of the Exchange Act, or any successor thereto, and the written consent of each such stockholder nominee to serve if elected, and (iv) all other information that would be required to be filed with the Securities and Exchange

Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting,
that any proposed nomination of a stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and the defective nomination shall be disregarded.

               (c)  At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting of stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder in accordance with the terms of the following paragraph (business brought before the meeting in accordance with (iii) above is referred to as "stockholder business").

          In addition to any other applicable requirements, all proposals of stockholder business must be made by written notice given by or on behalf of a stockholder of record of the Corporation (the "Notice of Business").  The Notice

of Business must be delivered personally to, or mailed to, and received at the principal executive office of the Corporation, addressed to the attention of the

Secretary, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders;

provided,
--------
however, that in the event that the date of annual meeting of stockholders is
-------

advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, the Notice of Business must be so delivered not later than ten (10) days after the first date of public disclosure by the

Corporation of the date of the annual meeting of stockholders.  For purposes of this Section 9(c), disclosure shall be deemed to be first made when disclosure of such date of the annual meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or other comparable national news service, or in a document which has been publicly filed by the Corporation with the Securities and Exchange Commission pursuant to

Sections 13, 14 or 15(d) of the Exchange Act or any successor thereto.  Such

Notice of Business shall set forth (i) the name and record address of the stockholder proposing such stockholder business, (ii) the class and aggregate number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Business, (iii) a brief description of the stockholder business desired to be brought before the annual meeting and the reasons for conducting such stockholder business at the annual meeting, (iv) any material interest of the stockholder in such stockholder business and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act.  Notwithstanding anything in these By-laws to the contrary,

no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 9(c), provided,
                                                               --------

however, that nothing in this Section 9(c) shall be deemed to preclude
-------

discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto)

given by or at the direction of the Board of Directors.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.



                                  ARTICLE III

                                    DIRECTORS

          Section 1.  General Powers.  Except as otherwise provided in the
                      --------------

Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the

Board of Directors.  The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-

laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers expressly conferred by these By-laws, the Board of Directors may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of

Incorporation or by statute, to be exercised and performed by the stockholders.

          Section 2.  Number, Election, and Terms of Office of Board of
                      -------------------------------------------------

Directors.  The business of the Corporation shall be managed by a Board of
---------

Directors consisting of not less than seven nor more than 15 persons.  The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors that would be in office, if no vacancy existed, whether or not present at a meeting.  The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1995, the term of office of the second class to expire at the first annual meeting of stockholders of the

Corporation next
following the end of the Corporation's fiscal year ending December 31, 1996 and the term of office of the third class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1997.  At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          Section 3.  Tenure.  Notwithstanding any provisions to the contrary
                      ------

contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

          Section 4.  Newly Created Directorships and Vacancies.  Subject to the
                      -----------------------------------------

rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death,

resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office,

though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

          Section 5.  Removal of Directors.  Any one or more or all of the
                      --------------------

directors may be removed, at any time, but only for cause by the holders of at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

          Section 6.  Election of Directors.  Directors shall, except as
                      ---------------------

otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election, voting as a separate class.

          Section 7.  Regular Meetings.  The Board of Directors shall hold an
                      ----------------

annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of Directors is present.  Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of

Directors.

          Section 8.  Special Meetings.  Special meetings of the Board of
                      ----------------

Directors may be called by the Chairman of the Board of Directors, the Vice

Chairman of the Board of Directors, by the President or by a majority of the

Directors.

          Section 9.  Notice and Place of Meetings.  Meetings of the Board of
                      ----------------------------

Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting.  Notice of any special meeting, and, except as the Executive Committee may unanimously recommend and the Board of Directors may otherwise determine by resolution,

notice of any regular meeting also, shall be mailed to each Director addressed to him at his residence or usual place of business at least four days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable or delivered personally or by overnight mail service,

telephone or telecopy not later than 24 hours before the time at which the meeting is to be held.  Notice of the annual meeting of the Board of Directors shall not be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

          Section 10.  Business Transacted at Meetings, Etc. Any business may be
                       -------------------------------------

transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

          Section 11.  Quorum.  A majority of the Board of Directors at any time
                       ------

in office shall constitute a quorum.  At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the

Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-laws.

          Section 12.  Compensation.  Each Director, in consideration of his or
                       ------------

her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties.  Nothing contained in this Section 12 shall preclude any Director from serving the

Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

          Section 13.  Action Without a Meeting.  Any action required or
                       ------------------------

permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the

Board or committee.

          Section 14.  Meetings Through Use of Communications Equipment.
                       ------------------------------------------------

Members of the Board of Directors, or any committee designated by the Board of

Directors, shall, except as otherwise provided by law, the Certificate of

Incorporation or these By-laws, have the power to attend and participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                   COMMITTEES

          The following committees of the Board of Directors shall be constituted and exist with the membership, functions, powers and authorizations set forth below:  Executive Committee and Audit Committee.

          Section 1.  Executive Committee.  The Board of Directors shall, by
                      -------------------

resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board.  The Executive Committee shall have reasonable access during normal working hours to all significant information (including all books and records)
respecting the Corporation and its assets.  Subject to the provisions of the

GCL, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management and affairs of the Corporation including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger in connection with the merger of the Corporation and any of its subsidiaries.

          The membership of the Executive Committee may be changed at any time by a resolution of a majority of the entire Board of Directors.

          Any person ceasing to be a Director shall ipso facto cease to be a
                                                    ---- -----

member of the Executive Committee.

          Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors.

          Section 2.  Audit Committee.  The Board of Directors shall, by
                      ---------------

resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Audit Committee to hold office at the pleasure of the Board.  The function of the Audit Committee shall be (a) to review the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems and the results of the Corporation's internal audits, (d) to review,

with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit and (e) to undertake reasonably related activities to those set forth in clauses

(a) through (d) of this Section 2.  The Audit Committee shall also have the authority to consider the qualification of the Corporation's independent auditors, to make recommendations to the Board of Directors as to their selection and retention and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

          Section 3.  Other Committees.  Other committees may be appointed by
                      ----------------

the Board of Directors, the members of which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors; provided, however, that no such
                                               --------  -------

committee shall have any power not permitted to the Executive Committee under the GCL.

          The membership of any committee of the Corporation may be changed at any time by the Board of Directors. Any vacancy in any committee occurring from any cause whatsoever may be filled from among the directors by the Board of Directors.

          Section 4.  Resignation.  Any member of a committee may resign at any
                      -----------

time by written notice to the Corporation.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

          Section 5.  Quorum.  A majority of the members of a committee shall
                      ------

constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.  The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

          Section 6.  Record of Proceedings, Etc.  Each committee shall keep
                      ---------------------------

minutes of all meetings thereof, summarizing its acts and proceedings, and shall promptly report the same to the Board of Directors when and as required by the

Board of Directors.

          Section 7.  Organization, Meetings, Notices, Etc.  A committee may
                      -------------------------------------

hold its meetings at the principal office of the Corporation, or at any other place which a majority of
the committee may at any time agree upon.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable or delivered personally or by telephone or by telecopy not later than 24 hours before the time at which the meeting is to be held.

          Section 8.  Compensation.  The members of any committee shall be
                      ------------

entitled to such compensation as may be allowed them by resolution of the Board of Directors.


                                   ARTICLE V

                                    OFFICERS

          Section 1.  Number.  The Officers of the Corporation shall be a
                      ------

President, one or more Vice-Presidents, a Secretary, one or more Assistant

Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  The Board of Directors in its discretion may also elect a

Chairman of the Board of Directors and a Vice Chairman of the Board of

Directors.

          Section 2.  Election, Term of Office and Qualifications.  The
                      -------------------------------------------

officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors.  Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify.  The Chairman of the Board of Directors and the Vice Chairman of

the Board of Directors, if any, and the President shall be Directors of the

Corporation, and should any one of them cease to be a Director, he shall ipso
                                                                         ----

facto cease to be such officer.   Except as otherwise provided by law, any
-----

number of offices may be held by the same person.

          Section 3.  Other Officers.  Other officers, including one or more
                      --------------

additional Vice-Presidents, Assistant Secretaries or Assistant Treasurers, may

from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the

Board of Directors.

          Section 4.  Removal of Officers.  Any officer of the Corporation may
                      -------------------

be removed from office, with or without cause, by a vote of a majority of the

Board of Directors.

          Section 5.  Resignation.  Any officer of the Corporation may resign at
                      -----------

any time by written notice to the Corporation.  Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

          Section 6.  Filling of Vacancies.  A vacancy in any office shall be
                      --------------------

filled by the Board of Directors.

          Section 7.  Compensation.  The compensation of the officers shall be
                      ------------

fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

          Section 8.  Chairman of the Board of Directors.  The Chairman of the
                      ----------------------------------

Board of Directors shall be a Director and shall preside at all meetings of the

Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of

Directors.

          Section 9.  Vice Chairman of the Board of Directors.  The Vice
                      ---------------------------------------

Chairman of the Board of Directors of the Corporation shall be a Director and shall, in the absence of the Chairman of the Board of Directors, preside, when present, at meetings of the Board of Directors, and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of

Directors or the Chairman.

          Section 10.  President.  The President shall, when present, preside at
                       ---------

all meetings of the stockholders, and, in the absence of the Chairman and the

Vice Chairman of the Board of Directors, at all meetings of the Board of

Directors.  He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  He shall be the chief executive officer of the Corporation, and shall have responsibility for the general direction of the business, affairs and property of the

Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

          Section 11.  Office of the Chairman.  The Office of the Chairman shall
                       ----------------------

be composed of the Chairman, the Vice Chairman and the President.  The members of the Office of the Chairman shall have the authority to oversee the day-to-day management of the business and affairs of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee.

          Section 12.  Vice-Presidents.  The Vice-Presidents, or any of them,
                       ---------------

shall, subject to the direction of the Board of Directors, at the request of the

President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President.

The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the

Board of Directors may determine the order of priority among them.

          Section 13.  Secretary.  The Secretary shall perform such duties as
                       ---------

are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

          Section 14.  Treasurer.  The Treasurer shall perform such duties and
                       ---------

have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.


                                   ARTICLE VI

                                  CAPITAL STOCK

          Section 1.  Issue of Certificates of Stock.  Certificates of capital
                      ------------------------------

stock shall be in such form as shall be approved by the Board of Directors.

They shall be numbered in the order of their issue and shall be signed by the

Chairman of the Board of Directors, the President or one of the Vice-Presidents,

and the Secretary or an Assistant Secretary or the Treasurer or an Assistant

Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon; provided, however, that where such
                                            --------  -------

certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice-

President, Secretary, Assistant Secretary,

Treasurer or Assistant Treasurer may be facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

          Section 2.  Registration and Transfer of Shares.  The name of each
                      -----------------------------------

person owning any share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares of each class of capital stock held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the

Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record shall be made of each transfer.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

          Section 3.  Lost, Destroyed and Mutilated Certificates.  The holder of
                      ------------------------------------------

any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor.  The

Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the

Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

          The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves,

or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          Section 1.  Fiscal Year.  The fiscal year of the Corporation shall
                      -----------

commence on the first day of January and end on the last day of December,

inclusive, or consist of such other 12 consecutive months as the Board of

Directors may by resolution designate.

          Section 2.  Corporate Seal.  The corporate seal shall be circular in
                      --------------

form, with the name of the corporation in the circumference and the words and figures "Corporate Seal - 1968 - Delaware" in the center.  The form of the corporate seal of the Corporation may be altered at the pleasure of the Board of

Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 3.  Notices.  Except as otherwise expressly provided, any
                      -------

notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telecopying, telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telecopied, telegraphed or cabled.

          Section 4.  Waiver of Notice.  Any stockholder, Director or member of
                      ----------------

a committee may at any time, by writing or by telecopy, telegraph or by cable,

waive any notice required to be given under these By-laws, and if any stockholder, Director or member of a committee shall be present at any meeting his presence shall constitute a waiver of such notice unless he shall appear solely for the purpose of objecting to the absence of notice and at the beginning of the meeting shall declare such right to the other stockholders,

Directors or committee members then present.

          Section 5.  Checks, Drafts, Etc.  All checks, drafts or other orders
                      --------------------

for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

          Section 6.  Deposits.  All funds of the Corporation shall be deposited
                      --------

from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as may be selected by the Board of Directors or by such officers of the Corporation as may from time to time be designated by resolution of the Board of Directors.  For the purpose of such deposit, checks,

drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the

Board of Directors or the President may authorize for that purpose.

          Section 7.  Voting Stock of Other Corporations.  Except as otherwise
                      ----------------------------------

ordered by the Board of Directors or the Executive Committee, the President or

any Vice President, acting jointly with the Treasurer, shall have the full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corpo-

ration at any such meeting, and at any such meeting, the President or any Vice

President, acting jointly with the Treasurer, or the holder of any such proxy,

as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the

Corporation might have possessed and exercised if present.  The Board of

Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.


                                   ARTICLE IX

                                   AMENDMENTS


          The Board of Directors may from time to time make, alter or repeal the

By-laws by a vote of a majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided,
                                                                      --------

however, that any By-laws made, amended or repealed by the Board of Directors
-------

may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the

Corporation entitled to vote in the election of Directors of the Corporation.

                                                                     Exhibit C-1







                             CONTRIBUTION AGREEMENT
                             ----------------------



          CONTRIBUTION AGREEMENT ("Agreement"), dated as of __________, 1995 among Met International, Inc., a Delaware corporation ("Met International"),

MetProductions, Inc., a Delaware corporation ("MetProductions"), and The Actava

Group Inc., a Delaware corporation ("Actava").

          WHEREAS, pursuant to an Amended and Restated Agreement and Plan of

Merger, dated as of September __, 1995 (the "Merger Agreement"), among Actava,

Orion Pictures Corporation, a Delaware corporation ("Orion"), MCEG Sterling

Incorporated, a Delaware corporation ("Sterling"), Metromedia International

Telecommunications, Inc., a Delaware corporation ("MITI"), OPC Merger Corp., a

Delaware corporation and a wholly owned subsidiary of Actava ("OPC Mergerco"),

and MITI Merger Corp., a Delaware corporation and a wholly owned subsidiary of

Actava ("MITI Mergerco"), each of Actava, Orion, Sterling, MITI, OPC Mergerco and MITI Mergerco have agreed that (i) Orion will merge with and into OPC

Mergerco (the "Orion Merger"), with OPC Mergerco being the surviving corporation of the Orion Merger, (ii) Sterling will merge with and into Actava (the

"Sterling Merger"), with Actava being the surviving corporation (the "Surviving

Corporation") of the Sterling Merger and (iii) MITI will merge with and into

MITI Mergerco (the "MITI Merger" and together with the Orion Merger and the

Sterling Merger, the

"Mergers"), with MITI Mergerco being the surviving corporation of the MITI

Merger;

          WHEREAS, pursuant to Section 12.3.10 of the Merger Agreement, it is a condition (the "Section 12.3.10 Condition") to the consummation of the Orion

Merger that all of the MetProductions Indebtedness (as defined in the Merger

Agreement) and the MII Indebtedness (as defined in the Merger Agreement) will be either refinanced or repaid in full or contributed, assigned or conveyed to the

Surviving Corporation in exchange for shares of common stock of the Surviving

Corporation, par value $1.00 per share (the "Common Stock");

          WHEREAS, if the Section 12.3.10 Condition is to be satisfied by the contribution, assignment or conveyance of the MetProductions Indebtedness and/or the MII Indebtedness in exchange for shares of Common Stock, MetProductions or

Met International, as the case may be, will contribute, assign or convey to the

Surviving Corporation the MetProductions Indebtedness and/or the MII

Indebtedness, as the case may be, in exchange for shares of Common Stock in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          CONTRIBUTION OF INDEBTEDNESS
                          ----------------------------

           1.1  Contribution of Indebtedness and Issuance of Stock.  If the
                --------------------------------------------------

Section 12.3.10 Condition is to be satisfied by the contribution, assignment or conveyance of the MII Indebtedness and/or the MetProductions Indebtedness in

exchange for shares of Common Stock, MetProductions or Met International, as the

case may be, will execute all necessary documentation and take all necessary action in order to contribute, assign or convey to the Surviving Corporation such MetProductions Indebtedness and/or MII Indebtedness, as the case may be,

and (b) in exchange therefor, the Surviving Corporation shall issue (i) to

MetProductions, a certificate or certificates registered in the name of

MetProductions, or any permitted assignee of MetProductions, representing a number of shares of Common Stock equal to the product of (A) the quotient of (I)

the aggregate amount of such MetProductions Indebtedness as of the Effective

Time (as defined in the Merger Agreement) divided by (II) 6, multiplied by (B)

the Orion Exchange Ratio (as defined in the Merger Agreement), and/or (ii) to

Met International, a certificate or certificates registered in the name of Met

International, or any permitted assignee of Met International, representing a number of shares of Common Stock equal to the product of (A) the quotient of (I)

the aggregate amount of such MII Indebtedness as of the Effective Time divided by (II) the quotient of (a) 100,000,000 divided by (b) the number of shares of

MITI

Common Stock (as defined in the Merger Agreement) outstanding as of the

Determination Date (as defined in the Merger Agreement), multiplied by (B) the

MITI Exchange Ratio.

          If MetProductions and/or Met International does contribute, assign or convey to the Surviving Corporation the MetProductions Indebtedness or the MII

Indebtedness in the manner described above, for purposes of this Agreement, such contribution, assignment or conveyance shall be referred to herein as the

"Contribution" and MetProductions and/or Met International, as the case may be,

shall be referred to as a "Metromedia Holder."

           1.2  Closing of the Contribution.  The closing of such Contribution
                ---------------------------

(the "Contribution Closing") shall take place at the Effective Time (as such term is defined in the Merger Agreement) of the Mergers at the offices of Paul,

Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New

York 10019.

           1.3  Deliveries at the Closing:  At the Closing, Actava shall deliver
                -------------------------

to the Metromedia Holders the following:

               (a)  certificates for a number of duly authorized shares of

Common Stock determined in accordance with Section 1.1 hereof registered in such name(s) as the Metromedia Holders shall direct; and

               (b)  an opinion of counsel to Actava in the form of Exhibit 1.3 hereto.


                                  ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 2.1   Actava Representations and Warranties.  Actava
                        -------------------------------------

represents and warrants to Met International and MetProductions that:

               (a)  Organization and Good Standing.  Actava and each of its
                    ------------------------------

material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Actava and each of its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, condition (financial or otherwise) or the results of operations of Actava and its material subsidiaries, taken as a whole.

               (b)  Authorization; Binding Agreement.  Actava has all requisite
                    --------------------------------

corporate power and authority to execute and deliver this Agreement and the

Registration Rights Agreement (as defined below) and to consummate the transactions contemplated hereby and thereby.  This

Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Actava, and this Agreement and the Registration Rights

Agreement constitute the legal, valid and binding agreement of Actava,

enforceable against Actava in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy,

insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

               (c)  Actava is not required to obtain any consent, approval,

waiver, authorization or order of, or filing or registration with, any court or governmental agency or other party for the execution and delivery by Actava of this Agreement or the Registration Rights Agreement and the performance by

Actava of this Agreement or the Registration Rights Agreement and the transactions contemplated hereby or thereby.

               (d)  All shares of Common Stock to be issued hereunder to the

Metromedia Holders shall be duly authorized, validly issued, fully paid and non-

assessable and will not be subject to any preemptive or similar rights.

               (e)  All shares of Common Stock to be issued hereunder shall be authorized for listing upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery or shall be authorized for quotation, prior to such delivery, on the National

Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"),

if the shares of Common Stock are quoted at such time on NASDAQ.

          Section 2.2   Metromedia Holders' Representations and Warranties.  The
                        --------------------------------------------------

Metromedia Holders represent and warrant to Actava that:

               (a)  Each Metromedia Holder has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed by each of the Metromedia Holders and constitutes the legal, valid and binding obligation of each of the Metromedia Holders, enforceable against the

Metromedia Holders in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency,

reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity regarding the availability of remedies.

               (b)  Except for the consents listed on Schedule 2.2, no consent,

approval, waiver, authorization or order of, or filing or registration with, any court or governmental agency or other party is required to be obtained by any of the Metromedia Holders for the execution and delivery by the Metromedia Holders of this Agreement and the performance by the Metromedia Holders of this

Agreement and the transactions contemplated hereby.

                                  ARTICLE III

                                  MISCELLANEOUS
                                  -------------

          Section  3.1  Assignment.  The Metromedia Holders may assign all or
                        ----------

part of their rights hereunder to one or more of their Affiliates (as such term is defined pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as

amended).

          Section  3.2  Amendments.  Subject to applicable law, this Agreement
                        ----------

may be amended, modified or supplemented only by a written instrument among

Actava and each of the Metromedia Holders, at any time prior to the Contribution

Closing with respect to any of the terms contained herein.

          Section  3.3  Counterparts.  This Agreement may be executed in
                        ------------

counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section  3.4  Headings.  The parties to this Agreement agree that the
                        --------

Article and Section headings have been prepared for convenience only and are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement.

          Section  3.5  Notices.  All demands, notices and communications
                        -------

hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid or telecopied or facsimile transmission and confirmed by first-class mail, and addressed in each case as follows:

          (a)  If to Actava:

                    The Actava Group Inc.
                    945 East Paces Ferry Road,
                    Suite 2210
                    Atlanta, GA 30326
                    Attention:  General Counsel
                    Telecopy:  (404) 233-6865

          (b)  If to the Metromedia Holders:

                    c/o Metromedia Company
                    One Metromedia Plaza
                    East Rutherford, New Jersey  07073
                    Attention:  General Counsel
                    Telecopy:  (201) 531-2803

Any of the foregoing persons may change its address or telecopier number for notices hereunder by giving notice of such change to the other persons.  All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address or telecopier number of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

          Section  3.6  Remedies.  Each Metromedia Holder, in addition to being
                        --------

entitled to exercise all rights granted by law, including recovery of damages,

will be entitled to specific performance of its rights under this Agreement.

Actava agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          Section  3.7  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                        -------------

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING

EFFECT TO CHOICE-OF-LAW PRINCIPLES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.


                         MET INTERNATIONAL, INC.


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         METPRODUCTIONS, INC.


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         THE ACTAVA GROUP INC.


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                                                               Schedule 2.2


          Consent of The Actava Group Inc. pursuant to a Credit Agreement,

dated as of October 11, 1995 among Metromedia Company, a Delaware general partnership, and The Actava Group Inc., as amended.

                                                                Exhibit 1.3



                        Opinion of Counsel to Actava



Opinion of Long, Aldridge & Norman, Counsel to Actava, shall cover the following matters, subject to customary exceptions and limitations:

          1.   Each of Actava, OPC Mergerco and MITI Mergerco

(collectively, the "Corporations") is a corporation duly incorporated,

validly existing and in good standing under the laws of the State of

Delaware.

          2.   Each of the Corporations has all necessary corporate power and authority to execute, deliver and perform its obligations under the

Merger Agreement, the Contribution Agreement and the Registration Rights

Agreement (collectively, the "Agreements"), as appropriate, and the execution, delivery and performance (including consummation of each of the

Mergers) of the Agreements by the Corporations have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of the Corporations, as appropriate.  Each of the Agreements has been duly executed and delivered by the Corporations, as appropriate, and constitutes the legal, valid and binding obligation of the Corporations, enforceable against the Corporations in accordance with its terms.

          3.   The execution, delivery and performance by the Corporations of the Agreements do not violate or result in a

breach of or default under (i) any provision of the certificate of incorporation or by-laws of the Corporations, as appropriate, or any law or regulation of the State of Georgia or the United States or any provision of the General Corporation Law of the State of Delaware, (ii) any order, writ,

injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon any of the Corporations or to which any of the Corporations is subject, or

(iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which any of the Corporations is a party or to which any of the Corporations is bound.

          4.   Upon the filing of the Orion Certificate of Merger, the

Sterling Certificate of Merger and the MITI Certificate of Merger with the

Secretary of State of the State of Delaware in accordance with Section 1.2 of the Merger Agreement, each of the Mergers will be effective in accordance with the terms of the Orion Certificate of Merger, the Sterling

Certificate of Merger and the MITI Certificate of Merger, as appropriate.

          5.   The shares of Common Stock when issued by Actava pursuant to the terms of the Merger Agreement and the Contribution Agreement will constitute validly issued, fully paid and non-assessable shares of stock of

Actava.

                                                                Exhibit C-2



==============================================================================







                       REGISTRATION RIGHTS AGREEMENT



                                  Between



                           THE ACTAVA GROUP INC.



                                    and



                    THE METROMEDIA HOLDERS NAMED HEREIN







           _____________________________________________________



                 Common Stock, par value $1.00 per share

           _____________________________________________________



                       Dated as of September 27, 1995





==============================================================================

                             TABLE OF CONTENTS


                                                                       Page
                                                                       ----

1.   Registration Under Securities Act, etc.  . . . . . . . . . . . . . . 1

     1.1  Registration on Request . . . . . . . . . . . . . . . . . . . . 1
     1.2  Registration Procedures . . . . . . . . . . . . . . . . . . . . 3
     1.3  Underwritten Offerings  . . . . . . . . . . . . . . . . . . . . 6
     1.4  Preparation; Reasonable Investigation . . . . . . . . . . . . . 7
     1.5  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 7

2.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

3.   Rule 144 and Rule 144A . . . . . . . . . . . . . . . . . . . . . .  12

4.   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  13

5.   Nominees for Beneficial Owners . . . . . . . . . . . . . . . . . .  13

6.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

8.   Calculation of Percentage Interests in Registrable Securities  . .  14

9.   Investment Only  . . . . . . . . . . . . . . . . . . . . . . . . .  14

10.  No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . .  15

11.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

12.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

13.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  15

14.  Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . .  15

15.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .  15

16.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

          REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of September 27, 1995 among Metromedia Company, a Delaware general partnership ("Metromedia"), Met Telcell, Inc., a Delaware corporation ("Met Telcell"), Met International Inc., a Delaware corporation ("Met International"), John
W. Kluge ("Kluge"), Anita H. Subotnick and Stuart Subotnick, as joint tenants ("Subotnick"), and MetProductions, Inc., a Delaware corporation ("MetProductions" and together with Metromedia, Met Telcell, Met International, Kluge and Subotnick, the "Metromedia Holders") and The Actava Group Inc., a Delaware corporation ("Actava" or the "Company"). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 2 of this Agreement.

          WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 27, 1995, as amended from time to time (the "Merger Agreement"), among the Company, Orion Pictures Corporation, a Delaware corporation ("Orion"), MCEG Sterling Incorporated, a Delaware cor-poration ("Sterling"), Metromedia International Telecommunications, Inc., a Delaware corporation ("MITI"), OPC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("OPC Mergerco"), and MITI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("MITI Mergerco"), Orion and MITI will merge with and into OPC Mergerco and MITI Mergerco, respectively, and Sterling will merge with and into the Company, with the Company being the surviving corporation of such merger (the "Sterling Merger"; and together with the mergers of Orion and MITI with and into OPC Mergerco and MITI Mergerco, respectively, the "Mergers");

          WHEREAS, pursuant to a Contribution Agreement, to be dated as of the Effective Time (as defined in the Merger Agreement) of the Mergers, among the Company and certain of the Metromedia Holders (the "Contribution Agreement"), at the Effective Time of the Mergers, certain of the Metromedia Holders may contribute, assign or convey to the Company certain amounts owed by Orion, MITI and certain of their affiliates to such Metromedia Holders in return for shares of common stock, par value $1.00 per share, of the Company ("Common Stock").

          1.   Registration Under Securities Act, etc.
               ---------------------------------------

               1.1  Registration on Request.
                    -----------------------

                    (1)  Shelf Registration.  Actava shall file as soon as
                         ------------------
reasonably practicable following the date hereof a "shelf" registration statement with respect to the Registrable Securities (as defined below) to be issued to the Metromedia Holders pursuant to the Merger Agreement and the Contribution Agreement, on Form S-3 pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). Actava shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing but in any event on or prior to the Effective Time (as defined in the Merger Agreement) of the Mergers and, shall use its best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until such time as all of the Registrable Securities shall cease to be Registrable Securities.

          Actava shall supplement or amend, if necessary the Shelf Registration, as required by the registration form utilized by Actava or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder or as reasonably required by Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, the holder or holders of (or any under-writer for) a majority of the Registrable Securities (the "Majority Holders"), and Actava shall furnish to the holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. Actava shall pay all Registration Expenses incurred in connec-tion with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration. In no event shall the Shelf Registration include securities other than Registrable Securities, unless Metromedia consents to such inclusion.

                    (2)  Underwriting Procedures.  If Metromedia so elects
                         -----------------------
or, in the event the Metromedia Holders do not hold a majority of the Registrable Securities, the Majority Holders, so elect, the offering of all or a portion of the Registrable Securities pursuant to such Shelf Registration shall be in the form of an underwritten offering. The managing underwriter or managing underwriters of the underwritten offering to which the Shelf Registration relates shall be a firm or firms of nationally recognized standing selected by Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, the Majority Holders, and shall be reasonably acceptable to the Company, it being agreed that Donaldson, Lufkin & Jenrette Securities Corporation or any successor thereto is reasonably acceptable to the Company.

               1.2  Registration Procedures.  In connection with the
                    -----------------------
registration statement filed pursuant to Section 1.1, the Company will, as expeditiously as possible:

                      (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such regis-tration statement or as may be reasonably requested by Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, the Majority Holders, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                      (b) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                      (c) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registra-tion statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                      (d) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable

     Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                      (e) use its best efforts to furnish at the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of (x) an opinion of counsel for the Company, dated the effective date of such registration statement and (y) in connection with an underwritten offering, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the sellers of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

                      (f) promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such regis-tration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not mis-leading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                      (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus; and

                      (h) use its best efforts to list all Registrable Securities covered by such registration statement on the NYSE, the AMEX or such other national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the National Association of Securities Dealers Automated Quotations System, Inc. ("NASDAQ") if the Registrable Securities are quoted on NASDAQ.

The Company may (i) require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and
(ii) require each seller of Registrable Securities to agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

          Notwithstanding the foregoing, if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such holder and the Company, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision
(vi) of this Section 1.2, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 1.2 and, if so directed by the Company, will promptly deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

               1.3  Underwritten Offerings.  If requested by the
                    ----------------------
underwriters for any underwritten offering by holders of Registrable Securities pursuant to the Shelf Registration, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to each such holder, the Company and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in
Section 1.5. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.


               1.4  Preparation; Reasonable Investigation. In connection
                    -------------------------------------
with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company (i) shall give Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, a representative holder designated in writing to the Company by the Majority Holders (the "Representative"), such holders' underwriters, if any, and counsel and accountants designated by Metromedia or the

Representative, as the case may be, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Metromedia or the Representative, as the case may be, and such underwriters or such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act and (iii) shall promptly notify Metromedia or the Representative, as the case may be, and its counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               1.5  Indemnification.
                    ---------------

                    (1)  Indemnification by the Company.  The Company will,
                         ------------------------------
and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, shareholders, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, shareholder, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and the Company will reimburse each such seller or underwriter and each such director, officer, partner, shareholder, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case
            --------
to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary pros-pectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller or any such director, officer, employee, affiliate, partner or controlling person and shall survive the transfer of such securities by such seller.

                    (2)  Indemnification by the Sellers.  As a condition to
                         ------------------------------
including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 1.5) the Company, and each director, officer, employee and shareholder of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this
--------  -------
Section 1.5(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, shareholder or controlling person and shall survive the transfer of such securities by such seller.

                    (3)  Notices of Claims, etc.  Promptly after receipt by
                         -----------------------
an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 1.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the
                                               --------  -------
failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 1.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party
                        --------  -------
reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be avail-able to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                    (4)  Contribution.  If the indemnification provided for
                         ------------
in this Section 1.5 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph
(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of the Company and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such prospective sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                    (5)  Other Indemnification.  Indemnification and
                         ---------------------
contribution similar to that specified in the preceding subdivisions of this Section 1.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                    (6)  Indemnification Payments.  The indemnification and
                         ------------------------
contribution required by this Section 1.5 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.   Definitions.  As used herein, unless the context otherwise
               -----------
requires, the following terms have the following respective meanings:

          "AMEX" means the American Stock Exchange Inc.
           ----

          "Commission" means the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such successor federal statute.

          "Majority Holder" is defined in Section 1.1.
           ---------------

          "NYSE" means the New York Stock Exchange, Inc.
           ----

          "Person" means any individual, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

          "Registrable Securities" means (i) the Shares, (ii) any other
           ----------------------
shares of Common Stock owned by any Metromedia Holder or any affiliate of Metromedia and (iii) any Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel to the holders (or in the opinion of counsel to the Company, which opinion is reasonably satisfactory to the holders), require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.

          "Registration Expenses" means all costs, fees and expenses
           ---------------------
incident to the Company's performance of or compliance with Section 1, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions or transfer taxes with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, one counsel to the Majority Holders.

          "Related Registrable Securities" means any securities of the
           ------------------------------
Company issued or issuable with respect to the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Securities Act" means the Securities Act of 1933, or any
           --------------
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor federal statute.

          "Shares" means the shares of Common Stock to be received by the
           ------
Metromedia Holders pursuant to the Merger Agreement and the Contribution Agreement.

          3.   Rule 144 and Rule 144A.  The Company shall take all actions
               ----------------------
reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange

Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          4.   Amendments and Waivers.  This Agreement may be amended with
               ----------------------
the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Metromedia or, if the Metromedia Holders do not hold at least 50% of the Registrable Securities, the Majority Holders affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

          5.   Nominees for Beneficial Owners.  In the event that any
               ------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satis-factory to it of such owner's beneficial ownership of such Registrable Securities.

          6.   Notices.  All notices, demands and other communications
               -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery to the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to any of the Metromedia Holders,
                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, NJ  07073
                    Attn:  General Counsel
                    Telecopy:  (201) 804-6685

              (b)   if to the Company, to

                    The Actava Group Inc.
                    945 East Paces Ferry Road, Suite 2210
                    Atlanta, GA 30326
                    Attn:  General Counsel
                    Telecopy:  (404) 233-6865

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

          7.   Assignment.  This Agreement shall be binding upon and inure
               ----------
to the benefit of and shall be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Metromedia Holders, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or to take certain actions, contained herein.

          8.   Calculation of Percentage Interests in Registrable
               --------------------------------------------------
Securities.  For purposes of this Agreement, all references to a percentage
----------
of the Registrable Securities shall be calculated based upon the total number of shares of Common Stock included in the definition of the Registrable Securities outstanding at the time such calculation is made.

          9.   Investment Only.  Each Metromedia Holder hereby represents
               ---------------
and warrants to the Company that it, he or she has acquired the Shares for investment only, for its, his or her own account and not for resale or distribution. Each Metromedia Holder further acknowledges that the Shares are being issued pursuant to an exemption from registration under the Securities Act and agrees not to sell or otherwise dispose of the Shares in any transaction which, in the reasonable opinion of Company's counsel, would be in violation of the Securities Act. The Metromedia Holders each acknowledge that a legend appears on the certificates for the Shares reflecting the foregoing restriction and each of the Metromedia Holders hereby consents to the Company's maintaining "stop transfer" instructions with its transfer agent with respect thereto.

          10.  No Inconsistent Agreements.  The Company will not hereafter
               --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

          11.  Remedies.  Each holder of Registrable Securities, in
               --------
addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          12.  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of the Metromedia Holders shall be enforceable to the fullest extent permitted by law.

          13.  Entire Agreement.  This Agreement is intended by the parties
               ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          14.  Descriptive Headings.  The descriptive headings of the
               --------------------
several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          15.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND
               -------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          16.  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
                         METROMEDIA COMPANY


                         By:
                            --------------------------
                            Name:
                            Title:

                         MET TELCELL, INC.


                         By:
                            -------------------------
                            Name:
                            Title:

                         MET INTERNATIONAL, INC.


                         By:
                            -------------------------
                            Name:
                            Title:

                         ____________________________
                         John W. Kluge

                         _____________________________
                         Anita H. Subotnick
                         and Stuart Subotnick,
                         as joint tenants


                         METPRODUCTIONS, INC.


                         By:
                            --------------------------
                            Name:
                            Title:


                         THE ACTAVA GROUP INC.


                         By:
                            --------------------------
                            Name:
                            Title:

                                                                  Exhibit D



                        Opinion of Counsel to Orion



Opinion of Counsel of Paul, Weiss, Rifkind, Wharton & Garrison, Counsel to Orion, shall cover the following matters, subject to customary exceptions and limitations:


          1. Orion is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Orion has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the execution, delivery and performance (including consummation of the Orion Merger) by Orion of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of Orion. The Merger Agreement has been duly executed and delivered by Orion and constitutes the legal, valid and binding obligation of Orion, enforceable against Orion in accordance with its terms.

          3. The execution, delivery and performance by Orion of the Merger Agreement does not violate or result in a breach of or default under
(i) any provision of its certificate of incorporation or by-laws or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware, (ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon Orion or to which Orion is subject, or (iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which Orion is a party or to which Orion is bound.

          4. Upon the filing of the Orion Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 1.2 of the Merger Agreement, the Orion Merger will be effective in accordance with the terms of the Orion Certificate of Merger.

                                                                  Exhibit E



                       Opinion of Counsel to Sterling



Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C., Counsel to Sterling, shall cover the following matters, to be rendered in accordance with the Legal Opinion Accord of the ABA Section of Business Law (1991):


          1. Sterling is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Sterling has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, and the execution, delivery and performance (including consummation of the Sterling Merger) by Sterling of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of Sterling. The Merger Agreement has been duly executed and delivered by Sterling and constitutes the legal, valid and binding obligation of Sterling, enforceable against Sterling in accordance with its terms.

          3. The execution, delivery and performance by Sterling of the Merger Agreement do not violate or result in a breach of or default under
(i) any provision of the certificate of incorporation or by-laws of Sterling, or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware, (ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon Sterling or to which Sterling is subject, or
(iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which Sterling is a party or to which Sterling is bound of which we have Actual Knowledge.

          4. Upon the filing of the Sterling Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 1.2 of the Merger Agreement, the Sterling Merger will be effective in accordance with the terms of the Sterling Certificate of Merger.

                                                                  Exhibit F



                         Opinion of Counsel to MITI



Opinion of Rubin Baum Levin Constant & Friedman, Counsel to MITI, shall cover the following matters, subject to customary exceptions and limitations:


          1. MITI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. MITI has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, and the execution, delivery and performance (including consummation of the MITI Merger) by MITI of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of MITI. The Merger Agreement has been duly executed and delivered by MITI and constitutes the legal, valid and binding obligation of MITI, enforceable against MITI in accordance with its terms.

          3. The execution, delivery and performance by MITI of the Merger Agreement do not violate or result in a breach of or default under
(i) any provision of the certificate of incorporation or by-laws of MITI, or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware,
(ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon MITI or to which MITI is subject, or (iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which MITI is a party or to which MITI is bound.

          4. Upon the filing of the MITI Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 1.2 of the Merger Agreement, the MITI Merger will be effective in accordance with the terms of the MITI Certificate of Merger.

                                                                  Exhibit G



                        Opinion of Counsel to Actava



Opinion of Long, Aldridge & Norman, Counsel to Actava, shall cover the following matters, subject to customary exceptions and limitations:


          1.   Each of Actava, OPC Mergerco and MITI Mergerco
(collectively, the "Corporations") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Each of the Corporations has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the Contribution Agreement and the Registration Rights Agreement (collectively, the "Agreements"), as appropriate, and the execution, delivery and performance (including consummation of each of the Mergers) of the Agreements by the Corporations have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of the Corporations, as appropriate. Each of the Agreements has been duly executed and delivered by the Corporations, as appropriate, and constitutes the legal, valid and binding obligation of the Corporations, enforce-able against the Corporations in accordance with its terms.

          3. The execution, delivery and performance by the Corporations of the Agreements do not violate or result in a breach of or default under
(i) any provision of the certificate of incorporation or by-laws of the Corporations, as appropriate, or any law or regulation of the State of Georgia or the United States or any provision of the General Corporation Law of the State of Delaware, (ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon any of the Corporations or to which any of the Corporations is subject, or (iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which any of the Corporations is a party or to which any of the Corporations is bound.

          4. Upon the filing of the Orion Certificate of Merger, the Sterling Certificate of Merger and the MITI Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 1.2 of the Merger Agreement, each of the Mergers will be effective in accordance with the terms of the Orion Certificate of Merger, the Sterling Certificate of Merger and the MITI Certificate of Merger, as appropriate.

          5. The shares of Common Stock when issued by Actava pursuant to the terms of the Merger Agreement will constitute validly issued, fully paid and non-assessable shares of stock of Actava.

                                                          Schedule 1.5.2(a)





                                 Directors
                                 ---------

                          Orion's Designees to the
                 Surviving Corporation's Board of Directors
                 ------------------------------------------



          John W. Kluge
          Stuart Subotnick
          Silvia Kessel
          Richard J. Sherwin
          Arnold L. Wadler
          Leonard White




                         Actava's Designees to the
                 Surviving Corporation's Board of Directors
                 ------------------------------------------



          John D. Phillips
          Carl E. Sanders
          John P. Imlay
          Clark A. Johnson

                                                          Schedule 1.5.2(b)





                                 Directors
                                 ---------

                          Orion's Designees to the
                 Surviving Corporation's Board of Directors
                 ------------------------------------------



          John W. Kluge
          Stuart Subotnick
          Silvia Kessel
          Richard J. Sherwin
          Arnold L. Wadler
          Leonard White




                         Actava's Designees to the
                 Surviving Corporation's Board of Directors
                 ------------------------------------------



          John D. Phillips
          and one of Carl E. Sanders, John P. Imlay and Clark A. Johnson





                         Triton's Designee to the
                 Surviving Corporation's Board of Directors
                 ------------------------------------------



          Richard Nevins

                                                        Schedule 15.9(viii)





                            Orion Exchange Ratio
                            --------------------


          If the Average Closing Price is less than $10.50, the Orion Exchange Ratio shall be determined by solving for "Y" in the following formula and dividing "Y" by the number of shares of Orion Common Stock outstanding on the business day immediately preceding the Determination
Date:
          120,000,000 = "Y" x Average Closing Price

                                                          Schedule 15.9(ix)




                            MITI Exchange Ratio
                            -------------------


          If the Average Closing Price is less than $10.50, the MITI Exchange Ratio shall be determined by solving for "Y" in the following formula and dividing "Y" by the number of shares of MITI Common Stock outstanding on the business day immediately preceding the Determination
Date:
          100,000,000 = "Y" x Average Closing Price.

                                                        Schedule 15.9(x)(a)

                   Adjustment to Sterling Exchange Ratio
                   -------------------------------------

          If the Average Closing Price is less than $10.50, the Sterling Exchange Ratio shall be determined by solving for "Y" in the following formula and then dividing "Y" by the number of shares of Sterling Common Stock outstanding on the business day immediately preceding the Determination Date:
          6,000,000 = "Y" x Average Closing Price

                                                        Schedule 15.9(x)(b)




                   Adjustment to Sterling Exchange Ratio
                   -------------------------------------


          If the Average Closing Price is greater than $14.875, the

Sterling Exchange Ratio shall be determined by solving for "Y" in the following formula and then dividing "Y" by the number of shares of Sterling

Common Stock outstanding on the business day immediately preceding the

Determination Date:

          8,500,000 = "Y" x Average Closing Price

shares of stock of Actava.